Filed Pursuant to Rule 424(b)2

Registration No. 333-177636

2,222,222 Shares of Common Stock

CUI Global, Inc., a Colorado corporation, is offering 2,222,222 shares of our common stock at a public offering price of $4.50 per share. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CUIG.OB.” On August 17, 2011 we filed an application for listing our common stock on the Nasdaq Capital Market tier of The Nasdaq Stock Market which application has not yet been approved.

The underwriter is offering the shares of our common stock on a “firm commitment basis.” Please see the Underwriting section of the Prospectus, beginning on page 76, for a discussion of the Underwriter Agreement terms and additional compensation information.

We expect to deliver the shares of our common stock to purchasers on or about February 21, 2012.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 17.

	Per Share	Total (1)
Offering price	$4.500	$10,000,000
Underwriting Discount (2)	$0.338	$750,000
Proceeds, before expenses, to CUI Global	$4.162	$9,250,000

(1)	The Company has granted the underwriter a 30 day option to purchase up to 333,333 additional shares of common stock solely to cover over-allotment, if any. If all common shares are purchased, the total offering price, Underwriter Discount and Proceeds, before expenses, to CUI Global, Inc. will be $10,000,000, $750,000 and $9,250,000. See “Underwriting”.
(2)	See “Underwriting” for information regarding underwriter’s compensation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merriman Capital, Inc.

Prospectus dated February 16, 2012

You should rely only on the information contained in this prospectus and in any free writing prospectus. Neither we nor the underwriter has authorized anyone to provide you with information different from that contained in this prospectus. We and the underwriter are offering to sell and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock.

Neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to, the offering of the sales of common stock and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 17 and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” References to “we,” “our,” “us,” the “Company,” or “CUI Global” refer to CUI Global, Inc., a Colorado corporation.

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Company Overview

We are an electronics platform company currently delivering more than 20,000 separate products into the marketplace. We are dedicated to and focused on the acquisition, development and commercialization of new, innovative electronic technologies/products to add to our product portfolio. We seek out market-ready technologies and, using our 20+ years experience in the electronics industry and our diversified platform of distribution, marketing, sales, R&D and engineering support, we bring that technology into the market place, joining our more than 20,000 current stock keeping units (“SKU’s”). Our platform consists of a financial, marketing, sales, engineering and administrative group dedicated to directing and supporting three separate market silos. Those silos include: (1) Power Supply Units (“PSU”), which consists of industrial power supplies (both internal and external), branded under our V-Infinity® product line and our patented, proprietary technologies, Novum® Advanced Power and Solus™ Power Topology. Novum incorporates our digital power modules, providing programmable power chips to leading network and telecommunication companies. Solus enhances that capability by providing a more efficient power supply source, currently in the form of a one quarter brick, but scalable to serve numerous customer needs; (2) Test & Measurement, which is the oldest part of our business and, along with providing probes and other test devices, incorporates our unique Inferential Gas Metering Technology and the GasPT2 device, which we have branded under the name Vergence™ and (3) Electronic Components, which includes our more than 20,000 SKU’s and our proprietary motion control devices. From what we believe to be the world's smallest optical shaft encoder, to our innovative proprietary technology utilized in the AMT® modular encoder, we are positioning ourselves to be a preeminent source for motion control products. We have built and continue to build a diversified portfolio of industry leading technologies that touch many markets. We focus on the original equipment manufacturer (OEM) market and supply higher levels of support, customer service and a constantly expanding product line, in order to further differentiate with our competitors. This product line typically ranges from a $.02 connector to a $700 encoder – all different products for different customers.

We focus our market knowledge, industry network and reputation within the electronics industry into locating, identifying and acquiring market-ready electronic technologies. Once identified, we put considerable effort into our due diligence process. That process is designed to ensure that we acquire market-ready technologies which are synergistic to our diversified electronics portfolio. Once acquired, we assign a team of engineers, market specialists and sales executives to implement our commercialization strategy. That “end-to-end” strategy incorporates everything from branding, to market/product surveys, to identification of appropriate market partners and more.

We are led by a management team and board of directors with substantial experience in publicly traded companies. Our President & CEO, William Clough, a former California litigator and Hastings College of the Law Graduate, has been with the company for more than six years. Mr. Clough has extensive SEC experience and is the inventor/patent holder of one of the company’s early thermal management patents. Along with his other responsibilities, Mr. Clough spearheads our Vergence Natural Gas Metering Division. The company’s COO, Matt McKenzie has an extensive background in the electronics industry and with expertise in distribution, sales and supply chain management. In conjunction with our CTO, Duwang Li, Mr. McKenzie developed one of our most successful and profitable business divisions and brands, V-Infinity product line. Our CTO, Dwang Li, holds a doctoral degree in power electronics from Portland State University for which he made contributions in advanced analysis of power conversion topologies and architectures. In his current role, Dr. Li has been responsible for defining the company’s power technology road map and the establishment of a core IP portfolio in high performance power conversion that we believe will serve as a foundation for future growth.

Our Products and Product Categories

PSU’s

V-Infinity® Power

Our current power line, V-Infinity, consists of external and embedded ac-dc power supplies, dc-dc converters and basic digital point of load modules. This dynamic, broadly applicable product line accounts for a significant portion of our current revenue and recent revenue growth.

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Novum® Advanced Power

We have developed the first fully featured digital point of load dc-dc converter in the power market under our Novum Advanced Power line of products. This product is a next generation product targeted at the intermediate bus power architecture that is prolifically used in the telecom and networking communications market. In September of 2010 we released full production versions of two point of load modules. We were finalists for the prestigious Golden Mousetrap Award and EDN Innovation Award for these parts in 2010. With the shift towards smarter, smaller and more energy efficient power requirements, engineers are seeking innovative solutions that allow them to keep pace with lower core voltages, faster transient response needs and increasing thermal issues that they face in their designs. Our recently introduced Novum NDM2 modules, with a full suite of digital features, specifically address these growing system complexities through intelligent power management. The NDM2 series is the first to be designed by the company as part of the Ericsson cooperation announced in July. The agreement formalizes a plan between the two companies to offer a multi-source digital POL platform based on the Ericsson BMR46X series, with future plans to co-develop modules outside the existing range of 10~50A. We have also developed a middle ground product to ease the customer base into the benefits of digital in power. We developed a “smart module” that allows for the benefits of digital in the design cycle but when installed functions like a highly optimized analog unit.

Solus™ Power Topology

We have a proprietary patented power topology for designing unique power circuits. This topology allows for higher efficiencies, densities, response time and price competitiveness that is otherwise unavailable. Our initial product designed using this topology is in the quarter brick dc-dc converter market. Solus is an entirely new topology, rich in features that accelerate the performance trend trajectories for the big-four power conversion needs in the telecom and server markets: greater efficiency; higher power density; reduced EMI (electro-magnetic interference); and faster transient response four times as fast. We have introduced the NQB2060 Novum one quarter brick bus converter as a prime example of the benchmark 720 watts output power performance using the Solus Topology. Since the Solus Topology maintains it effectiveness independent of the control method used, it can operate with analog voltage mode control, analog current mode control and various digital control profiles. We believe that unique feature opens the door for the company to implement this topology in a wide variety of power supply product platforms. We also believe that this topology will allow for at least a decade of new product designs and introductions.

As large scale networking and telecommunications companies convert to digital power, our early entry into the market, our unique Solus Topology and our relationship with Ericsson should enhance our ability to penetrate this (according to the Darnell Group) multi-billion dollar market.

Test & Measurement

VergenceTM GasPT2

The Vergence natural gas inferential metering device, the GasPT2, is a low cost solution to measuring natural gas quality. It can be connected to a natural gas system to provide a fast, accurate, close to real time measurement of the physical properties, such as thermal conductivity, speed of sound and carbon dioxide content. From these measurements it infers an effective gas mixture comprising four components: methane, propane, nitrogen and measured carbon dioxide and then uses ISO6976 to calculate the gas quality characteristics of calorific value (CV), Wobbe index (WI), relative density (RD) and compression factor (Z)." An ISO, International Organization for Standardization, is a documented agreement containing technical specifications or other precise criteria to be used consistently as rules, guidelines or definitions of characteristics to ensure that materials, products, processes and services are fit for their purpose.

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This technology has been certified for use in fiscal monitoring by Ofgem in the United Kingdom and SNAM RETE in Italy. At present, there is no equivalent product competition in terms of product quality, size, speed of analysis, maintenance and/or price. There are instruments like gas chromatographs (“GC”), but they are slower and more complicated to use and as much as double the price of the GasPT2. Coupled with the patented Vergence V-Probe, the Vergence Technology reduces the natural gas analysis time of current probe/GC monitoring equipment from an industry best of 14 minutes or more to as little as three (3) seconds.

In addition, we have recently signed an exclusive 3-year distribution agreement for the United Kingdom with Orbital, the largest specialty gas engineering company in England. In conjunction with Orbital, we have introduced the combined Vergence GasPT2 unit and Vergence V-Probe to National Grid the largest gas transmission/distribution company in the UK. We plan to replicate this type of agreement with other large, regional gas engineering companies, such as Socrate s.p.a. in Italy and Sensus in North America.

By way of market/revenue size example, in the case of SNAM RETE, the Italian gas transmission company, there are seven (7) primary natural gas injection points for the SNAM RETE system. Those injection points will continue to use GC’s for monitoring. There are approximately 7,500 customer access points in the SNAM system, including city gates, large industrial users, power generation plants and others. All of those 7,500 customer access ports would be applicable for the Vergence Technology. In the case of ENAGAS in Spain that ratio is six injection points to more than 300 access points.

In addition to these numbers, there are currently 8,000 gas turbines in operation worldwide. Each of those turbines are subject to variances in natural gas quality. Depending on the quality of the gas, those very expensive turbines can be tuned to run more efficiently and therefore longer with much cleaner emissions. Currently, because of the delay in information from the GC’s, such tuning cannot be effectively accomplished. Operators attempt to deal with the delay by placing the monitoring station several miles away from the turbine or creating large holding tanks to maintain the gas until an analysis can be completed. The use of the Vergence Technology, will enable those operators to place the Vergence GasPT2 units right next to the turbines and by interfacing them with the machine’s process control software, the tuning can be accomplished on almost a real-time basis; thus, allowing the turbines to run more efficiently, cleaner and potentially years longer.

Components

AMT® Encoder

The company has an exclusive agreement to develop, sell and distribute the AMT encoder worldwide. The AMT series modular encoder is designed with proprietary, capacitive, code-generating technology as opposed to optical or magnetic encoding. This unique device allows breakthroughs in selectable resolution, shaft-adaptation and convenient mounting solutions to bring ease of installation, reduction in SKU’s and economies of scale in purchasing.  The AMT amounts to almost 2000 different encoders in one package. The company is selling and distributing the AMT through various customers. Moreover, the product is being marketed by multiple DC motor manufacturers. The AMT has been awarded several design wins from Motion Control OEM’s producing a wide range of products from cash machines to robotics.

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Our Strategy

Our historic business was a commoditized electromechanical parts distribution business. In recent years, we have focused our business on the acquisition, development and commercialization of new and innovative electronic technologies/products. Product lines incorporated by our Novum™ Advanced Power and its Solus™ Power Topology, along with our Vergence™ GasPT2 device have enabled us to transform ourselves into a technology incubator dedicated to rapidly commercializing market-ready technology.

In that regard, we have implemented a planned strategy to increase our name recognition as a technology company. Our plan includes:

•	Increasing our customer base by redirecting our customers into the right channel (i.e., “small” customer fulfillment through our distribution partner, Digikey, so that we can focus on the larger, Original Equipment Manufacturer (“OEM”) business).
•	Developing a collaborative relationship with our customers.
•	Developing new technologies and expanded manufacturing capabilities as needed.
•	Growing our global sales and distribution.
•	In regard to our Vergence GasPT2 Inferential Natural Gas Monitoring Device, our strategy has been to identify the large gas utility companies who would most likely provide opportunities for batch sales rather than single unit sales.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks that you should be aware of before you decide to buy our common stock. In particular you should consider the following risks which are discussed more fully in “Risk Factor:”

•	There is no assurance that we will meet the minimum requirements to remove the “going concern” limitation from our financial statements.
•	There is no assurance we will achieve profitability.
•	We have expanded our business activities and these activities may not be successful and may divert our resources from our existing business activities.
•	We are a relatively small specialty component and solutions business and face formidable competition
•	Our revenues depend on a few major customers
•	Acquisitions could result in operating difficulties, dilution and other harmful consequences.
•	We will need to grow our organization and we may encounter difficulties in managing this growth, which could disrupt our operations.
•	Our operating results will vary over time and such fluctuations could cause the market price of our common stock to decline.

Corporate Information

CUI Global, Inc., formerly known as Waytronx, Inc., is a Colorado corporation organized on April 21, 1998. The Company’s principal place of business is located at 20050 SW 112 Avenue, Tualatin, Oregon 97062, phone (503) 612-2300.

Effective May 16, 2008, CUI Global, Inc. acquired the assets and liabilities of CUI, Inc., a Tualatin, Oregon based provider of electronic components. Through this acquisition the Company obtained a less than 10% ownership interest in Test Products International, Inc., a provider of handheld test and measurement equipment.

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Effective July 1, 2009, CUI Global acquired all of Comex Instruments, Ltd., which we subsequently rebranded CUI Japan and 49% of Comex Electronics, Ltd. Both companies are Japanese based DSP providers of digital to analog and analog to digital test and measurement systems and electronic components for original equipment manufacturer research and development. Effective July 1, 2011, CUI Global entered into an agreement to convey its 49% ownership interest in Comex Electronics to the owners of the remaining 51% who are the original founders and were the original owners of Comex Instruments, for $617,975 in the form of a five year note receivable bearing interest at 4% per annum, payable monthly beginning January 2012.

As of September 30, 2011, the Company, together with its consolidating subsidiaries, had fifty-eight full-time and eight part-time employees.

The Company relies on various intellectual property laws and contractual restrictions to protect its proprietary rights in products, services and trademarks. These include national and international patent and trademark registrations, confidentiality, invention assignment and nondisclosure agreements with its employees, contractors, suppliers and strategic partners.

Common Stock Reverse Split

On August 23, 2011 the Stockholders approved a proposal to effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to June 30, 2012 at a ratio of up to one for fifty (1 for 50), as determined by the board of directors in its sole discretion. The number of authorized common stock will remain unaffected and the par value will remain at $0.001 per share.

At a Board of Directors meeting held October 13, 2011, the directors authorized the President and CEO, William J. Clough, and the CFO, Daniel N. Ford, to set the common stock reverse split ratio which they set at one share for thirty shares (1:30) which became effective on February 17, 2012.

Note: Unless noted otherwise herein, all reference to historical share numbers and values pertaining thereto PRIOR to the effective date of the one for thirty (1:30) issued and outstanding common stock reverse split are NOT converted to reflect the reverse split. References contained herein SUBSEQUENT to the effective date of the reverse split ARE SHOWN IN POST REVERSE SPLIT numbers, stock values and exercise prices.

Shares

As of December 31, 2011, the Company’s outstanding shares consisted of 219,432,472 shares of common stock, 50,543 shares of Series A Convertible Preferred Stock and no shares of Series B and Series C Convertible Preferred Stock. A description of our common stock is set forth on page 69 of this prospectus.

Nasdaq Capital Market Listing

On August 17, 2011 the Company filed an application for listing our common stock on the Nasdaq Capital Market tier of The Nasdaq Stock Market (hereafter referred to as the "Nasdaq Capital Market") under the trading symbol "CUI". The process of “up-listing” its shares to the Nasdaq Capital Market is expected to provide the Company and its shareholders with, among other things:

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•	Immediate access to a much larger national financial market;
•	Immediate access to institutional and other large scale investors;
•	The ability to market and publicize performance, design wins and other relevant information to a larger audience; and,
•	The ability to provide our shareholders with access to a national stock exchange wherein their shares will be available to a much broader market.

Manner of Sale

The shares of our common stock may be sold from time to time in open market or negotiated transactions at prices determined from time to time by our underwriter. A description of the manner in which sales may be made is set forth in this prospectus under “” beginning on page 78 of this prospectus.

Use of Net Proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes. For additional information, please see the section of the prospectus entitled “Use of Proceeds”.

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The Offering

(All values are post 1:30 reverse split)

Securities being offered by CUI Global, Inc.	2,222,222 shares of common stock, $0.001 par value
Offering price:	$4.50 per share
Company capitalization

Common Stock:

325,000,000 shares authorized.

Preferred Stock:

Series A: 5,000,000 shares authorized; 50,543 issued and outstanding as of the date of this prospectus.

Series B: 30,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Series C: 10,000 shares authorized; no shares issued and outstanding as of the date of this prospectus.

Number of shares outstanding subsequent to the 1:30 reverse split and before the offering (1)	7,314,416 shares of common stock, $0.001 par value.
Number of shares outstanding after the offering, assuming all of the shares are sold (2)	9,536,638 shares of common stock, $0.001 par value.
Use of proceeds

We estimate that the proceeds to us from this offering will be $8,850,000 after payment of underwriter commissions, estimated expenses and costs, based on an assumed offering price of up to $4.50 per share and based upon the sale of a sufficient number of shares to attain $10,000,000.

See “Use of Proceeds” and the other information in this prospectus for a more complete discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

Risk factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1)	Based on the number of shares outstanding as of December 31, 2011 subsequent to a reverse stock split that became effective February 17, 2012.
(2)	The increase in the number of shares outstanding after the offering represents 2,222,222 shares of common stock sold under cover of this prospectus through our offering, but assumes no exercise of the underwriters’ option to purchase up to an additional 333,333 shares from us.

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Summary of Financial Information

The following tables set forth our summary financial data. The summary financial data for the years ended December 31, 2010, 2009 and 2008 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The financial statement data for the quarter ended September 30, 2011 has been derived from our financial statements prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information which includes condensed financial statements. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

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Consolidated Statement of Operations and Comprehensive Loss

	For the nine months ended September 30,		For the year ended December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Revenues:
Product sales	$30,097,874	$26,224,860	$37,502,779	$26,260,899
Revenue from freight	49,754	57,948	72,378	103,733
Total revenue	30,147,628	26,282,808	37,575,157	26,364,632
Cost of revenues	18,565,279	15,850,046	22,727,210	16,153,061
Gross profit (loss)	11,582,349	10,432,762	14,847,947	10,211,571
Operating expenses:
Selling, general and administrative	10,224,273	8,565,375	11,991,976	10,431,636
Research and development	529,863	563,196	740,396	56,042
Bad debt	77,449	27,954	64,684	114,197
Impairment of intangible, patent pending technology	-	-	-	210,403
Impairment of intangible, customer list	-	-	-	246,237
Impairment of goodwill	-	-	-	10,241,529
Impairment of technology rights	-	-	3,105,956	-
Impairment of patents	-	-	418,185	136,811
Total operating expenses	10,831,585	9,156,525	16,321,197	21,436,855
Profit (loss) from operations	750,764	1,276,237	(1,473,250)	(11,225,284)
Other income (expense)
Other income	36,153	85,039	87,178	193,165
Other expense	(48,294)	(130,492)	(158,618)	(331,757)
Investment income (loss)	21,457	50,796	78,074	(41,424)
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount	(316,414)	(3,668,122)	(3,859,342)	(3,096,641)
Interest expense	(686,913)	(914,688)	(1,151,617)	(1,520,447)
Total other income (expense), net	(994,011)	(4,577,467)	(5,004,325)	(4,797,104)
Profit (loss) before taxes	(243,247)	(3,301,230)	(6,477,575)	(16,022,388)
Provision for taxes	21,673	35,092	111,138	-
Consolidated profit (loss) from continuing operations	(264,920)	(3,336,322)	(6,588,713)	(16,022,388)
Profit (loss) from discontinued operations
Profit (loss) from discontinued operations	(160,153)	(74,659)	(871,803)	(21,159)
Gain on divestment of Comex Electronics	603,034	-	-	-
Net profit (loss) from discontinued operations	442,881	(74,659)	(871,803)	(21,159)
Consolidated Net (loss)	177,961	(3,410,981)	(7,460,516)	(16,043,547)
Less: Net profit (loss) from discontinued operations - noncontrolling interest	67,872	(38,686)	(444,620)	(10,791)
Net (loss) allocable to common stockholders	$110,089	$(3,372,295)	$(7,015,896)	$(16,032,756)
Other comprehensive profit (loss)
Foreign currency translation adjustment	63,005	(23,849)	(22,617)	(28,193)
Comprehensive (loss)	$173,094	$(3,396,144)	$(7,038,513)	$(16,060,949)
Basic profit (loss) per common share from continuing operations	$(0.00)	$(0.02)	$(0.03)	$(0.10)
Basic profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$(0.00)	$(0.00)	$(0.00)
Basic profit (loss) per common share	$0.00	$(0.02)	$(0.04)	$(0.10)
Diluted profit (loss) per common share from continuing operations	$(0.00)	$(0.02)	$(0.03)	$(0.10)
Diluted profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$(0.00)	$(0.00)	$(0.00)
Diluted profit (loss) per common share	$0.00	$(0.02)	$(0.04)	$(0.10)
Basic weighted average common and common equivalents shares outstanding	216,859,788	183,860,295	188,567,994	168,531,862
Fully diluted weighted average common and common equivalents shares outstanding	217,590,284	183,860,295	188,567,994	168,531,862

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Condensed Consolidated Balance Sheet

As of September 30, 2011
	Actual (Unaudited)	Pro Forma (Unaudited) (2)	Pro Forma as Adjusted (Unaudited) (1) (2)
Cash	$143,750	4,993,750	7,004,861
Total current assets	$8,634,554	13,484,554	15,495,665
Total assets	$32,783,612	37,633,612	39,644,723
Total current liabilities	$9,774,182	5,774,182	5,774,182
Total liabilities	$20,077,865	16,077,865	16,077,865
Total stockholders' equity	$12,705,747	21,555,747	23,566,858

(1)	A $1.00 increase (decrease) in the assumed public offering price of $4.50 per share, the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) each of cash and cash equivalents, total current assets, total assets and total stockholders’ equity by approximately $2,011,111, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
(2)	Net of costs and expenses, assuming all $10,000,000 is raised.

The pro forma balance sheet data as of September 30, 2011 above gives effect to our receipt of the estimated net proceeds from the sale of shares of common stock by us in this offering at an assumed public offering price of $4.50 per share, the mid-point of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should carefully consider the following risk factors and all other information contained in or incorporated by reference into this prospectus before purchasing our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment The risk factors described below are not the only ones that may affect us. This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and are made pursuant to the safe harbors of the PSLRA. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these identifying words.

Risks Related to Our Business

Losses from Operations; Accumulated Deficit; Negative Net worth and Going Concern.

Historically, the Company has not generated sufficient revenues from operations to self-fund its capital and operating requirements. These factors raise substantial doubt concerning its ability to continue as a going concern. However, subsequent to the closing of this offering, the Company expects that it will have the ability to self-fund its capital and operating requirements through on-going operating activities. If that is not possible, the Company will seek additional working capital from funding that will primarily include equity and debt placements.

Our independent auditors issued a qualified opinion in connection with our audit for the year ended December 31, 2010. As reflected in our financial statements, we had a net loss from continuing operations of $264,920 and a net profit allocable to common stockholders of $110,089 for the nine months ended September 30, 2011, an accumulated deficit of $73,486,649 and a working capital deficit of $1,139,628 as of September 30, 2011. These factors raise substantial doubt about our ability to continue as a going concern which is dependent upon our ability to: bring additional technologies and products to market, generate increased sales, obtain positive cash flow from operations and raise additional capital; all at levels sufficient to satisfy the Company’s current financial obligations. As we continue to operate, additional funding may be required. There have been negative cash flows from operations and incurred net losses in the past and there can be no assurance as to the availability or terms upon which additional financing and capital might be available if needed.

One of the conditions for our listing on the Nasdaq Capital Market is our receipt of a comfort letter from our independent auditors allowing us to remove the "going concern" language from our financial documentation. We are not certain that we will be successful in selling sufficient shares of common stock, increasing existing sales, or expanding our product line successfully in order to raise additional capital and satisfy this requirement.

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There is no assurance we will achieve profitability.

For the year ended 2010 we had a net loss of $7,015,896. We will need to generate significant revenues to offset current operational and development losses if we are to cover our current overhead expenses, including further development costs and marketing expenses. There is no assurance that the Company will achieve profitability.

During 2010 and 2009, CUI Global had net cash used in continuing financing activities of $622,716 and $197,300, respectively. For the nine months ended September 30, 2011 and 2010, CUI Global had net cash provided by continuing financing activities of $212,913 and net cash used in continuing financing activities of $477,030, respectively. The Company believes that additional equity financing or debt may be necessary to fund its operations until revenue streams are sufficient to fund operations; however, the terms and timing of such additional equity or debt cannot be predicted. The Company cannot assure that its revenues will be sufficient to cover all operating and other expenses of the Company. If revenues are not sufficient to cover all operating and other expenses, the Company will require additional funding, or may have to scale back operations, reduce spending, etc.

We have expanded our business activities and these activities may not be successful and may divert our resources from our existing business activities.

Our historic business was a commoditized electromechanical parts distribution business. In recent years, we have focused our business on the acquisition, development and commercialization of new and innovative electronic technologies/products. We may not be successful in acquiring technologies that are commercially viable. We may fail to successfully develop or commercialize technologies that we acquire. Research, development and commercialization of such acquired technologies may disproportionately divert our resources from our other business activities.

Our international operations are subject to increased risks which could harm our business, operating results and financial condition.

Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to a number of risks, including the following:

•	challenges caused by distance, language and cultural differences and by doing business with foreign agencies and governments;
•	longer payment cycles in some countries;
•	uncertainty regarding liability for services and content;
•	credit risk and higher levels of payment fraud;
•	currency exchange rate fluctuations and our ability to manage these fluctuations;
•	foreign exchange controls that might prevent us from repatriating cash earned in countries outside the U.S.;
•	import and export requirements that may prevent us from shipping products or providing services to a particular market and may increase our operating costs;
•	potentially adverse tax consequences;
•	higher costs associated with doing business internationally; and
•	different employee/employer relationships and the existence of workers’ councils and labor unions.

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In addition, compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business in international venues and could expose us or our employees to fines and penalties. These numerous and sometimes conflicting laws and regulations include import and export requirements, content requirements, trade restrictions, tax laws, sanctions, internal and disclosure control rules, data privacy requirements, labor relations laws, U.S. laws such as the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to governmental officials. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, prohibitions on the conduct of our business and damage to our reputation. Although we have policies and procedures designed to ensure compliance with these laws, there can be no assurance that our employees, contractors or agents will not violate our policies. Any such violations could include prohibitions on our ability to offer our products and services to one or more countries and could also materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results.

Our revenues depend on a few major customers

The Company’s major product lines in 2010 and 2009 were external power, internal power, electro-mechanical and DSP based digital to analog and analog to digital test and measurement systems.

During 2010, 53% of revenues were derived from five customers. The five customers comprise of 43%, 3%, 3%, 2% and 2% of sales, respectively. During 2009, 48% of revenues were derived from six customers. The six customers comprise of 34%, 4%, 3%, 3%, 2% and 2% of sales respectively. At December 31, 2010, of the gross trade accounts receivable from continuing operations totaling $3,947,735, 47% was due from seven customers. The seven customers comprise of 28%, 4%, 4%, 3%, 3%, 3% and 2% of sales, respectively. At December 31, 2009, of the gross trade accounts receivable from continuing operations totaling $3,316,863, 40% was due from four customers. The four customers comprise of 21%, 8%, 8% and 3% of sales, respectively.

There is no assurance that we will continue to trade with all of our existing customers in the future. Should we, for any reason, discontinue our business relationship with any one of these customers, the impact to our revenue stream would be substantial.

We rely on third party distributors to generate a substantial part of our revenue and, if we fail to expand and manage our distribution channels, our revenues could decline and our growth prospects could suffer.

We derive a substantial portion of our revenues from sales of our electronic component products through distributors and we expect that sales through these distributors will represent a substantial portion of our revenues for the foreseeable future. Our ability to expand our distribution channels depends in part on our ability to educate our distributors about our products, which are complex. Our agreements with our distributors are generally non-exclusive and many of our distributors have established relationships with our competitors. If our distributors choose to place greater emphasis on products and services of their own or those offered by our competitors, our ability to grow our business and sell our products may be adversely affected. If our distributors do not effectively market and sell our products, or if they fail to meet the needs of our customers, then our ability to grow our business and sell our products may be adversely affected. The loss of one or more of our larger distributors, who may cease marketing our products with limited, or no notice and our possible inability to replace them could adversely affect our sales. Our failure to recruit additional distributors or any reduction or delay in their sales of our products or conflicts between distributor sales and our direct sales and marketing activities could materially and adversely affect our results of operations.

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We are a relatively small specialty component and solutions business and face formidable competition

CUI defines its specialty solutions business into three categories: PSU (power supply units) that include our V-Infinity Power, Novum digital power and Solus advanced power; test and measurement equipment that includes our Vergence GasPT2; and components including our AMT modular encoder. We are a relatively small company with limited capitalization in comparison to many of our international competitors. Because of our size and capitalization, we believe that we have not yet established sufficient market awareness in the specialty electronic component and solutions business that is essential to our continued growth and success in all of our markets. We face formidable competition in every aspect of our specialty component and solutions business from other companies and we expect competition to intensify in the future. The market for our specialty component and solutions business is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and shortening product life cycles. Our future success in keeping pace with technological developments and achieving product acceptance depends upon our ability to enhance our current products and to continue to develop and introduce new product offerings and enhanced performance features and functionality on a timely basis at competitive prices. We must respond quickly and effectively to new technological developments and the failure to do so could have a material and adverse effect on our results of operations. There is no assurance we will be able to maintain the fast competitive pace that is necessary for our success.

Acquisitions could result in operating difficulties, dilution and other harmful consequences.

We continue our process of integrating recent acquisitions into our own business model and we expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. These transactions could be material to our financial condition and results of operations. The process of integrating an acquired company, business or technologies may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	implementation or remediation of controls, procedures and policies of the acquired company;
•	diversion of management time and focus from operating our business to acquisition integration challenges;
•	coordination of product, engineering and sales and marketing functions;
•	transition of operations, users and customers into our existing customs;
•	cultural challenges associated with integrating employees from the acquired company into our organization;
•	retention of employees from the businesses we acquire;
•	integration of the acquired company’s accounting, management information, human resource and other administrative systems;
•	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;
•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
•	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries; and
•	failure to successfully further develop the acquired technologies

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•	Other as yet unknown risks that may impact our business.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions incur unanticipated liabilities and harm our business generally.

Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

We will need to grow our organization and we may encounter difficulties in managing this growth.

As of September 30, 2011, the Company, together with its consolidated subsidiaries, had fifty-eight full-time and eight part-time employees. We expect to experience significant growth in the number of our employees and the scope of our operations. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects, such as the development of new products. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize new products including the Vergence GasPT2, Novum digital power and Solus advanced power and compete effectively will depend, in part, on our ability to effectively manage any future growth.

Our operating results will vary over time and such fluctuations could cause the market price of our common stock to decline.

Until recent quarters, our operating results fluctuated significantly due to a variety of factors, many of which are outside of our control. Because revenues for any future period are not predictable with any significant degree of certainty, you should not rely on our past results as an indication of our future performance. If our revenues or operating results fall below the expectations of investors or securities analysts or below any estimates we may provide to the market, the price of our common shares would likely decline substantially. Factors that could cause our operating results and stock price to fluctuate include:

•	varying demand for our products due to the financial and operating condition of our distributors and their customers, distributor inventory management practices and general economic conditions;
•	inability of our contract manufacturers and suppliers to meet our demand;
•	success and timing of new product introductions by us and the performance of our products generally;
•	announcements by us or our competitors regarding products, promotions or other transactions;

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•	costs related to responding to government inquiries related to regulatory compliance;
•	our ability to control and reduce product costs;
•	changes in the manner in which we sell products;
•	volatility in foreign exchange rates, changes in interest rates and/or the availability and cost of financing or other working capital to our distributors and their customers; and
•	The impact of write downs of excess and obsolete inventory.

Our operating expenses will increase as we make further expenditures to enhance and expand our operations in order to support additional growth in our business and national stock market reporting and compliance obligations.

Historically, we limited our investment in operations, but in the future, we expect our operations and marketing investments to increase substantially to support our anticipated growth and as a result of our anticipated listing on the Nasdaq Capital Market. We are making significant investments in using more professional services and expanding our operations outside the United States. We intend to make additional investments in personnel and continue to expand our operations to support anticipated growth in our business. In addition, we may determine the need in the future to build a direct sales force to market and sell our products or provide additional resources or cooperative funds to our distributors. Such changes to our existing sales model would likely result in higher selling, general and administrative expenses as a percentage of our revenues. We expect our increased investments to adversely affect operating income in the short term while providing long term benefit.

Our business depends on a strong brand and failing to maintain and enhance our brand would hurt our ability to expand our base of distributors, customers and end-users.

We believe that we have not yet established sufficient market awareness in the electronic component market. Market awareness of our capabilities and products is essential to our continued growth and our success in all of our markets. We expect the brand identity that we have developed through CUI, Vergence, Novum, AMT, Solus, V-Infinity and CUI Japan to significantly contribute to the success of our business. Maintaining and enhancing these brands is critical to expanding our base of distributors, customers and end-users. If we fail to maintain and enhance our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and continue to provide high-quality products, which we may not do successfully.

New entrants and the introduction of other distribution models in our markets may harm our competitive position.

The markets for development, distribution and sale of our products are rapidly evolving. New entrants seeking to gain market share by introducing new technology and new products may make it more difficult for us to sell our products and could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

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Adverse conditions in the global economy and disruption of financial markets may significantly restrict our ability to generate revenues or obtain debt or equity financing.

The global economy continues to experience volatility and uncertainty. Such conditions could reduce demand for our products and services which would significantly jeopardize our ability to achieve our sales targets. These conditions could also affect our potential strategic partners, which, in turn, could make it more difficult to execute a strategic collaboration. Moreover, volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products and services in a timely manner, or to maintain operations and result in a decrease in sales volume. General concerns about the fundamental soundness of domestic and international economies may also cause customers to reduce purchases. Changes in governmental banking, monetary and fiscal policies to restore liquidity and increase credit availability may not be effective. Economic conditions and market turbulence may also impact our suppliers’ ability to supply sufficient quantities of product components in a timely manner, which could impair our ability to fulfill sales orders. It is difficult to determine the extent of the economic and financial market problems and the many ways in which they may affect our suppliers, customers, investors and business in general. Continuation or further deterioration of these financial and macroeconomic conditions could significantly harm sales, profitability and results of operations.

Our subsidiary and certain suppliers are in Japan and located in areas subject to natural disasters or other events that could stop us from having our products made or shipped or could result in a substantial delay in our production or development activities.

We have research, development and manufacturing resources in Japan. The risk of earthquakes, typhoons and other natural disasters in this geographic area is significant due to the proximity of major earthquake fault lines. Despite precautions taken by us and our third-party providers, over which we have no control, a natural disaster or other unanticipated problems at our location in Japan or a third-party provider could cause interruptions in the products that we provide. Earthquakes, fire, flooding or other natural disasters could result in the disruption of our development, manufacturing, assembly, testing or shipping capacity. Any disruption resulting from these events could cause significant delays in product development or shipments of our products until we are able to shift our development, manufacturing, assembly or testing from the affected contractor to another third party vendor or our research and development activities to another location. We cannot assure you that alternative capacity could be obtained on favorable terms, if at all.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently plan to use the net proceeds of this offering to fund working capital, capital expenditures and other general corporate purposes, including the repayment of the principal loan balance as it comes due under the $4.0 million term note with the Business Credit division of Wells Fargo Capital Finance, Wells Fargo Bank, N.A. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As such, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. For a further description of our intended use of the proceeds of the offering, see “Use of Proceeds.”

Risks Related to our Products

We face intense competition, especially from larger, better-known companies and we may lack sufficient financial or other resources to maintain or improve our competitive position.

We face formidable competition in every aspect of our electromechanical component business from other companies and we expect competition to intensify in the future. Many of our existing and potential competitors may have substantial competitive advantages such as:

•	greater name recognition and longer operating histories;
•	larger sales and marketing budgets and resources;

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•	broader distribution networks and more established relationships with distributors and customers;
•	access to larger customer bases;
•	greater customer support resources;
•	greater resources to make acquisitions;
•	greater resources to develop and introduce products that compete with our products;
•	lower labor and development costs; and
•	substantially greater financial, technical and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products in a manner that discourages customers from purchasing our products. Customers may elect to accept a bundled product offering from our competitors, even if it has more limited functionality than our product offering, instead of adding the additional appliances required to implement our offering. These larger competitors often are also in a better position to withstand any significant reduction in capital spending; therefore, will not be as susceptible to economic downturns. Conditions in our markets could change rapidly and significantly as a result of technological advancements or continuing market consolidation.

Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Current or potential competitors may be acquired by third parties with greater available resources.

We may not be able to enhance our products to keep pace with technological and market developments, or develop new products in a timely manner or at competitive prices.

The market for our electronic components is emerging and is characterized by rapid technological change, evolving industry standards, frequent new product introductions and shortening product life cycles. Our future success in keeping pace with technological developments and achieving product acceptance depends upon our ability to enhance our current products and to continue to develop and introduce new product offerings and enhanced performance features and functionality on a timely basis at competitive prices. Our inability, for technological or other reasons, to enhance, develop, introduce or deliver compelling products in a timely manner, or at all, in response to changing market conditions, technologies or customer expectations could have a material adverse effect on our operating results. Our ability to compete successfully will depend in large measure on our ability to maintain a technically skilled development and engineering staff and to adapt to technological changes and advances in the industry, including providing for the continued compatibility of our products with evolving industry standards and protocols and competitive environments.

Development and delivery schedules for our electronic component products are difficult to predict. We may fail to introduce new versions of our products in a timely fashion. If new releases of our products are delayed, our distributors may curtail their efforts to market and promote our products and customers may switch to competing products, any of which would result in a delay or loss of revenues and could harm our business. In addition, we cannot assure you that the technologies and related products that we develop will be brought to market by us as quickly as anticipated or that they will achieve broad acceptance among end users.

Defects in our products could harm our reputation and business.

Our electronic component products are complex and have contained and may contain undetected defects or errors, especially when first introduced or when new versions are released. Defects in our products may lead to product returns and require us to implement design changes or updates.

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Any defects or errors in our electronic component products, or the perception of such defects or errors, could result in:

•	expenditure of significant financial and product development resources in efforts to analyze, correct, eliminate or work around errors or defects;
•	loss of existing or potential customers or distributors;
•	delayed or lost revenue;
•	delay or failure to attain market acceptance;
•	delay in the development or release of new products or services;
•	negative publicity, which will harm our reputation;
•	warranty claims against us, which could result in an increase in our provision for doubtful accounts;
•	an increase in collection cycles for accounts receivable or the expense and risk of litigation; and
•	harm to our results of operations.

We and our contract manufacturers purchase some components, subassemblies and products from a limited number of suppliers. The loss of any of these suppliers may substantially disrupt our ability to obtain orders and fulfill sales as we design and qualify new components.

We rely on third party components and technology to build and operate our products and we rely on our contract manufacturers to obtain the components, subassemblies and products necessary for the manufacture of our products. Shortages in components that we use in our products are possible and our ability to predict the availability of such components is limited. If shortages occur in the future, as they have in the past, our business, operating results and financial condition would be materially adversely affected. Unpredictable price increases of such components due to market demand may occur. While components and supplies are generally available from a variety of sources, we and our contract manufacturers currently depend on a single or limited number of suppliers for several components for our products. If our suppliers of these components or technology were to enter into exclusive relationships with other providers of electronic components or were to discontinue providing such components and technology to us and we were unable to replace them cost effectively, or at all, our ability to provide our products would be impaired. Therefore, we may be unable to meet customer demand for our products, which would have a material adverse effect on our business, operating results and financial condition.

Risks Related to our Personnel

We depend on key personnel and will need to recruit new personnel as our business grows.

As a small company, our future success depends in a large part upon the continued service of key members of our senior management team who are critical to the overall management of CUI Global and our subsidiary companies, CUI Inc. and CUI Japan (formerly Comex Instruments, Ltd.), as well as the development of our technologies, our business culture and our strategic direction. The loss of any of our management or key personnel could seriously harm our business and we do not maintain any key-person life insurance policies on the lives of these critical individuals.

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If we are successful in expanding our product and customer base, we will need to add additional key personnel as our business continues to grow. If we cannot attract and retain enough qualified and skilled staff, the growth of the business may be limited. Our ability to provide services to customers and expand our business depends, in part, on our ability to attract and retain staff with professional experiences that are relevant to technology development and other functions the Company performs. Competition for personnel with these skills is intense. We may not be able to recruit or retain the caliber of staff required to carry out essential functions at the pace necessary to sustain or expand our business.

We believe our future success will depend in part on the following:

•	the continued employment and performance of our senior management;
•	our ability to retain and motivate our officers and key employees; and
•	our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, sales and customer service personnel.

We rely on skilled personnel.

Our performance largely depends on the talents and efforts of skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

In addition, we believe that our corporate culture fosters innovation, creativity and teamwork. As our organization grows and we are required to implement more complex organizational management structures, we may find it increasingly difficult to maintain the beneficial aspects of our corporate culture. This could negatively impact our future success.

Risks Related to Our Intellectual Property and Technology

If we fail to protect our intellectual property rights adequately, our ability to compete effectively or to defend ourselves from litigation could be impaired.

We rely primarily on patent, copyright, trademark and trade secret laws, as well as confidentiality and non-disclosure agreements and other methods, to protect our proprietary technologies and know-how. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable. We own or have licensing rights to several patents and trademarks and we have several patent applications pending. The prospective rights sought in our pending patent applications may not be meaningful or provide us with any commercial advantage and they could be opposed, contested, circumvented or designed around by our competitors or be declared invalid or unenforceable in judicial or administrative proceedings. Any failure of our patents to adequately protect our technology might make it easier for our competitors to offer similar products or technologies. In addition, patents may not issue from any of our current or future applications. Patent protection outside the United States is generally not as comprehensive as in the United States and may not protect our intellectual property in some countries where our products are sold or may be sold in the future. Even if patents are granted outside the United States, effective enforcement in those countries may not be available.

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Monitoring unauthorized use of our intellectual property is difficult and costly. Unauthorized use of our intellectual property may occur in the future without our knowledge. The steps we have taken may not prevent unauthorized use of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce our intellectual property rights. Our competitors may also independently develop similar technology. Our failure to effectively protect our intellectual property could reduce the value of our technology in licensing arrangements or in cross-licensing negotiations and could impair our ability to compete. Any failure by us to meaningfully protect our intellectual property could result in competitors offering products that incorporate our most technologically advanced features, which could seriously reduce demand for our products. We may in the future need to initiate infringement claims or litigation.

Litigation, whether we are a plaintiff or a defendant, can be expensive and time-consuming and may divert the efforts of our technical staff and managerial personnel, which could result in lower revenues and higher expenses, whether or not such litigation results in a determination favorable to us.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

We have devoted substantial resources to the development of our proprietary technology and trade secrets. In order to protect our proprietary technology and trade secrets, we rely in part on confidentiality agreements with our employees, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of our trade secrets and may not provide an adequate remedy in the event of unauthorized disclosure of our trade secrets. Our employment policies require former employees to continue to protect our trade secrets and to assign to us any intellectual property related to their activities on our behalf. However, we may have difficulty enforcing these rights, which could have a material adverse effect on our business, operating results and financial condition. In addition, others may independently discover trade secrets and proprietary information and in such cases we could not assert any trade secret rights against such parties. Costly and time consuming litigation could be necessary to determine and enforce the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Third parties may infringe on our intellectual property rights.

There can be no assurance that other parties will not infringe on our intellectual property rights with respect to current or future technologies. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, with or without merit, could be time-consuming, result in costly litigation, create service upgrade delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company, or at all. As a result, any such claim of infringement by the Company could have a material adverse effect upon its business, results of operations and financial condition.

If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation and our business may be adversely affected.

The technology industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

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•	divert management’s attention;
•	result in costly and time-consuming litigation;
•	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all; and
•	require us to redesign our products to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

If our contract manufacturers do not respect our intellectual property and trade secrets, our business, operating results and financial condition could be materially adversely affected.

Because most of our contract manufacturers operate outside the United States, where prosecution of intellectual property infringement and trade secret theft is more difficult than in the United States, certain of our contract manufacturers, their affiliates, their other customers or their suppliers may attempt to use our intellectual property and trade secrets to manufacture our products for themselves or others without our knowledge. Although we attempt to enter into agreements with our manufacturers to preclude them from using our intellectual property and trade secrets, we may be unsuccessful in monitoring and enforcing our intellectual property rights. Although we take steps to stop counterfeits, we may not be successful and customers who purchase these counterfeit goods may have a bad experience and our brand may be harmed. If such an impermissible use of our intellectual property or trade secrets were to occur, our ability to sell our products at competitive prices and to be the sole provider of our products may be adversely affected and our business, operating results and financial condition could be materially and adversely affected.

Risks Related to Our Common Stock

Our common stock price may be volatile, which could result in substantial losses for individual stockholders.

The market price for the Company’s common stock is volatile and subject to wide fluctuations in response to factors, including the following, some of which are beyond our control, which means our market price could be depressed and could impair our ability to raise capital:

•	actual or anticipated variations in our quarterly operating results;
•	announcements of technological innovations or new products or services by the Company or our competitors;
•	conditions or trends relating to our electromechanical component technologies;
•	changes in the economic performance and/or market valuations of other electromechanical, electronic component and industrial controls related companies;
•	conditions or trends relating to the marketing, sale or distribution of electromechanical components and industrial controls to OEM manufacturing customers;
•	changes in the economic performance and/or market valuations of other electromechanical components and industrial electronic component related companies;
•	additions or departures of key personnel;
•	fluctuations of the stock market as a whole;

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•	announcements about our earnings that are not in line with expectations;
•	announcements by our competitors of their earnings that are not in line with expectations;
•	the volume of shares of common stock available for public sale;
•	sales of stock by us or by our stockholders;
•	short sales, hedging and other derivative transactions on shares of our common stock;
•	our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;
•	general economic conditions;
•	changes in our pricing policies;
•	our ability to expand our business;
•	the effectiveness of our personnel;
•	new product and service introductions;
•	technical difficulties or interruptions in our services;
•	the timing of additional investments in our products;
•	regulatory compliance costs;
•	costs associated with future acquisitions of technologies and businesses; and
•	extraordinary expenses such as litigation or other dispute-related settlement payments.

These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the stock market in general and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. Additionally, because our stock is thinly trading, there is a disparity between the bid and the asked price that may not be indicative of the stock’s true value.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. Upon the effectiveness of the registration statement of which this prospectus forms a part, 2,222,222 post reverse split shares of our common stock will become freely tradable. In addition, approximately 7,314,416 post reverse split shares of our common stock are freely tradable prior to the effective date of the registration statement. As these shares and as additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock.

We may be unable to meet our future capital requirements.

The Company is dependent on receipt of additional capital to effectively execute its business plan. If adequate funds are not available to the Company on favorable terms, the Company will not be able to develop new products or enhance existing products in response to competitive pressures. The Company cannot be certain that additional financing will be available to it on favorable terms when required or at all. If the Company raises additional funds through the issuance of equity, equity-related or debt securities; such securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

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Penny stock regulations may impose certain restrictions on marketability of our stock.

The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, the Company’s common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

So long as the Company’s securities have a trading price of less than $5.00 per share we will be subject to Penny Stock Rules. As a result of the aforesaid rules regulating penny stocks, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

We have never paid dividends on our common stock and do not expect to pay any in the foreseeable future.

Potential purchasers should not expect to receive a return on their investment in the form of dividends on our common stock. The Company has never paid cash dividends on its common stock and the Company does not expect to pay dividends in the foreseeable future. Our ability to pay dividends on our common stock is restricted by the terms of our agreements with the holders of our Series A and Series B Convertible Preferred stock. As of September 30, 2011, the Company has 50,543 Series A Convertible Preferred shares outstanding and no Series B Convertible Preferred shares outstanding. In the past, the Company has fulfilled its dividend obligations on the Series A and Series B Convertible Preferred stock through a combination of the issuance of additional shares of its Series A Convertible Preferred and/or common stock and cash payments. On September 30, 2011 dividends payable for the Series A Convertible Preferred stock was $5,054. As of this filing, all Series B Convertible Preferred stock had been converted to common shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase Shares.

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Downward pressure on the stock price could encourage short selling.

The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could encourage short sales by the selling stockholders or others. This could place significant downward pressure on the price of the common stock.

In finance, short selling or “shorting” is a way to profit from the decline in price of a security, such as stock or bond. A short sale is generally a sale of a stock you do not own. Investors who sell short believe the price of the stock will fall. If the price drops, you can buy the stock at the lower price and make a profit. If the price of the stock rises and you buy it back later at the higher price, you will incur a loss. When you sell short, your brokerage firm loans you the stock. The stock you borrow comes from either the firm’s own inventory, the margin account of another of the firm’s clients or another brokerage firm. As with buying stock on margin, you are subject to the margin rules. Other fees and charges may apply. If the stock you borrow pays a dividend, you must pay the dividend to the person or firm making the loan.

There is a limited public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

Our common stock currently is traded on the OTC:BB under the trading symbol "CUGI". Our shares of common stock are thinly traded. Due to the illiquidity, the market price may not accurately reflect our relative value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price and investors may not be able to liquidate their investment in us at all or at a price that reflects the value of the business.

Risks Relating to Shareholder Rights

Our officers, directors and principal stockholders control a significant portion of our stock which gives them significant influence on all matters requiring stockholder approval.

Prior to this offering our officers and directors own approximately 8.25% of our common stock outstanding and two major shareholders own approximately 16.95% of our common stock outstanding. This significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Also, these stockholders, acting together, will be able to control our management and affairs and matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. Consequently, this concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other stockholders.

Our management has broad discretion in the use of the net proceeds from this offering and may not use the net proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering. We cannot specify with certainty the uses to which we will apply these net proceeds. The failure by our management to apply these funds effectively could adversely affect our ability to continue to maintain and expand our business.

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Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Articles of Incorporation allow us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

•	fund our operations;
•	respond to competitive pressures;
•	take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and
•	develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our Articles of Incorporation limits director liability, thereby making it difficult to bring any action against them for breach of fiduciary duty.

The Company is a Colorado corporation. As permitted by Colorado law, the Company's Articles of Incorporation limits the liability of directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director.

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Risks Relating to Our Anticipated Nasdaq Capital Market Listing

We have filed an application for our common stock to be listed on the Nasdaq Capital Market under the symbol “CUI”.

The Company filed an application for listing on the Nasdaq Capital Market on August 17, 2011. One of the Nasdaq listing requirements is that the bid price of our common stock reach a specified minimum per share and that, after listing, the Nasdaq rules provide that, for an issue to be eligible for continued listing it may not appear that the aggregate market value of our common stock has become so reduced as to make further dealings inadvisable. There is no assurance that our stock price will continue to meet the minimum requirement for continued listing. Bid price rules must be thoroughly considered because the characteristics of future securities often exert downward pressure on the bid price of the Company's common stock.

One of the conditions for our listing on the Nasdaq Capital Market is our receipt of a comfort letter from our independent auditors allowing us to remove the "going concern" language from our financial documentation. We are not certain that we will be successful in selling sufficient shares of common stock, increasing existing sales, or expanding our product line successfully in order to raise additional capital and satisfy this requirement.

The shareholders' proportionate ownership in the company does not change as a result of the reverse stock split; however, the large number of authorized, but not issued common shares leaves an opportunity for dilution of your proportionate ownership of the company.

The Company currently has authorized 325,000,000 common and 10,000,000 preferred shares. Prior to the common stock reverse split of issued and outstanding common stock authorized by the stockholders on September 30, 2011, the Company’s outstanding shares consisted of 219,432,472 shares of common, 50,543 shares of Series A Convertible Preferred stock and no shares of Series B and Series C Convertible Preferred stock.

The reverse split does not affect any stockholder’s proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than a minor adjustment, which occurred due to fractional shares. After the reverse split there were a larger proportion of shares available for issuance than there was prior to the reverse split. An issuance of additional shares will have the effect of diluting the current shareholders' percentage of company ownership. We may seek additional capital through a combination of private and public equity offerings, debt financings and other strategic arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through other strategic arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or grant licenses on terms that are not favorable to us.

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Risks Related to This Offering and Public Company Reporting

We will incur increased costs and demands upon management as a result of complying with the regulations affecting listing on a national stock market.

After listing our common stock on the Nasdaq Capital Market, we may incur significant legal, accounting, investor relations and other expenses including costs associated with listing reporting requirements such as application fees and annual listing fees. We also have incurred and will incur costs associated with current corporate governance requirements. The Nasdaq Capital Market has rigid regulations for reporting and corporate governance requirements. We expect these rules and regulations to increase our legal and financial compliance costs substantially and to make some activities more time consuming and costly. We are unable currently to estimate these costs with any degree of certainty. We expect to incur diversion of management’s time as a result of Nasdaq listing to comply with the certification and annual requirements.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.

After listing our common stock on the Nasdaq Capital Market, we will be more visible to security and financial analysts which will subject us to additional financial and legal compliance scrutiny. Such additional scrutiny could affect any research or reports that industry or financial analysts publish about us or our business which, in turn, could affect the trading price for our common stock. If one or more of the analysts who may elect to cover us downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.

Our filed reports are subject to review by the SEC and the Nasdaq Capital Market compliance team and such review could result in a liability to us and a consequent adverse impact on the trading price of our common stock.

Recent SEC regulations have substantially increased the accounting, legal and other costs related to becoming and remaining an SEC reporting company. The reports of publicly traded companies are subject to review by the SEC from time to time and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. After listing our common stock on the Nasdaq Capital Market, we will be subject to an additional layer of compliance review. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC or Nasdaq listed company review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our common stock.

The costs of preparing and filing annual and quarterly reports and other information with the SEC and Nasdaq and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws and/or the Nasdaq regulations could result in private or governmental legal action against us and/or our officers and directors or, in the case of noncompliance with the regulations of the Nasdaq, delisting, either of which could have a detrimental effect on our business and finances, the value of our stock and the ability of stockholders to resell their stock.

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Our stock price may be volatile and you may be unable to sell your shares at or above the public offering price.

The offering price for the shares of common stock sold in this offering will be determined by negotiations among us, our underwriter and representatives of our underwriter. This price may not be indicative of the price at which our common stock will trade after this offering and our common stock could easily trade below this public offering price. The market price of our common stock could be subject to wide fluctuations in response to, among other things, the factors described in this “Risk Factors” section or otherwise and other factors beyond our control, such as fluctuations in the valuations of companies perceived by investors to be comparable to us. Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could harm our business.

DESCRIPTION OF BUSINESS

Company Overview

We are an electronics platform company currently delivering more than 20,000 separate products into the marketplace. We are dedicated to and focused on the acquisition, development and commercialization of new, innovative electronic technologies/products to add to our product portfolio. We seek out market-ready technologies and, using our 20+ years of experience in the electronics industry and our diversified platform of distribution, marketing, sales, R&D and engineering support, we bring that technology into the market place, joining our more than 20,000 current stock keeping units (“SKU’s”). Our platform consists of a financial, marketing, sales, engineering and administrative group dedicated to directing and supporting three separate market silos. Those silos include: (1) Power Supply Units (“PSU”), which consists of industrial power supplies (both internal and external) and our patented, proprietary technologies, Novum Advanced Power and Solus Power Topology. Novum incorporates our digital power modules, providing programmable power chips to leading network and telecommunication companies. Solus enhances that capability by providing a more efficient power supply source, currently in the form of a ¼ brick, but scalable to serve numerous customer needs; (2) Test & Measurement, which is the oldest part of our business and, along with providing probes and other test devices, incorporates our unique Inferential Gas Metering Technology and the GasPT2 device, which we have branded under the name Vergence; and, (3) Electronic Components, which includes our more than 20,000 SKU’s and our proprietary motion control devices. From what we consider to be the world's smallest optical shaft encoder, to our innovative proprietary technology utilized in the AMT modular encoder, we are positioning ourselves to be a preeminent source for motion control products. In sum, we have built and continue to build a diversified portfolio of industry leading technologies that touch many markets.

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We focus our market knowledge, industry network and reputation within the electronics industry into locating, identifying and acquiring market-ready electronic technologies. Once identified, we put considerable effort into our due diligence process. That process is designed to ensure that we only acquire market-ready technologies which are synergistic to our diversified electronics portfolio. Once acquired, we assign a team of engineers, market specialists and sales executives to implement our commercialization strategy. That strategy incorporates everything from branding, to market/product surveys, to identification of appropriate market partners and more.

We are led by a management team and board of directors with substantial business experience and significant success in publicly traded companies. Our President & CEO, William Clough, has been with the company for more than six years, following a successful career as a California litigator. Mr. Clough has extensive SEC experience and is the inventor/patent holder of one of the company’s early thermal management patents. Along with his other responsibilities, Mr. Clough spearheads our Vergence natural gas metering division. The company’s COO, Matt McKenzie has an extensive background in the electronics industry and is a recognized expert in distribution, sales and supply chain management. In conjunction with our CTO, Duwang Li, Mr. McKenzie developed one of our most successful and profitable business divisions and brands, V-Infinity. Our CTO, Dwang Li, holds a doctoral degree in power electronics from Portland State University, for which he made contributions in advanced analysis of power conversion topologies and architectures. In his current role, Dr. Li has been responsible for defining the company’s power technology road map and the establishment of a core IP portfolio in high performance power conversion that will serve as a foundation for future growth.

Our Products and Product Categories

PSU’s

V-Infinity® Power

Our current power line, V-Infinity, consists of external and embedded ac-dc power supplies, dc-dc converters and basic digital point of load modules. This dynamic, broadly applicable product line accounts for a significant portion of our current revenue and recent revenue growth.

Novum® Advanced Power

We have developed the first fully featured digital point of load dc-dc converter in the power market under our Novum Advanced Power line of products. This product is a next generation product targeted at the intermediate bus power architecture that is prolifically used in the telecom and networking communications market. In September of 2010 we released full production versions of two point of load modules. We were finalists for the prestigious Golden Mousetrap Award and EDN Innovation Award for these parts in 2010. With the shift towards smarter, smaller and “greener” power requirements, engineers are seeking innovative solutions that allow them to keep pace with lower core voltages, faster transient response needs and increasing thermal issues that they face in their designs. Our recently introduced Novum NDM2 modules, with a full suite of digital features, specifically address these growing system complexities through intelligent power management. The NDM2 series is the first to be designed by the company as part of the Ericsson cooperation announced in July. The agreement formalizes a plan between the two companies to offer a multi-source digital POL platform based on the BMR46X series, with future plans to co-develop modules outside the existing range of 10~50A. We have also developed a middle ground product to ease the customer base into the benefits of digital in power. We developed a “smart module” that allows for the benefits of digital in the design cycle but when installed functions like a highly optimized analog unit. Initial traction for this product has been quite positive.

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Digital Power Patent License Agreement with Power-One, Inc.

The company entered into a non-exclusive Field of Use Agreement with Power-One, Inc. to license Power-One’s Digital Power Technology patents. The license provides access to Power-One’s portfolio of Digital Power Technology patents for incorporation into the company’s new line of digital point of load power modules. The company, through its power division, also manufactures a wide range of embedded and external power electronics devices for OEM manufacturers.

Solus™ Power Topology

We have a proprietary patented power topology for designing unique power circuits. This topology allows for higher efficiencies, densities, response time and price competitiveness that is otherwise unavailable. Our initial product designed using this topology is in the quarter brick dc-dc converter market. Solus is an entirely new topology, rich in features that accelerate the performance trend trajectories for the big-four power conversion needs in the telecom and server markets: greater efficiency; higher power density; reduced EMI (electro-magnetic interference); and faster transient response (4 times as fast). We have introduced the NQB2060 Novum quarter-brick bus converter as a prime example of the benchmark 720 watts output power performance using the Solus Topology. Since the Solus Topology maintains it effectiveness independent of the control method used, it can operate with analog voltage mode control, analog current mode control and various digital control profiles. We believe that unique feature opens the door for the company to implement this topology in a wide variety of power supply product platforms. We also believe that this topology will allow for at least a decade of new product designs and introductions.

As large scale networking and telecommunications companies convert to digital power, our early entry into the market, our unique Solus Topology and our relationship with Ericsson should enhance our ability to penetrate this (according to the Darnell Group) multi-billion dollar market.

SolusTM Topology License with California Power Research

The company entered into an exclusive Field of Use Agreement with California Power Research to license their BPS-5 topology, now marketed as the Solus Topology. This topology provides industry leading efficiencies and densities in power design. The topology is broadly applicable to both DC-DC and AC-DC products. This will allow for the company to have a long roadmap of industry leading products to service its broad customer base. In addition, its first target is the Intermediate Bus Architecture (IBA) where the Digital POL modules are used.

Test & Measurement

VergenceTM GasPT2

The Vergence natural gas inferential metering device, the GasPT2, is a low cost solution to measuring natural gas quality. It can be connected to a natural gas system to provide a fast, accurate, close to real time measurement of the physical properties, such as thermal conductivity, speed of sound and carbon dioxide content. From these measurements it infers an effective gas mixture comprising four components: methane, propane, nitrogen and measured carbon dioxide and then uses ISO6976 to calculate the gas quality characteristics of calorific value (CV), Wobbe index (WI), relative density (RD) and compression factor (Z)."

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This technology has been certified for use in fiscal monitoring by Ofgem in the United Kingdom and SNAM RETE in Italy. At present, there is no equivalent product competition. There are instruments like gas chromatographs, but they are slower and more complicated to use and as much as double the price of the GasPT2. This licensing contract with GL Industrial Services (“GL”) anticipates between $35,000,000 and $40,000,000 in sales during the first four years of the agreement. According to our review, the market studies commissioned by GL and GL's experience in the natural gas industry all demonstrate that these contract numbers are conservative and achievable.

As of June 30, 2011, the Company had reached agreements with several European and US companies to place beta test units for both laboratory and infield testing. During the second quarter of 2011, the Company delivered beta test units to SNAM RETE in Italy; National Grid in the United Kingdom; and GASUNIE in The Netherlands. These beta test programs are expected to last between 90 and 180 days. The company has reached agreement with ENAGAS in Spain and GAZ-SYSTEMS in Poland to begin beta testing. The company then intends to provide beta units to several North American companies, with the deliveries expected to be completed during the fourth quarter of 2011.

In addition, we have recently signed an exclusive 3-year distribution agreement for the United Kingdom with Orbital, the largest specialty gas engineering company in England. In conjunction with Orbital, we have introduced the combined Vergence GasPT2 unit and Vergence V-Probe to National Grid the largest gas transmission/distribution company in the UK. We plan to replicate this type of agreement with other large, regional gas engineering companies, such as Socrate s.p.a. in Italy and Sensus in North America.

Components

AMT® Encoder

The company has an exclusive agreement to develop, sell and distribute the AMT encoder worldwide. The AMT series modular encoder is designed with proprietary, capacitive, code-generating technology as opposed to optical or magnetic encoding. This unique device allows breakthroughs in selectable resolution, shaft-adaptation and convenient mounting solutions to bring ease of installation, reduction in SKU’s and economies of scale in purchasing.  The AMT amounts to almost 2000 different encoders in one package. The company is selling and distributing the AMT through various of its customers. Moreover, the product is being marketed by multiple DC motor manufacturers. The AMT has been awarded several design wins from Motion Control OEM’s producing a wide range of products from cash machines to robotics.

ISO 9001:2008 Certification

CUI, Inc. is certified to the ISO 9001:2008 Quality Management Systems standards and guidelines. CUI is registered as conforming to the requirements of standard: ISO 9001:2008. The Quality Management System is applicable to Design, Development and Distribution of electromechanical components for OEM manufacturing. ISO 9001 is accepted worldwide as the inclusive international standard that defines quality.

The certification of compliance with ISO 9001:2008 recognizes that our policies, practices and procedures ensure consistent quality in the design services, technology and products we provide our customers.

CUI Japan and the Discontinued Operations of Comex Electronics, Ltd. - Subsidiaries

In July 2009 CUI Global acquired, as a wholly owned subsidiary, Comex Instruments, Ltd., now known as CUI Japan and 49% of Comex Electronics, Ltd. Both companies are Japanese based providers of electronic components. Effective July 1, 2011, CUI Global entered into an agreement to convey its 49% ownership interest in Comex Electronics to the owners of the remaining 51% who are the original founders and were the original owners of Comex Instruments, for $617,975 in the form of a five year note receivable bearing interest at 4% per annum, payable monthly beginning January 2012. The operations of CUI Japan are not affected by this divestment.

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Anticipated Growth Strategy for Our Electromechanical Product Line

We hope to grow our electromechanical product line through a planned strategy to increase our name recognition as a technology company. Our plan, already in effect, includes:

•	increasing our customer base by redirecting our customers into the proper channel. Initially changing our minimum order level from $2,500 to up to $5,000. It is our intention that interacting with higher level customers and our extra effort to generate their confidence will generate an increased customer base.
•	developing collaborative relationships with our customers by seeking to meet their design needs in a timely and cost effective manner.
•	developing new technologies and expanded manufacturing capabilities as needed.
•	growing our global sales and distribution through our primary international distribution channel, a prominent international sales and distribution strategic partner that ships product to more than 170 countries worldwide from a single location in the United States. This year our strategic partner engaged a marketing campaign where it will match $1.15 for every marketing dollar we spend.
•	directing our marketing efforts through one of our two channels, either directly with the sales representative who understands the targets in the area or through our distributor with partnership marketing.
•	attending strategic trade shows to grow our brand presence for our proprietary products. Because of our growing recognition in innovation, we need to be where the heads of the industries are, mostly at the trade shows

These areas however need forward-looking growth investment to understand the customers’ needs and develop products accordingly. We are in line with market standards for quality, customer service and pricing. Our plan is to stay with this mark during our anticipated growth. We intend to expand according to our existing model. The expansion means more manufacturer representative coverage and outside sales people in strategic areas throughout the United States. We intend to eventually have field application engineers in the strategic areas driving designs at the customers’ facility.

We Are Intent on Meeting the Needs of Our Customers

Our specific product offering ranges from audio jacks to industrial power supplies. While the bulk of our business is in power (ac-dc and dc-dc) products, we have a broad line of electromechanical components for the OEM manufacturer. Because the electromechanical technology continues to evolve at a rapid pace, we thrive on being flexible within the industry through our product offering and in how we conduct business. The primary focus areas for growth, however, are in engineering and in sales. Our products are supported on our website and the products with the highest amount of turnover are stocked and marketed in distribution centers. We strive to create collaborative relationships with our customers, seeking to meet their design needs in a timely and cost effective manner. We invest in our future and the future of our customers through new technologies, talented employees, expanded manufacturing capabilities and a growing global reach.

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Anticipated Growth Strategy for Vergence™ GasPT2

We are presently in the midst of our marketing efforts for our Vergence GasPT2 Inferential Natural Gas Monitoring Device, the GasPT2. Our strategy for GasPT2 has been to identify the large gas utility companies who would most likely provide opportunities for batch sales rather than single unit sales. Our ‘sale or return’ sales approach has been accepted very positively in Europe and the United States and is expected to trigger an initial surge of purchase orders. Our approach is to focus strongly on United Kingdom and Europe in 2011 and then begin the process of taking GasPT2 to the Asian markets in late 2011, with India identified as the test market. Beyond this we have a strategy which is based on identification of the main geographical locations for liquefied natural gas importation (pipelines and terminals), mixing and blending points and strategic locations for security of supply strategies which can be current or planned pipelines and import terminals where additional gas quality monitoring may be required.

In addition, we have recently signed an exclusive distribution agreement for the UK with Orbital, the largest specialty gas engineering company in England. In conjunction with Orbital, we have introduced the combined Vergence GasPT2 unit and Vergence V-Probe to National Grid the largest gas transmission/distribution company in the UK. We plan to replicate this type of agreement with other large, regional gas engineering companies, such as Socrate s.p.a. in Italy and Sensus in North America.

According to Global Industry Analysts, Inc. (GIA), the global GC market will reach more than $1.5 billion by 2015. Admittedly, that market is mature and, according to GIA, is dominated by “aftermarket and accessories” sales. In contrast, the Vergence Technology is less expensive, more efficient and dramatically faster than any available GC. It provides almost real-time monitoring without the need for a large enclosure, carrier gas and, most significantly, regular technical support and calibration. Taking all of those factors into account, it is likely that the Vergence Technology will rapidly and effectively penetrate a large segment of that $1.5 billion market.

Acquisition Strategy:

We are constantly alert to potential acquisition targets, both in the form of technology and potential strategic partners. In that regard, we are repeatedly approached by inventors and others, most especially in the power industry, to assess and assist in commercialization and marketing of new technologies. These contacts largely arise because of our reputation and successes with our Novum and Solus product lines. Moreover, much like CUI, Inc. when we acquired it, there are many small, well-run electronics companies that become available due to the age or desires of their founders. We will consider each of these potential opportunities as they arise with a careful analysis of the relevant synergies between any potential acquisition and our current business, along with the potential for increased revenue and/or market share.

Research and Development Activities

Research and development costs for CUI Global were $740,396 for the year ended December 31, 2010 and $56,042 for the same period during 2009. For the nine months ended September 30, 2011 and 2010, research and development costs for CUI Global were $529,863 and $563,196, respectively. Research and development costs are related to the various technologies for which CUI Global has acquired licensing rights or is developing internally. The increase is primarily the result of an increase in expenditures towards the development of the Vergence GasPT2, Novum Advanced Power technologies including digital POLs and the Solus Topology, AMT Capacitive Encoders and DSP technologies. The Company expects that research and development expenses will increase during 2011 as the Company continues to expand its product offering and technologies due to market acceptance and customer integration.

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Employees

As of September 30, 2011, the Company, together with its consolidating subsidiaries, had fifty-eight full-time and eight part-time employees. None of its employees is represented by a labor union. The Company considers its relations with its employees to be good. The Company plans to add additional staff as needed to handle all phases of its business.

Intellectual Property License Evolution

AMT® encoder technology:

Upon the acquisition of CUI, Inc., the Company obtained the relationship with the holder of the AMT encoder technology. Through an exclusive licensing contract with AnderMotion Technologies LLC, signed on or about April 20, 2009, CUI acquired exclusive rights to manufacture, sell and distribute motion control devices utilizing the AMT encoder technology.

Novum® Digital POL technology

Through a non-exclusive licensing agreement with Power-One, Inc., signed on or about September 18, 2009, CUI has access to Power-One’s portfolio of Digital Power Technology patents for incorporation into CUI’s new line of digital point of load (POL) power modules.

SolusTM advanced power topology technology

Through an exclusive licensing contract with California Power Research, Inc., signed on or about March 4, 2010, CUI acquired the exclusive rights to manufacture, market, sell, lease, maintain, give over and dispose of licensed product using the BPS-5 advanced power topology technology.

VergenceTM GasPT2 technology

Through an exclusive licensing contract with GL Industrial Services UK, Ltd. (GL), formerly British-based Advantica, Ltd., signed on or about January 4, 2010, CUI Global acquired exclusive rights to manufacture, sell and distribute a Gas Quality Inferential Measurement Device (GasPT2) designed by GL on a worldwide basis.

Intellectual Property Protection

The Company relies on various intellectual property laws and contractual restrictions to protect its proprietary rights in products and services. These include confidentiality, invention assignment and nondisclosure agreements with its employees, contractors, suppliers and strategic partners. The confidentiality and nondisclosure agreements with employees, contractors and suppliers are in perpetuity or for a sufficient length of time so as to not threaten exposure of proprietary information. The Company retained Hartman and Hartman, P. C., Banner & Witcoff, Ltd. and Law Offices of William W. Haefliger to manage its current interests relative to the prosecution of the national and international patents. The Company intends to pursue the registration of our trademarks and service marks in the United States and internationally.

•	September 12, 2006, December 5, 2006 and August 25, 2009 the United States Patent and Trademark Office issued patents to the Company relating to the basic mesh design and methods that underlie the cooling and the LED technologies.
•	May 22, 2007, October 6, 2009, April 13, 2010, March 15, 2011 and June 7, 2011 the United States Patent and Trademark Office issued patents to the Company relating to the WayCool heat transfer meshes and the communication systems incorporating the control meshes, WayFast.

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•	January 1, 2008 and August 5, 2008 the United States Patent and Trademark Office issued patents to the Company relating to the aerodynamic lighted display panel airfoil design and the LED assembly with vented circuit board.
•	The Company has pending various United States and Patent Cooperation Treaty (PCT) applications pertaining to cooling systems relating to heat transfer meshes, method and apparatus for leak-proof mounting of a liquid cooling device on an integrated circuit, carbon-based waterblock with attached heat-exchanger, method and apparatus for cooling of solar power cells, sealed self-contained fluid cooling device and other relating to the product lines of the Company.

Under the Trademark Act of 1946, as amended, the United States Patent and Trademark Office permitted our registration of the following trademarks: RediAlert, Rapid Dispatch Emergency Signs, RediAd, Living Window, OnScreen Technology, CUI INC, CUI Europe, V-Infinity, AMT, Novum, CUI Global and Simple Digital. The following trademark applications filed with the United States Patent and Trademark Office are pending: WayCool, WayCoolant, WayFast, Waytronx, Vergence, Vergence Systems, Solus, Solus Topology, Solus Power Topology, Novum Power and Novum Advanced Power.

The Company continuously reviews and updates the existing patent and trademark filings and files new documentation both nationally and internationally (Patent Cooperation Treaty) in a continuing effort to maintain up to date patent and trademark protection of its intellectual property.

For those applications pending, there is no assurance that the patents and trademark registrations will be granted. Furthermore, the Company is exposed to the risk that other parties may claim the Company infringes their existing patent and trademark rights, which could result in the Company’s inability to develop and market its products unless the Company enters into licensing agreements with the technology owner or could force the Company to engage in costly and potentially protracted litigation.

Competitive Business Conditions

The industries in which the company competes are very broad. We operate a commoditized electromechanical parts distribution business that is focused on efficiency of delivery and competitiveness of pricing to differentiate our products from competitors. The market is subject to some volatility due to production requirements of large global firms. We feel that our electromechanical parts distribution business is diverse and broad. We have a very strong retail distribution partner that maximizes our product exposure to new designs and small to medium sized customers. We focus on the OEM market and supply higher levels of support, customer service and a constantly expanding product line, in order to further differentiate with our competitors. This product line ranges from a $.02 connector to a $700 encoder – all different products for different customers. Additionally, we utilize third party external sales representative organizations to penetrate new and better customers otherwise not readily available to the company.

CUI is becoming more recognized in the power supply market and have differentiated ourselves through technology with a foundation of legacy and product quality. As of December 31, 2010, our internal and external power segments sales account for in excess of 85% of our gross revenues. For the nine months ended September 30, 2011, our internal and external power segments sales account for in excess of 88% of our gross revenues. We have added new products and technologies that will allow us to compete outside of price and more on innovative technology and strategic partnerships.

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From the first full featured digital point-of-load dc-dc converter, to the highly dense intermediate bus converters that CUI is releasing, we believe that we are ahead of the market leaders in our market space and that the market is ready for new technologies and new ideas. We feel that there is a market shift to a digitally-based controller for power supply switching. It is our strategy that this will be a complete transformation for the industry as it will become a major part of the value sell to the end customer as well as a data collection point for energy consumption, two important elements for the industry.

Dependence on Few Major Customers

During 2010, 53% of revenues were derived from five customers: 43%, 3%, 3%, 2% and 2%. During 2009, 48% of revenues were derived from six customers at 34%, 4%, 3%, 3%, 2% and 2%. The Company’s major product lines in 2010 and 2009 were external power, internal power and industrial controls.

At December 31, 2010, of the gross trade accounts receivable from continuing operations totaling $3,947,735, 47% was due from seven customers: 28%, 4%, 4%, 3%, 3%, 3% and 2%. At December 31, 2009, of the gross trade accounts receivable from continuing operations totaling $3,316,863, 40% was due from four customers: 21%, 8%, 8% and 3%.

Philanthropic Philosophy

In an industry first, CUI has chosen that, in addition to sales commission, sales representative firms will also receive a charity commission to be donated to charities of their choice. One of CUI’s core values is generosity which includes philanthropic giving. We give in our local community and we want to also give in the communities in which we do business. This program will allow us to give more than $50,000 in 2011 to communities outside of our own.

DESCRIPTION OF PROPERTIES

As a part of the CUI asset acquisition, the CUI Global, Inc. corporate offices were relocated to the CUI location at 20050 SW 112 Avenue, Tualatin, Oregon 97062. CUI and CUI Global occupy the 61,380 square feet of offices and warehouse premises under a ten year non-cancelable lease agreement beginning September 1, 2006 with Barakel, LLC at a base monthly rent subject to periodic base payment increases plus real property taxes, utilities, insurance and common area maintenance charges. During the period January 1 through December 31, 2010, the monthly base rent was $40,000. Barakel, LLC is controlled by James McKenzie, majority owner of CUI, Inc. prior to acquisition, majority owner of IED, Inc. and Matt McKenzie, COO, Corporate Secretary and Director of the Company.

The Company also leased office space in Malmo, Sweden pursuant to a renewable lease which terminated January 31, 2011. In addition to the base rent of (subject to periodic base lease payment increases), the Company was responsible for property taxes, maintenance and related VAT taxes. During the year ended December 31, 2010 and 2009, the monthly base rent was approximately $3,413 and $1,825, respectively.

Additionally, subsequent to the acquisition of CUI Japan and Comex Electronics, the Company had leased spaces in Tokyo, Japan and owned a small manufacturing facility on leased land in Nagano, Japan. The CUI Japan leased space in Tokyo, Japan expired August 31, 2011 and was extended to August 31, 2013. The monthly base rent for this space during the year ending December 31, 2010 was $3,590. The other leases in Japan are related to Comex Electronics which was divested of effective July 1, 2011. Comex Electronics had leased space in Tokyo, Japan with expirations between May 7, 2011 and September 9, 2011. During the year ending December 31, 2010, the monthly base rent for these spaces were $6,840. In conjunction with these leases, Comex Electronics also leased parking spaces. The parking spaces lease expired December 31, 2010 and the base monthly rent during the year ended December 31, 2010 was $507. The parking spaces lease then became a month to month agreement. During the year ending December 31, 2010, the annual base rent for the Comex Electronics land lease in Nagano, Japan was $2,897. This lease expires August 11, 2019.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Bylaws permit the number of directors to be fixed by resolution of the Board of Directors, but to be no less than one. The Board of Directors has set the maximum number of members to no more than eight members. Directors are elected by a plurality of the votes cast by the holders of Common and Preferred Stock and serve two year terms or until their successors have been elected and qualified or until their earlier resignation or removal. Currently, there are six (6) directors, four of whom are “independent” in accordance with applicable rules promulgated by the Securities and Exchange Commission and within the meaning of Rule 5605(a)(2) of the Nasdaq Capital Market. The standards relied upon by the Board of Directors in determining whether a director is “independent” are posted on our website at www.cuiglobal.com.

Subject to terms of their employment agreements, if any, officers of the Company hold office until their successors are elected and qualified, subject to earlier removal by the Board of Directors.

The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nomination Committee each of which has a written charter and/or statement of policy approved by our board. Our board currently appoints the members of each committee. Copies of the current committee charters and/or statement of policy for each committee are posted on our website at www.cuiglobal.com. No incumbent director attended fewer than 100% of the total number of meetings held by the committees on which such director served.

The following are officers and directors of the Company as of September 30, 2011.

Name	Age	Position
Colton Melby*	51	Director, Chairman
William J. Clough, Esq.	60	President/Chief Executive Officer, Director and General Counsel
Thomas A. Price*	66	Director
Matthew McKenzie	31	Director, Chief Operating Officer
Sean P. Rooney*	42	Director
Corey Lambrecht*	39	Director
Daniel N. Ford	32	Chief Financial Officer

Audit Committee:

Sean P. Rooney*, Chairman

Thomas A. Price*, Deputy Chairman

Colton Melby*, Committee Member

Compensation Committee

Cory Lambrecht*, Chairman

Colton Melby*, Committee Member

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Nominating Committee

The Nominating Committee consists of the independent directors of the Board of Directors.

* "independent director" within the meaning of Rule 5605(a)(2) of the Nasdaq Capital Market.

Because CUI Global is a small entity, the Company is dependent on the efforts of a limited number of management personnel. The Company believes that because of the large amount of responsibility being placed on each member of its management team, the loss of services of any member of this team at the present time would harm its business. Each member of its management team supervises the operation and growth of one or more integral parts of its business.

Business Experience of Directors and Executive Officers

Colton Melby, Chairman of the Board of Directors

Effective June 11, 2008, Colton Melby was appointed to the Board of Directors and was elected by the Board of Directors to serve as Chairmen of the Board of Directors. Mr. Melby continues to serve as Chairman of the Board of Directors and at the 2010 Annual Meeting of Shareholders; Mr. Melby was reelected to a two year term on the Board of Directors.

Mr. Melby has a 20 year background in aerospace manufacturing. He spent 15 years as owner and chief executive officer of Metal Form, Inc., serving customers, including: Boeing, Bombardier; Rockwell; Grumman; Lockheed Martin; and others. One of Mr. Melby’s more notable investments was the financing and purchase of firearms-maker Smith & Wesson from London-based Tomkins PLC in 2001. Mr. Melby has investments in Earth 911, a recycling company dedicated to green initiatives and green recycling.

William J. Clough, Esq., President/Chief Executive Officer, Director and General Counsel of CUI Global, Inc. and Chief Executive Officer of CUI, Inc.

Mr. Clough was elected at the 2006 Annual Meeting of Shareholders to serve a two year term on the Board of Directors. Mr. Clough continues to serve on the Board of Directors and was reelected at the 2010 Annual Meeting of Shareholders to serve a third two year term.

Mr. Clough was appointed President and Chief Executive Officer of CUI Global, Inc. September 13, 2007 at which time Mr. Clough stepped down as Executive Vice President of Corporate Development. Effective May 16, 2008, CUI Global, Inc. formed a wholly owned subsidiary, Waytronx Holdings, Inc., to acquire the assets of CUI, Inc. along with this acquisition; Mr. Clough was appointed Chief Executive Officer of Waytronx Holdings, Inc. (now renamed to CUI, Inc.). Mr. Clough was a police officer for 16 years, working at the local, state and federal levels as a Federal Air Marshall in Southern Europe and the Middle East, in 1987. Mr. Clough received his Juris Doctorate, cum laude, from the University of California, Hastings College of the Law in 1990. He is certified to practice law in state and federal courts in California, Illinois, Hawaii and before the United States Supreme Court.

Thomas A. Price, Director

Mr. Price was elected at the 2008 Annual Meeting of Shareholders to serve a one year term on the Board of Directors and was reelected at the 2011 Annual Meeting of Shareholders to serve a two year term.

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Mr. Price has more than 30 years of business and operational management experience. He is the founder of Tom Price Dealership Group, a leading auto dealership with 11 franchises at six locations across California. Mr. Price developed the multi-brand San Francisco Auto Repair Center and a conference facility in Larkspur, California. Currently, Mr. Price is the owner of nine car dealerships in Northern California. He was Chairman of the Lexus National Dealer Advisory Board and charter member of the J.D. Power Dealer Roundtable. The Price Family Dealerships are major sponsors of Special Olympics of Marin, Dedication to Special Education, CASA/Advocates for Children, Marin Breast Cancer Council and the Golden Gate Shootout.

Matthew M. McKenzie, President and Chief Operational Officer of CUI, Inc. and Chief Operational Officer and Corporate Secretary of CUI Global, Inc., Director.

Matt McKenzie was elected to the Board of Directors at the 2008 Annual Meeting of Shareholders to serve a two year term and was reelected at the 2010 Annual Meeting of Shareholders to a two year term on the Board of Directors.

Mr. McKenzie earned an MBA from George Fox University. Matt McKenzie has been working in various functions for CUI for over 10 years, gaining him intimate knowledge of the business, its operations and its opportunities for growth. He established, in conjunction with CUI’s senior engineer, V-Infinity, one of CUI’s successful and profitable business divisions and brands. Mr. McKenzie initiated ISO 9000 Company qualification and implemented CUI’s ERP system, which allows for more visibility and analysis opportunities for CUI.

Sean P. Rooney, Director

Mr. Rooney was elected at the 2008 Annual Meeting of Shareholders to serve a one year term on the Board of Directors and was reelected at the 2011 Annual Meeting of Shareholders to serve a two year term.

Mr. Rooney graduated from C. W. Post University in 1993 with a Bachelors of Arts degree in Business Administration. In addition to his Series 7 (General Securities Representative), Series 63 (Uniform Securities Law) and Series 24 (General Securities Principal) licenses. Mr. Rooney brings to the CUI Global Board nearly 15 years of financial management experience. Mr. Rooney currently serves as Senior Vice President of Investments for Maxim Group LLC, a leading full service investment banking, securities and wealth management firm. Prior to joining Maxim Group, he served in a similar capacity at Investec Ernst & Company, headquartered in South Africa and the U.K. Mr. Rooney is our financial expert for Nasdaq audit committee purposes.

Corey Lambrecht, Director

Mr. Lambrecht was elected at the 2008 Annual Meeting of Shareholders to serve a one year term on the Board of Directors and was reelected at the 2011 Annual Meeting of Shareholders to serve a two year term.

Corey Lambrecht is a 14+ year public company executive with experience in strategic acquisitions, new business development, pioneering consumer products, corporate licensing and interactive technology services. Mr. Lambrecht currently serves as the President of Earth911, Inc. and is a current director of Lifestyle Wireless.  He previously served as Director of Sales for Leveraged Marketing Associates, a worldwide leader in licensed brand extension strategies. While Executive Vice President for Smith & Wesson Holding Corporation he was responsible for Smith & Wesson Licensing, Advanced Technologies and Interactive Marketing divisions. He was the former President of A For Effort (sold to Freesoftwareclub.com), an interactive database marketing company specializing in online content (advergaming) for clients such as the National Hockey League.  Mr. Lambrecht’s prior experience also includes Pre-IPO founder for Premium Cigars International and VP Sales/Marketing for ProductExpress.com.

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Daniel N. Ford, Chief Financial Officer of CUI Global and CUI, Inc.

Daniel N. Ford has a background in the big accounting firms, including KPMG. As CFO of CUI for in excess of five years, Mr. Ford moved CUI into a position of profitability, efficiency and forward thinking, transforming many of CUI’s accounting, inventory management and vendor relations processes. Over the past five years, Mr. Ford has implemented advanced internal fixed asset tracking, implemented a “real time” inventory system and participated in implementing CUI’s ERP system. His skills as a financier have allowed CUI to move to its current, 61,380 square foot building, to transition its banking relationships to Wells Fargo National Association, as well as provided leadership in CUI Global’s acquisition of CUI and CUI Japan. Mr. Ford holds an MBA from George Fox University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Note: The number of securities and exercise price shown in this Beneficial Interest Table and Footnotes are shown without giving effect for the reverse split.

The following table sets forth certain information regarding beneficial ownership of our Voting Shares as of the date of this Prospectus by: (i) each shareholder known by us to be the beneficial owner of 5% or more of the outstanding Voting Shares, (ii) each of our directors and executives and (iii) all directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the Voting Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock issuable upon exercise of options and warrants that are currently exercisable or that will become exercisable within 60 days of filing this document have been included in the table.

Of the 10,000,000 preferred shares authorized by the Company, 5,000,000 shares have been designated as Series A Convertible Preferred, 30,000 shares have been designated as Series B Convertible Preferred and 10,000 shares have been designated as Series C Convertible Preferred. As of September 30, 2011, no shares of Series B and Series C Convertible Preferred Stock are issued and outstanding.

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BENEFICIAL INTEREST TABLE
	Common Stock		Preferred Stock
			Series A Convertible		Series B Convertible		Series C Convertible
									Percent of
									All Voting
Name and Address of		Percent of		Percent of		Percent		Percent	Securities
Beneficial Owner (1)	Number	Class (2)	Number	Class (3)	Number	of Class	Number	of Class	(4)
Colton Melby (5)	12,690,623	5.78%	-	*	-	*	-	*	5.78%
William J. Clough (6)	2,017,803	*	-	*	-	*	-	*	*
Thomas A. Price (7)	1,901,000	*	-	*	-	*	-	*	*
Sean P. Rooney (8)	374,202	*	-	*	-	*	-	*	*
Corey Lambrecht (9)	201,000	*	-	*	-	*	-	*	*
Matthew M. McKenzie (10)	758,205	*	-	*	-	*	-	*	*
Daniel N. Ford (11)	418,559	*	-	*	-	*	-	*	*
Kjell Qvale (12)	25,223,082	11.49%	-	*	-	*	-	*	11.48%
Mitchell Saltz (13)	11,985,865	5.47%	-	*	-	*	-	*	5.46%
Jerry Ostrin	-	*	45,000	89.03%	-	*	-	*	*
Barry Lezak	-	*	3,043	6.02%	-	*	-	*	*
Officers, Directors, Executives as Group	18,361,392	8.25%	-	*					8.25%

1.	Except as otherwise indicated, the address of each beneficial owner is c/o CUI Global, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062.
2.	Calculated on the basis of 219,282,472 shares of common stock issued and outstanding at September 30, 2011 except that shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of such holder of options or warrants. This calculation excludes shares of common stock issuable upon the conversion of Series A Preferred Stock.
3.	Calculated on the basis of 50,543 shares of Series A Preferred Stock issued and outstanding at September 30, 2011.
4.	Calculated on the basis of an aggregate of 219,282,472 shares of common stock with one vote per share including 50,543 shares of Series A Preferred Stock with one vote per share issued and outstanding at September 30, 2011; shares of common stock underlying options and warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of such holder of options or warrants; shares of common stock underlying convertible debt, options and warrants do not have voting privileges and are not included herein.
5.	Colton Melby controls the investment decisions of a limited liability company that owns the securities. The limited liability company is owned by a limited partnership in which Mr. Melby owns an indirect interest. Mr. Melby's common stock includes vested options to purchase 201,000 common shares. Mr. Melby is Chairman of the Board of Directors.
6.	Mr. Clough's common stock includes vested options to purchase 1,316,303 common shares. Mr. Clough is a Director and Chief Executive Officer/President of CUI Global, Inc.
7.	Mr. Price's shares included vested options to purchase 201,000 common shares. Mr. Price is a Director.
8.	Mr. Rooney's shares include vested options to purchase 201,000 common shares. Mr. Rooney is a Director.
9.	Mr. Lambrecht's shares include vested options to purchase 201,000 common shares. Mr. Lambrecht is a Director.

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10.	Mr. McKenzie's shares include vested options to purchase 737,900 common shares. Mr. McKenzie is a Director, Chief Operating Officer of CUI Global, Inc. Mr. McKenzie's securities include an option to purchase 83,891 shares owned by his spouse.
11.	Mr. Ford's shares include vested options to purchase 377,949 common shares. Mr. Ford is the Chief Financial Officer of CUI Global, Inc.
12.	Mr. Qvale's common stock includes 302,135 shares underlying two fully vested warrants. All securities are owned by a trust controlled by Mr. Qvale.
13.	A portion of Mr. Saltz's securities is owned by a limited liability company controlled by Mr. Saltz.

We relied upon Section 4(2) of the Securities Act of 1933 as the basis for an exemption from registration for the issuance of the above securities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Members

The Compensation Committee of the Board of Directors is appointed by the Board of Directors to discharge the Board's responsibilities with respect to all forms of compensation of the Company's executive officers, to administer the Company's equity incentive plans and to produce an annual report on executive compensation for use in the Company's Form 10-K. The Compensation Committee consists of two members of the board of directors, Messers Colton Melby and Corey Lambrecht, both of whom are "independent directors" within the meaning of Rule 5605(a)(2) of the Nasdaq Capital Market.

Role of Committee

The Compensation Committee discharges the Board’s responsibilities relating to general compensation policies and practices and to compensation of our executives. In discharging its responsibilities, the Compensation Committee establishes principles and procedures in order to ensure to the Board and the shareholders that the compensation practices of the Company are appropriately designed and implemented to attract, retain and reward high quality executives and are in accordance with all applicable legal and regulatory requirements. In this context, the Compensation Committee’s authority, duties and responsibilities are to:

•	Annually review the Company’s philosophy regarding executive compensation.
•	Periodically review market and industry data to assess the Company’s competitive position and to retain any compensation consultant to be used to assist in the evaluation of directors’ and executive officers’ compensation.
•	Establish and approve the Company goals and objectives and associated measurement metrics relevant to compensation of the Company’s executive officers.
•	Establish and approve incentive levels and targets relevant to compensation of the executive officers.
•	Annually review and make recommendations to the Board to approve, for all principal executives and officers, the base and incentive compensation, taking into consideration the judgment and recommendation of the Chief Executive Officer for the compensation of the principal executives and officers.
•	Separately review, determine and approve the Chief Executive Officer’s applicable compensation levels based on the Committee’s evaluation of the Chief Executive Officer’s performance in light of the Company’s and the individual goals and objectives.

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•	Periodically review and make recommendations to the Board with respect to the compensation of directors, including board and committee retainers, meeting fees, equity-based compensation and such other forms of compensation as the Compensation Committee may consider appropriate.
•	Administer and annually review the Company’s incentive compensation plans and equity-based plans.
•	Review and make recommendations to the Board regarding any executive employment agreements, any proposed severance arrangements or change in control and similar agreements/provisions and any amendments, supplements or waivers to the foregoing agreements and any perquisites, special or supplemental benefits.
•	Review and discuss with management, the Compensation Disclosure and Analysis (CD&A) and determine the Committee’s recommendation for the CD&A’s inclusion in the Company’s annual report filed on Form 10-K with the SEC.

Committee Meetings

•	Our Compensation Committee meets formally an informally as often as necessary to perform its duties and responsibilities. The Compensation Committee held three meetings during fiscal 2011. On an as requested basis, our Compensation Committee receives and reviews materials prepared by management, consultants or committee members, in advance of each meeting. Depending on the agenda for the particular meeting, these materials may include:
•	Minutes and materials from the previous meeting(s);
•	Reports on year-to-date Company and Partnership financial performance versus budget;
•	Reports on progress and levels of performance of individual and Company performance objectives;
•	Reports on the Company’s financial and stock performance versus a peer group of companies;
•	Reports from the Committee’s compensation consultant regarding market and industry data relevant to executive officer compensation;
•	Reports and executive compensation summary worksheets, which sets forth for each executive officer: current total compensation and incentive compensation target percentages, current equity ownership holdings and general partner ownership interest and current and projected value of each and all such compensation elements, including distributions and dividends there from, over a five year period.

Compensation Philosophy

General Philosophy

Our compensation philosophy is based on the premise of attracting, retaining and motivating exceptional leaders, setting high goals, working toward the common objectives of meeting the expectations of customers and stockholders and rewarding outstanding performance. Following this philosophy, in determining executive compensation, we consider all relevant factors, such as the competition for talent, our desire to link pay with performance, the use of equity to align executive interests with those of our stockholders, individual contributions, teamwork and performance, each executive’s total compensation package and internal pay equity. We strive to accomplish these objectives by compensating all employees with total compensation packages consisting of a combination of competitive base salary and incentive compensation.

Pay for Performance

At the core of our compensation philosophy is our strong belief that pay should be directly linked to performance. We believe in a pay for performance culture that places a significant portion of executive officer total compensation as contingent upon, or variable with, individual performance, Company performance and achievement of strategic goals including increasing shareholder value.

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The performance based compensation for our executives may be in the form of (i) annual cash incentives to promote achievement of and accountability for, shorter term performance plans and strategic goals and (ii) equity grants, designed to align the long-term interests of our executive officers with those of our shareholders, by creating a strong and direct link between executive compensation and shareholder return over a multiple year performance cycle. Long term incentive equity awards are granted in restricted stock. These shares/units generally vest over a two to four year period. This opportunity for share ownership was provided in order to provide incentive and retain key employees and align their interests with our long term strategic goals.

Base Compensation to be Competitive within Industry

A key component of an executive’s total compensation base salary is designed to compensate executives commensurate with their respective level of experience, scope of responsibilities, sustained individual performance and future potential. The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Compensation Setting Process

Management’s Role in the Compensation Setting Process.

Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:

•	Assisting in establishing business performance goals and objectives;
•	Evaluating employee and company performance;
•	CEO recommending compensation levels and awards for executive officers;
•	Implementing the Board approved compensation plans; and
•	Assistance in preparing agenda and materials for the Committee meetings.

The Chief Executive Officer generally attends the Committee meetings; however, the Committee also regularly meets in executive session. The Chief Executive Officer makes recommendations with respect to financial and corporate goals and objectives and makes non CEO executive compensation recommendations to the Compensation Committee based on company performance, individual performance and the peer group compensation market analysis. The Compensation Committee considers and deliberates on this information and in turn makes recommendations to the Board of Directors, for the Board’s determination and approval of the executives’ and other members of senior management’s compensation, including base compensation, short-term cash incentives and long-term equity incentives. The Chief Executive Officer’s performance and compensation is reviewed, evaluated and established separately by the Compensation Committee and ratified and approved by the Board of Directors.

Setting Compensation Levels

To evaluate our total compensation is competitive and provides appropriate rewards to attract and retain talented leaders, as discussed above, we may rely on analyses of peer companies performed by independent compensation consultants and on other industry and occupation specific survey data available to us. Our general benchmark is to establish both base salary and total compensation for the executive officers at the 50th percentile of the peer group data, recognizing that a significant portion of executive officer total compensation should be contingent upon, or variable with, achievement of individual and Company performance objectives and strategic goals, as well as being variable with stockholder value. Further, while the objective for base salary is at the 50th percentile of the peer group data, executives’ base salaries are designed to reward core competencies and contributions to the Company and may be increased above this general benchmark based on (i) the individual’s increased contribution over the preceding year; (ii) the individual’s increased responsibilities over the preceding year; and (iii) any increase in median competitive pay levels.

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Setting Performance Objectives

The Company’s business plans and strategic objectives are generally presented by management at the Company’s annual board meeting. The board engages in an active discussion concerning the financial targets, the appropriateness of the strategic objectives and the difficulty in achieving same. In establishing the compensation plan, our Compensation Committee then utilizes the primary financial objectives from the adopted business plan and operating cash flow as the primary targets for determining the executive officers’ short-term cash incentives and long term equity incentive compensation. The Committee also establishes additional non-financial performance goals and objectives, the achievement of which is required for funding of a significant portion, approximately twenty five percent, of the executive officers’ incentive compensation. In 2011, these non-financial performance goals and objectives included achieving accurate financial reporting and timely SEC filings; demonstrating full compliance and superior performance in the Company’s environmental, health and safety practices; performing appropriate SOX/404 remediation activities and achieving successful testing of and compliance with SOX requirements and general and administrative expense management.

Annual Evaluation

The Chief Executive Officer recommends the actual incentive award amounts for all other executives based on actual company performance relative to the targets as well as on individual performance and recommends the executives’ base salaries levels for the coming year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors for the final short-term cash incentive and long-term equity award amounts for each executive and for the executive’s base salary levels. The actual incentive amounts awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Additional equity-based awards may be also granted to executives, as well as other employees, upon commencement of employment, for promotions or special performance recognition or for retention purposes, based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional grants to an executive, the Chief Executive Officer typically considers the individual’s performance and any planned change in functional responsibility.

Elements of Executive Compensation

Total Compensation

Total compensation for our executives consists of three elements: (i) base salary; (ii) incentive cash award based on achieving specific performance targets as measured by cash flow and other objectives and (iii) equity incentive award, which is also performance based and paid out over a future period in the form of restricted stock or stock purchase options. Base salaries are the value upon which both the incentive compensation percentage targets are measured against. For evaluation and comparison of overall compensation of the executives and to assist it in making its compensation decisions, the Compensation Committee reviews an executive compensation summary, which sets forth for each executive: current compensation and current equity ownership holdings as well as the projected value of each and all such compensation elements, including distributions and dividends there from.

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Base Salaries

Base salaries are designed to compensate executives commensurate with their respective level of experience, scope of responsibilities and to reward sustained individual performance and future potential. The goal has been to provide for base salaries that are sufficiently competitive with other similar-sized companies, both regionally and nationally, in order to attract and retain talented leaders.

Incentive Compensation

Incentive compensation is intended to align compensation with business objectives and performance and enable the company to attract, retain and reward high quality executive officers whose contributions are critical to short and long-term success of the Company. The executives’ incentive awards are based upon three key performance metrics: 1) the Company’s EBIDTA; 2) achievement of agreed-upon strategic and corporate performance goals; and 3) existing Employment Agreement.

The strategic and corporate performance goals are not intended to be a specific agreed-upon goal, but rather a general objective. Management and the board of directors discuss these factors and set objectives that are dynamic and change periodically. In setting these periodic goals, the board of directors discusses with management the nature of the objective and management's proposed method of achieving the goal. These goals change throughout the operational process because of changing dynamics such as economic conditions, current success of marketing, availability of materials, availability of funding and overall momentum toward achieving the goal.

Incentive Plan Compensation

Incentive awards are paid out in cash, restricted common stock or option awards. The incentive award targets for the executives are established at the beginning of the year, generally, as a percentage of their base salary and the actual awards are determined at the following year’s Annual Board of Directors meetings based on actual company performance relative to established goals and objectives, as well as on evaluation of the executive’s relevant departmental and individual performance during the past year. In many instances the award of restricted common stock vests over a four year term in equal periodic tranches. The award of restricted common stock purchased through options generally, although not in every instance, vests immediately upon exercise of the option and generally has a validity of up to ten years and a per share purchase price, of no less than, the fair market value of our common stock on the date of grant. The awards are intended to serve as a means of incentive compensation for performance.

Retirement Plans

Our wholly owned subsidiary, CUI, Inc., maintains a 401(k) plan. The Company has a 401(k) retirement savings plan that allows employees to contribute to the plan after they have completed 3 months of service and are 21 years of age. The Company matches the employee’s contribution up to 6% of total compensation. Total employer contributions, net of forfeitures, were $156,317 and $153,996, for 2010 and 2009, respectively.

Change in Control Agreements

Our executives are awarded protection upon a change in control as specifically provided in their employment contracts.

Perquisites

The Company does not provide for any perquisites or any other benefits for its senior executives that are not generally available to all employees.

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Compensation Committee Charter

Our Compensation Committee Charter is posted on our website at www.cuiglobal.com.

Summary Compensation Table

The following table sets forth the compensation paid and accrued to be paid by the Company for the fiscal years 2011, 2010 and 2009 to the Company’s Chief Executive Officer and two most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William J. Clough, CEO /	2011	325,000	124,792	(2)	-	-	-	-	6,110	455,900
President / Counsel /	2010	282,500	90,000	(2)	-	-	-	-	5,687	378,187
Director (1)	2009	240,000	-		-	-	-	-	23,948	263,948
Daniel N. Ford, CFO (3)	2011	195,000	62,500	(4)	-	-	-	-	33,186	290,686
	2010	157,500	90,000	(4)	-	-	-	-	25,943	273,443
	2009	120,000	-		-	-	-	-	24,249	144,249
Matthew M. McKenzie,	2011	205,000	114,583	(6)	-	-	-	-	32,475	352,058
COO / President of CUI	2010	162,500	90,000	(6)	-	-	-	-	21,848	274,348
Inc. / Director (5)	2009	120,000	-		-	-	-	-	17,298	137,298

Footnotes:

1.	Mr. Clough joined the Company on September 1, 2005. Effective September 13, 2007, Mr. Clough was appointed CEO/President of CUI Global and Chief Executive Officer of CUI, Inc., a wholly owned subsidiary of the Company.
2.	Mr. Clough is employed under a three year employment contract with the company, which was recently extended to run to and through May 15, 2014. Said contract provides, in relevant part, for an annual salary of $325,000 and bonus provisions for each calendar year, beginning with 2010, in which the CUI Global year end Statement of Operations shows the Gross Revenue equal to or in excess of fifteen percent (15%), but less than thirty percent (30%) of the immediate preceding calendar year, Mr. Clough shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed during that entire calendar year. In substitution of the bonus percentages described in the prior sentence, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to one hundred percent (100%) of his prior year base salary. Bonuses are approved quarterly based on the above factors and an evaluation of current performance. All such bonus payments shall be paid to Mr. Clough in equal monthly installments following the quarter in which the bonus is earned and shall be paid on the 15th day of each month. At December 31, 2011 and 2010, there was an accrual of $13,542 and $30,000, respectively, for compensation owed to Mr. Clough.
3.	Mr. Ford joined the Company May 15, 2008 as Chief Financial Officer of CUI Global and CUI, Inc., a wholly owned subsidiary of the Company.

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4.	Mr. Ford is employed under a three year employment contract with the company, which was recently extended to May 15, 2014 and provides, in relevant part, for an annual salary of $195,000 and bonus provisions for each calendar year, beginning with 2010, in which the CUI Global yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year. In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary. Bonuses are approved quarterly based on the above factors and an evaluation of current performance. All such bonus payments shall be paid to Mr. Ford in equal monthly installments following the quarter in which the bonus is earned and shall be paid on the 15th day of each month. At December 31, 2011 and 2010 there was an accrual of $0 and $67,500, respectively, for compensation owed to Mr. Ford.
5.	Mr. McKenzie joined the Company May 15, 2008 as Chief Operating Officer of CUI Global and President and Chief Operating Officer of CUI, Inc., a wholly owned subsidiary of the Company.
6.	Mr. McKenzie is employed under a three year employment contract with the company, which was recently extended to May 15, 2014 and provides, in relevant part, for an annual salary of $205,000 and bonus provisions for each calendar year, beginning with 2008, in which the CUI Global yearend Statement of Operations shows a Net Profit and the Gross Revenue equal to or that exceeds fifteen percent (15%), but less than thirty percent (30%), of the immediate preceding calendar year, he shall be entitled to receive a cash bonus in an amount equal to fifty percent (50%) of his prior year base salary in addition to any other compensation to which he may be entitled; provided, however, that he shall be entitled to the bonus only if he has been employed by the Company during that entire calendar year. In substitution of the bonus percentages described above, he shall be entitled to receive, in any year in which annual Gross Revenue exceeds by 30% of the prior calendar year gross revenue, a sum equal to 100% of his prior year base salary. Bonuses are approved quarterly based on the above factors and an evaluation of current performance. All such bonus payments shall be paid to Mr. McKenzie in equal monthly installments following the quarter in which the bonus is earned and shall be paid on the 15th day of each month. At December 31, 2011 and 2010 there was an accrual of $12,083 and $30,000, respectively, for compensation owed to Mr. McKenzie.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at December 31, 2011 to each of the named executive officers:

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Note: The number of securities and exercise price shown in this schedule and footnotes are shown without giving effect for the reverse split.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
William J. Clough (2)	-	-	1,115,303	0.25	43,466	-	-	-	-
Matthew M. McKenzie (3)	-	-	453,009	0.25	43,466	-	-	-	-
Daniel N. Ford (4)	-	-	377,949	0.25	43,466	-	-	-	-
William J. Clough (5)	-	-	1,115,303	0.30	44,115	-	-	766,771	-
Matthew M. McKenzie (6)	-	-	453,009	0.30	44,115	-	-	311,444	-
Daniel N. Ford (7)	-	-	377,949	0.30	44,115	-	-	259,840	-

Footnotes:

1.	Calculated using the closing market price ($0.19) as of December 31, 2011.
2.	Effective January 1, 2009, Mr. Clough received a fully vested bonus option to purchase 1,115,303 common shares, within ten years from date of issuance, at a price of $0.25 per share.
3.	Effective January 1, 2009, Mr. McKenzie received a fully vested bonus option to purchase 453,009 common shares, within ten years from date of issuance, at a price of $0.25 per share.
4.	Effective January 1, 2009, Mr. Ford received a fully vested bonus option to purchase 377,949 common shares, within ten years from date of issuance, at a price of $0.25 per share.
5.	Effective October 11, 2010, Mr. Clough received a bonus option to purchase 1,115,303 common shares, within ten years from date of issuance, at a price of $0.30 per share that vests over 4 years: 25% at year one and thereafter in equal monthly installments.
6.	Effective October 11, 2010, Mr. McKenzie received a bonus option to purchase 453,009 common shares, within ten years from date of issuance, at a price of $0.30 per share that vests over 4 years: 25% at year one and thereafter in equal monthly installments.
7.	Effective October 11, 2010, Mr. Ford received a bonus option to purchase 377,949 common shares, within ten years from date of issuance, at a price of $0.30 per share that vests over 4 years: 25% at year one and thereafter in equal monthly installments.

DIRECTOR COMPENSATION

The written report and recommendations of Compensia, Inc., as noted above in the section, Equity Compensation Plans Not Approved by Shareholders, upon which the Compensation Committee relied, also included a detailed director and committee compensation report and market analysis. The 2009 Equity Incentive Plan (Executive) provides for the issuance of stock options to attract, retain and motivate directors as well as other management personnel.

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The Compensation Committee concluded that, after giving consideration to the directors’ obligation in representation of the shareholders, the high standard of ethics and talent required, increasing workloads, greater exposure, more stringent director independence standards and the SEC's disclosure rules, directors and committee members should be compensated fairly for time and value delivered and the compensation should be sufficient to attract and retain qualified competent individuals to serve on our board. The Compensation Committee adopted the recommendations of Compensia and approved a director and committee compensation plan.

The Compensation Committee concluded that the appropriate compensation for calendar year 2009 should be in the form of options granted in an amount equal to the 50th percentile for similar companies, but discounted by a factor of 10% at an option strike price of $0.25 per share. This price reflected the true value of the directors’ work provides adequate incentive to each director and does not unfairly penalize the directors for current market conditions. Moreover, the $0.25 strike price reflects the price at which much of the underlying funding and CUI transaction was originally priced.

In keeping with this original compensation structure, the Compensation Committee concluded that the appropriate compensation for calendar year 2010 should continue to be in the form of options granted in an amount equal to the 50th percentile for similar companies, but discounted by a factor of 10% at an option strike price of $0.30 per share. In furtherance of this compensation plan, October 11, 2010, the Board of Directors authorized an additional 3,060,382 options under the 2009 Equity Incentive Plan (Executive) of which 99,000 options were granted to each director of the Company with an exercise price of $0.30 per share and that vest one year after the October 11, 2010 date of grant. The $0.30 option price reflects a stock price fair to both the director and the Company.

Board of Directors Members

•	Cash Retainer - $23,750 annually for board members and $33,750 for the Chairman.
•	Initial, one time only, option to purchase 144,000 (pre-reverse split) common shares at an exercise price that is not less than the fair market value per share. The option vests over four years, 25% after the first year, thereafter equally each month for the balance of the four year term.
•	Annual Option to purchase 99,000 (pre-reverse split) common shares at an exercise price that is not less than the fair market value per share. The option vests in full after one year. During 2011, directors did not receive a grant of options.
•	Meeting fee: none.

Director Compensation Table

The following table sets forth the compensation of the directors, included in the Outstanding Equity Awards schedule noted above, for the fiscal year ending December 31, 2011.

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Director Compensation - Equity Incentive Plan

Note: The number of securities and exercise price shown in this schedule and footnotes are shown without giving effect for the reverse split.

Director	Total Underlying Common Shares (1)	Exercise Price per Share	Option Term from Grant Date	Vesting	Total Underlying Common Vested at 01/1/2011	Total Underlying Common Vested at 01/01/12	Total Underlying Common Vesting at 01/01/13	Total Underlying Common Vesting at 01/01/14	2011 Fees Earned or Paid in Cash (4)	2010 Fees Earned or Paid in Cash (4)	2009 Fees Earned or Paid in Cash (4)
Colton Melby, Chmn.	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$32,875	$32,000	$-
Colton Melby, Chmn.	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
Colton Melby, Chmn.	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$32,000
William J. Clough	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$-	$-	$-
William J. Clough	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
William J. Clough	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$-
Matthew M. McKenzie	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$-	$-	$-
Matthew M. McKenzie	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
Matthew M. McKenzie	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$-
Thomas A. Price	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$23,375	$23,000	$-
Thomas A. Price	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
Thomas A. Price	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$23,000
Sean P. Rooney	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$24,625	$25,500	$-
Sean P. Rooney	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
Sean P. Rooney	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$25,500
Corey Lambrecht	99,000	$0.30	10 years	1 year (3)	-	99,000	99,000	99,000	$24,125	$24,500	$-
Corey Lambrecht	144,000	$0.25	10 years	4 years (2)	72,000	108,000	144,000	144,000	$-	$-	$-
Corey Lambrecht	99,000	$0.25	10 years	1 year (3)	99,000	99,000	99,000	99,000	$-	$-	$24,500

Footnotes:

1.	Effective January 1, 2009, each director received an option to purchase 144,000 common shares within ten years from date of issuance that vests over four years, 25% after the first year and in equal monthly installments over the balance of the four year term. Also, effective January 1, 2009, each director received an option to purchase 99,000 common shares at a price of $0.25 per share that vests one year after issuance. Additionally, effective October 11, 2010, each director received an option to purchase 99,000 common shares at a price of $0.30 per share that vests one year after issuance. Directors are to receive a grant of 99,000 options annually. Options fully vest after one year. During the year ended 2011, directors did not receive a grant of options.
2.	Vests over four years, 25% after the first year and in equal monthly installments over the balance of the four year term.
3.	Options fully vest after one year.
4.	During 2009, 2010, and pro rata through June 30, 2011, each director received an annual cash retainer of $20,000, no meeting fee, Board Chair receives additional $10,000 annually; Audit Committee members receive $3,000 annually, Audit Committee Chair receives $5,500 annually, Compensation Committee members receive $2,000 annually, Compensation Committee Chair receives $4,500 annually. Effective July 1, 2011, each director receives a cash retainer of $23,750 annually paid pro rata from the July 1, 2011 effective date, no meeting fee and the Chairman receives a cash retainer of $33,750 annually paid pro rata from the July 1, 2011 effective date, with no meeting fee.

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Employment Agreements

During fiscal year 2011, three executive officers and two key employees were employed under employment agreements.

Those executive officers are:

•	Chief Executive Officer and General Counsel
•	President/Chief Operating Officer of CUI, Inc., a wholly owned subsidiary of CUI Global, Inc. and Chief Operating Officer of CUI Global, Inc.
•	Chief Financial Officer of CUI Global, Inc. and CUI, Inc., a wholly owned subsidiary of CUI Global, Inc.

To see the material terms of each named executive officer’s employment agreement, please see the footnotes to the Summary Compensation Table.

Those key employees are:

•	Chief Technical Officer
•	Senior Vice President (This office was discontinued in 2011)

Selected Financial Information

The following tables set forth our summary financial data. The summary financial data for the years ended December 31, 2010, 2009 and 2008 are derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The financial statement data for the quarter ended September 30, 2011 has been derived from our financial statements prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information which includes condensed financial statements. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with the Annual Report, Form 10-K for the years ended December 31, 2010, 2009 and 2008 as well as the Form 10-Q for the period ended September 30, 2011, appearing elsewhere in this prospectus. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

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Consolidated Statement of Operations and Comprehensive Loss

	For the nine months ended September 30,		For the year ended December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Revenues:
Product sales	$30,097,874	$26,224,860	$37,502,779	$26,260,899
Revenue from freight	49,754	57,948	72,378	103,733
Total revenue	30,147,628	26,282,808	37,575,157	26,364,632
Cost of revenues	18,565,279	15,850,046	22,727,210	16,153,061
Gross profit (loss)	11,582,349	10,432,762	14,847,947	10,211,571
Operating expenses:
Selling, general and administrative	10,224,273	8,565,375	11,991,976	10,431,636
Research and development	529,863	563,196	740,396	56,042
Bad debt	77,449	27,954	64,684	114,197
Impairment of intangible, patent pending technology	-	-	-	210,403
Impairment of intangible, customer list	-	-	-	246,237
Impairment of goodwill	-	-	-	10,241,529
Impairment of technology rights	-	-	3,105,956	-
Impairment of patents	-	-	418,185	136,811
Total operating expenses	10,831,585	9,156,525	16,321,197	21,436,855
Profit (loss) from operations	750,764	1,276,237	(1,473,250)	(11,225,284)
Other income (expense)
Other income	36,153	85,039	87,178	193,165
Other expense	(48,294)	(130,492)	(158,618)	(331,757)
Investment income (loss)	21,457	50,796	78,074	(41,424)
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount	(316,414)	(3,668,122)	(3,859,342)	(3,096,641)
Interest expense	(686,913)	(914,688)	(1,151,617)	(1,520,447)
Total other income (expense), net	(994,011)	(4,577,467)	(5,004,325)	(4,797,104)
Profit (loss) before taxes	(243,247)	(3,301,230)	(6,477,575)	(16,022,388)
Provision for taxes	21,673	35,092	111,138	-
Consolidated profit (loss) from continuing operations	(264,920)	(3,336,322)	(6,588,713)	(16,022,388)
Profit (loss) from discontinued operations
Profit (loss) from discontinued operations	(160,153)	(74,659)	(871,803)	(21,159)
Gain on divestment of Comex Electronics	603,034	-	-	-
Net profit (loss) from discontinued operations	442,881	(74,659)	(871,803)	(21,159)
Consolidated Net (loss)	177,961	(3,410,981)	(7,460,516)	(16,043,547)
Less: Net profit (loss) from discontinued operations - noncontrolling interest	67,872	(38,686)	(444,620)	(10,791)
Net (loss) allocable to common stockholders	$110,089	$(3,372,295)	$(7,015,896)	$(16,032,756)
Other comprehensive profit (loss)
Foreign currency translation adjustment	63,005	(23,849)	(22,617)	(28,193)
Comprehensive (loss)	$173,094	$(3,396,144)	$(7,038,513)	$(16,060,949)
Basic profit (loss) per common share from continuing operations	$(0.00)	$(0.02)	$(0.03)	$(0.10)
Basic profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$(0.00)	$(0.00)	$(0.00)
Basic profit (loss) per common share	$0.00	$(0.02)	$(0.04)	$(0.10)
Diluted profit (loss) per common share from continuing operations	$(0.00)	$(0.02)	$(0.03)	$(0.10)
Diluted profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$(0.00)	$(0.00)	$(0.00)
Diluted profit (loss) per common share	$0.00	$(0.02)	$(0.04)	$(0.10)
Basic weighted average common and common equivalents shares outstanding	216,859,788	183,860,295	188,567,994	168,531,862
Fully diluted weighted average common and common equivalents shares outstanding	217,590,284	183,860,295	188,567,994	168,531,862

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Condensed Consolidated Balance Sheet and Pro Forma Balance Sheet
As of September 30, 2011
	Actual (Unaudited)	Pro Forma (Unaudited) (2)	Pro Forma as Adjusted (Unaudited) (1) (2)
Cash	$143,750	4,993,750	7,004,861
Total current assets	$8,634,554	13,484,554	15,495,665
Total assets	$32,783,612	37,633,612	39,644,723
Total current liabilities	$9,774,182	5,774,182	5,774,182
Total liabilities	$20,077,865	16,077,865	16,077,865
Total stockholders' equity	$12,705,747	21,555,747	23,566,858
(1)	A $1.00 increase (decrease) in the assumed public offering price of $4.50 per share, the mid-point of the price range set forth on the cover page of this prospectus, would increase (decrease) each of cash, total current assets, total assets and total stockholders’ equity by approximately $2,011,111, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
(2)	Net of costs and expenses, assuming all $10,000,000 is raised.

The pro forma balance sheet data as of September 30, 2011 above gives effect to our receipt of the estimated net proceeds from the sale of shares of common stock by us in this offering at an assumed public offering price of $4.50 per share, the mid-point of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Condensed Consolidated Balance Sheet

	As of September 30,		As of December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Cash and cash equivalents	$143,750	$459,091	$373,823	$391,486
Total current assets	8,634,554	12,142,212	11,676,929	10,344,597
Total assets	32,783,612	40,133,973	35,874,849	38,806,307
Total current liabilities	9,774,182	13,405,794	13,241,513	10,497,367
Total liabilities	20,077,865	25,940,571	23,922,073	32,838,047
Total stockholders' equity	12,705,747	14,133,812	12,299,120	5,936,651
Noncontrolling interest	-	59,590	(346,344)	31,609

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Important Note about Forward-Looking Statements

The following discussion and analysis should be read in conjunction with our audited financial statements as of December 31, 2010 and un-audited 10-Q filings for the third quarter of 2011 and the notes thereto, all of which are filed with the Securities and Exchange Commission (the "SEC"). In addition to historical information, the following discussion contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by such forward-looking information due to factors discussed in our Form 10-K and this prospectus.

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The statements that are not historical constitute "forward-looking statements". Said forward-looking statements involve risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements, express or implied by such forward-looking statements. These forward-looking statements are identified by their use of such terms and phrases as "expects", "intends", "goals", "estimates", "projects", "plans", "anticipates", "should", "future", "believes" and "scheduled".

The variables which may cause differences include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; operating costs; advertising and promotional efforts; the existence or absence of adverse publicity; changes in business strategy or development plans; the ability to retain management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employment benefit costs; availability and costs of raw materials and supplies; and changes in, or failure to comply with various government regulations. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any person that the objectives and expectations of the Company will be achieved.

Losses from Operations; Accumulated Deficit; Negative Net worth and Going Concern.

Historically, the Company has not generated sufficient revenues from operations to self-fund its capital and operating requirements. These factors raise substantial doubt concerning its ability to continue as a going concern. However, subsequent to the closing of this offering, the Company expects that it will have the ability to self-fund its capital and operating requirements through on-going operating activities. If that is not possible, the Company will seek additional working capital from funding that will primarily include equity and debt placements.

Restatement of Prior Periods Financial Statements

The Company previously recorded extinguishments of debt as settlement gains subsequent to performing a thorough analysis of the relevant guidance. Upon review by the SEC, it was determined that the Company should reclassify these extinguishments of debt as additional paid in capital and not as settlement gains as a result of the determination that a related party was involved. For further details regarding the restatement, see Note 2, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Restatement of Prior Periods Financial Statements included with our Form 10-K for the period December 31, 2010.

Overview

CUI Global, Inc., formerly known as Waytronx, Inc., is a Colorado corporation organized on April 21, 1998. The Company’s principal place of business is located at 20050 SW 112th Avenue, Tualatin, Oregon 97062, phone (503) 612-2300. From its Vergence GasPT2 platform targeting the energy sector, to its subsidiary CUI, Inc.'s industry leading Novum digital power platform, Solus advanced power topology targeting the networking and telecom industries and the AMT capacitive encoders, CUI Global has built a diversified portfolio of industry leading technologies that touch many markets.

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In May 2008, CUI Global formed a wholly owned subsidiary that acquired the assets of CUI, Inc., a technology company dedicated to the development, commercialization and distribution of new, innovative electro-mechanical products. Over the past 20 years, CUI has become a recognized name in electronic components worldwide in the areas of power, interconnect, motion control and sound. In that time, the company has been able to leverage many long-standing relationships in Asia to create a flexible, responsive business model that ultimately benefits CUI customers. Today, its industry leading technology platforms which include Novum Advanced Power and AMT Capacitive Encoders are quickly positioning CUI, Inc. as a global leader in the fields of power electronics and motion control. Through the acquisition of CUI, Inc. the Company obtained 352,589 common shares representing an 11.54% interest in Test Products International, Inc., a provider of handheld test and measurement equipment.

Effective July 1, 2009, CUI Global acquired CUI Japan (formerly Comex Instruments Ltd.) and 49% of Comex Electronics Ltd. Both CUI Japan and Comex are Japanese based providers of DSP-based hardware and software that specialize in digital to analog and analog to digital test and measurement equipment. Effective July 1, 2011, CUI Global entered into an agreement to divest the 49% ownership of Comex Electronics for $617,975 in the form of a five year note receivable bearing interest at 4% per annum, payable monthly beginning January 2012. CUI Japan is not affected by this divestment.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that have a significant impact on the results the Company will report in the Company's financial statements. Some of the Company's accounting policies require the Company to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Actual results may differ from these estimates under different assumptions or conditions.

Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized as the excess of the carrying amount over the fair value. Otherwise, an impairment loss is not recognized. Management estimates the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment.

Valuation of Non-Cash Capital Stock Issuances

The Company values its stock transactions based upon the fair value of the equity instruments. Various methods can be used to determine the fair value of the equity instrument. The Company may use the fair value of the consideration received, the quoted market price of the stock or a contemporaneous cash sale of the common or preferred stock. Each of these methods may produce a different result. Management uses the method it determines most appropriately reflects the stock transaction. If a different method was used it could impact the expense and equity stock accounts.

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Patent Costs

The Company estimates the patent applications it has filed will have a future beneficial value to the Company; thus, it capitalizes the costs associated with filing for its patents. At the time the patent is issued, the patent costs associated with the patent are amortized over the useful life of the patent. If the patent is not issued, at that time the costs will be expensed. A change in the estimate of the patent having a future beneficial value to the Company will impact the other assets and expense accounts of the Company.

Revenue Recognition

The recognition of the Company’s revenues requires judgment, including whether a sale includes multiple elements and, if so, whether vendor-specific objective evidence (VSOE) of fair value exists for those elements. Customers may receive certain elements of our products over a period of time. These elements could include licensing rights to manufacture and sell our proprietary patent protected products. The ability to identify VSOE for those elements and the fair value of the respective elements could materially impact the amount of earned and unearned revenue. The Company does not have any history as to the costs expected to be incurred in granting licensing rights relating to its products. Therefore, revenues may be recorded that are not in proportion to the costs expected to be incurred in performing these services.

Liquidity and Capital Resources

General

The Company’s cash and cash equivalents balance are $143,750 and $459,091 at September 30, 2011 and 2010, respectively. At December 31, 2010 and 2009, the Company’s cash and cash equivalents balance are $373,823 and $391,486, respectively.

The Company had net working capital deficit of $1,139,628 at September 30, 2011 and a net working capital deficit from continuing operations of $2,049,065 at September 30, 2010. For the years ended December 31, 2010 and 2009, the Company had a net working capital deficit from continuing operations of $1,477,553 and $644,762, respectively. Operations and investments in patents and equipment have been funded through cash from operations, proceeds from equity financings and borrowings from financial institutions during the nine month period ended September 30, 2011. During the year ended December 31, 2010, operations and investment activities have been funded through cash from operations, proceeds from equity financings and borrowings from financial institutions.

Cash provided by (used in) operations

Operating requirements generated a positive cash flow from continuing operations of $ 264,625 for the nine months ended September 30, 2011, versus positive cash flow from continuing operations of $1,223,268 for the same period last year.  The change in cash provided by (used in) operations is primarily the result of the lower net loss incurred in the first nine months of 2011 associated with a decrease in non-cash interest expense and increase in sales and gross profit, an increase in bad debt expense, increase in depreciation and amortization expenses, an increase in trade accounts receivable, an increase in inventory, a decrease in prepaid expenses and other current assets, decreased deposits and other assets, increase in accounts payable, decrease in accrued expenses, a decrease in accrued compensation and a decrease in unearned revenue.

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The Company’s operating requirements generated a positive cash flow from operations of $628,847 during 2010.

During the first nine months of 2011 and 2010 stock and stock options and warrants have been used as a form of payment to certain consultants, note holders, employees and directors.  For the first nine months of 2011 and 2010, a total of $183,532 and $69,734, respectively, was recorded for compensation and services expense including amortization of deferred compensation related to equity given, or to be given, to employees, directors and consultants for services provided. For fiscal years ending December 31, 2010 and 2009, respectively, the Company recorded a total of $144,912 and $686,237 for compensation and services expense including amortization of deferred compensation related to equity given or to be given to employees and consultants for services provided.

For the nine months ended September 30, 2011, the Company recorded one significant non-cash entry - $316,414 of non-cash interest expense, including the amortization of debt offering costs and warrant related debt discounts. During the nine months ended September 30, 2010, the Company recorded one significant non-cash entry - $3,668,122 of non-cash interest expense, including amortization of beneficial conversion value, amortization of debt offering costs, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount.

During 2010, the Company recorded three significant non-cash entries - $3,859,342 of non-cash interest expense, including amortization of the beneficial conversion value, amortization of debt offering costs, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount, $3,105,956 for the impairment of technology rights and $418,185 of non-cash loss for the impairment of patents. During 2009, the Company recorded five additional significant non-cash entries - $3,096,641 of non-cash interest expense, including amortization of the beneficial conversion value, amortization of debt offering costs, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount, $210,403 of non-cash loss for the impairment of intangible, patent pending technology, $246,237 of non-cash loss for the impairment of intangible, customer list, $10,241,529 of non-cash loss for the impairment of goodwill and $136,811 of non-cash loss for the impairment of patents.

During the nine months ended September 30, 2011 the Company had positive cash flow from discontinued operations of $ 22,141 as compared to a negative cash flow in the prior year comparative period of $805,557.  For the years ended December 31, 2010 and 2009, the Company had positive cash flow from discontinued operations of $78,295 and negative cash flow from discontinued operations of $95,530, respectively.

As the Company focuses on the technology development and product line additions during 2011, it will continue to fund research and development together with related sales and marketing efforts for its technology platforms including the Vergence GasPT2, Novum Advanced Power, AMT Capacitive Encoders and its other electromechanical products. These activities may significantly increase the amount of cash used in operations.

Capital Expenditures and Investments

For the nine months ended September 30, 2011 and 2010, the Company invested $343,086 and $329,068, respectively, in fixed assets. During the years ended 2010 and 2009, the Company invested $352,345 and $240,455, respectively, in fixed assets. Also in 2010, CUI Global invested $9,645 in fixed assets for discontinued operations as compared to $25,403 during the year ended 2009. The Company anticipates further investment in fixed assets during 2011 in support of its on-going business and continued development of product lines and technologies.

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For the nine months ended September 30, 2011 and 2010, CUI Global invested $6,646 and $7,230, respectively, in patent costs. The Company invested $7,230 and $25,355, respectively, in patent costs during the years ended December 31, 2010 and 2009. The Company expects its investment in patent costs will continue throughout 2011 as it invests in patents to protect the rights to use its product and technology developments.

During the nine months ended September 30, 2011 and 2010, CUI Global invested $0 and $70,000, respectively, in technology rights and development. The Company invested $70,000 and $182,441, respectively in technology rights and development during the years ended December 31, 2010 and 2009. Also during the years ended December 31, 2010 and 2009, CUI Global invested $17,448 and $514 in technology rights and development for discontinued operations. The Company expects its investment in technology rights and development will continue throughout 2011 as it works to bring new technology and products to the market.

For the nine months ended September 30, 2011 and 2010, CUI Global invested $37,418 and $0, respectively, in other intangible assets. The Company invested $9,003 and $0, respectively in other intangible assets for discontinued operations during the years ended December 31, 2010 and 2009. The Company expects its investment in other intangible assets may continue throughout 2011.

Effective July 1, 2009, CUI Global acquired CUI Japan (formerly Comex Instruments Ltd.) and 49% of Comex Electronics Ltd. The Purchase Price reflects the acquisition of 100% of CUI Japan (formerly Comex Instruments Ltd.) and 49% of Comex Electronics Ltd. The purchase price for 100% of both entities is approximately $260,000. The $103,589 amount noted below does not include the 51% of Comex Electronics. Terms of the acquisition called for three equal annual payments over three years to acquire the remaining 51% of Comex Electronics. The terms of acquisition were amended to allow CUI Global to acquire the remaining 51% at anytime during the five years following the initial acquisition. In accordance with the Company’s charter, CUI Global maintained two of the three Comex Electronics board positions and therefore held effective control. The following details the initial acquisition of CUI Japan and 49% of Comex Electronics Ltd.:

Purchase price	$103,589
Cash	116,152
Accounts receivable, trade	1,154,278
Other receivables	203,604
Inventory	1,043,688
Other current assets	17,450
Propery and equipment, net	302,518
Deposits and other assets	78,102
Technology rights	34,278
Investmenbts - long term	102,541
Goodwill, Comex Electrinics and CUI Japan	473,692
Liabilities assumed	(3,380,314)
Noncontrolling interest	(42,400)
$103,589

Effective July 1, 2011, CUI Global entered into an agreement to divest the 49% ownership of Comex Electronics for $617,975 in the form of a five year note receivable bearing interest at 4% per annum, payable monthly beginning January 2012. Comex Instruments, Ltd. is not affected by this divestment. Through this transaction in 2009, the Company received $42,003 of cash at acquisition, net of cash paid related to discontinued operations.

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During the nine months ended September 30, 2011 the Company had net cash provided by discontinued investing activities of $195,278 compared to net cash used by discontinued investing activities of $40,639 during the prior year nine month period. For the years ended December 31, 2010 and 2009, CUI Global had net cash used in discontinued investing activities of $36,096 and $69,592, respectively.

Financing activities

During the first nine months of 2011, the Company received proceeds of $673,652 on demand notes payable , $ 58 ,531 of payments were made against notes and loans payable, $ 487,208 of payments were made against notes and loans payable, related party , $35,000 of proceeds were received from a convertible note payable, related party and $50,000 of proceeds were received in relation to the exercise of warrants as follows: $7,000 from a director, $3,000 from a beneficial owner of more than 5% of the outstanding common stock and $40,000 from a beneficial owner of more than 10% of the outstanding common stock.  CUI Global plans on raising the capital needed to fund the further development and marketing of its products as well as payment of its debt obligations.

During the first nine months of 2010, CUI Global issued payments of $290,834 for demand notes payable, $2,092,843 for notes and loans payable, $177,738 of payments for notes and loans payable, related party and received $66,667 of proceeds from the conversion of debt to non-controlling interest, $17,718 from the exercise of warrants for which a former corporate officer and a director participated and $2,000,000 of proceeds from the sales of common stock for which two directors, one former corporate officer and a shareholder with more than 5% beneficial ownership in the Company participated.

During the nine months ended September 30, 2011, net cash used in discontinued financing activities for discontinued operations included $648,218 of payments made against notes and loans payable as compared to net cash provided by discontinued financing activities for the nine months ended September 30, 2010 of $552,705.

During 2010, $3,450,218 of proceeds were received from sales of common stock and the exercise of warrants and options, $66,667 of proceeds were received from the conversion of debt to non-controlling interest. Included in these transactions were the following items, discussed in greater detail at Note 9, Stockholders' Equity included with the 10-K for the period December 31, 2010.

In May 2010 an owner of 10% of the voting rights attached to outstanding shares received 11,220,947 shares of common stock at a per share price of $0.1056 through conversion of a $1,000,000 promissory note plus accrued interest of $184,932.

In August 2010, the Company received $2,000,000 in equity investment for which the Company issued 18,939,394 shares of common stock at $0.1056 per share. The $2,000,000 received was used to pay down the $6,000,000 bank loan with Commerce Bank, bringing the net loan balance to $4,000,000. The 18,939,394 shares of common stock were issued as follows: 8,522,727 to an investor, 3,787,879 to a director, 3,787,879 to a director and 2,840,909 to a former officer.

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A former officer of the Company received a 300,000 share warrant which was exercised August 17, 2010, a former director, received a 300,000 share warrant which was exercised December 16, 2010 and a director received a 400,000 share warrant which was exercised August 18, 2010.

In October 2010, a limited liability company promissory note owner converted $100,000 of the note to 666,666 shares of common stock at $0.15 per share. A former company officer received 111,111 shares in this transaction.

In October 2010, 1,000,000 shares of common stock were issued to a director at $0.20 per share in consideration for a cash payment of $200,000.

In December 2010, 425,000 shares of common stock were issued to a limited liability company at $0.20 per share in consideration for a cash payment of $85,000. A former officer of the Company is a part owner in the limited liability company.

During 2009, $9,808 of proceeds were received from the exercise of warrants. The Company also utilized $672,245 from bank operating lines of credit to fund daily operations during 2009. Included in these transactions was the following item:

During 2009, 416,667 shares of common stock were sold pursuant to a stock purchase agreement with proceeds of $4,167 by an entity controlled by Colton Melby who is Chairman of the Board of Directors.

During 2009, the Company received financing of $105,527 from demand notes payable for discontinued operations and paid $222,465 on notes and loans payable for discontinued operations, net of receipts.

Financing activities – related party activity

Effective September 1, 2010, the Company and the related party holder, IED, Inc., of the $14,000,000 promissory note utilized in the acquisition of CUI, Inc., agreed to reduce the note principal by $1,588,063 and accrued interest by $724,729 and to restructure the interest rate and payment terms. The forgiveness of debt and accrued interest of $2,312,792 was recognized as a contribution of additional paid in capital. With this amendment, the Company agreed to pay $1,200,000 of the principal balance during the fourth quarter of 2010 and an additional $487,208 of the principal balance during the first quarter of 2011. The new terms set the interest rate at 6% per annum with monthly interest payments of $51,545 and a May 15, 2018 balloon payment. For further discussion of this transaction, please see Note 10, the sections Entitled Related Party Transactions and Note 6. Notes Payable, Convertible Notes Payable and Convertible Notes Payable, Related Parties, included with the Form 10-K for the period December 31, 2010.

In May 2009, CUI Global and the related party debt holder of the $17,500,000 convertible promissory note, IED, Inc., agreed to amend the convertible promissory note related to the acquisition of CUI, Inc. by reducing the conversion rate from $0.25 to $0.07 per share to reflect the stock price for the ten day trailing average preceding April 24, 2009, the date of the agreement. The agreement specifically retained the total maximum convertible shares at 70,000,000 as stated in the original Note. This amendment effectively reduced the Note principal from $17,500,000 to $4,900,000. The Company recognized additional paid in capital contribution related to this 2009 extinguishment of debt of $11,808,513. On April 1, 2010, the Company settled the $4,900,000 convertible promissory note and $850,500 in accrued interest on this note for a one-time payment of $50,000 and the conversion of $70,000 of the principal into 1,000,000 shares of the company’s common stock at the stated conversion rate of $0.07 per share. The Company recognized additional paid in capital contribution from the 2010 extinguishment of debt of $5,630,500. For further discussion of this transaction, please see Note 10, the sections Entitled Related Party Transactions and Note 6. Notes Payable, Convertible Notes Payable and Convertible Notes Payable, Related Parties, included with the Form 10-K for the period December 31, 2010.

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During 2010 and 2009, $1,616,180 and $450,000, respectively, in principal and interest payments were made in relation to the promissory notes issued to related party, IED, Inc. Also during 2010, $70,000 of principal was converted to 1,000,000 shares of CUI Global common stock at $0.07 per share in accordance with the convertible note terms and $200,000 of principal was converted to 1,000,000 shares of CUI Global common stock at $0.20 per share in accordance with a settlement agreement. For further discussion of this transaction, please see Note 10, Related Party Transactions and Note 6. Notes Payable, Convertible Notes Payable and Convertible Notes Payable, Related Parties, included with the Form 10-K for the period December 31, 2010.

During 2009, the Company and a related party holder of a $125,000 promissory note agreed to settle the note in exchange for a payment of $100,000. The forgiveness of the remaining principal of $25,000 and $542 of accrued interest was recorded as additional paid in capital contribution. For further discussion of this transaction, please see Note 10, the sections Entitled Related Party Transactions and Note 6. Notes Payable, Convertible Notes Payable and Convertible Notes Payable, Related Parties, included with the 10-K for the period December 31, 2010.

Recap of liquidity and capital resources

The report of our independent registered public accounting firm on our financial statements as of December 31, 2010 contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern. Prior to the acquisition of CUI, Inc. and the settlements of debt in 2009 and 2010, the Company was not generating significant revenues to fund operations. Management believes that upon closing of the offering, the Company to be generating sufficient revenues to fund operations. As of September 30, 2011 the Company had an accumulated deficit of $73,486,649.

The Company may seek to raise additional capital for the continued development and commercialization of its various technology product lines. Subsequent to the closing of this offering, the Company believes its operations and existing financing structure will provide sufficient cash to meet its short term working capital requirements for the next twelve months. As the Company continues to expand and develop its technology and product lines as well as retire debt, additional funding sources may be required. The Company will attempt to raise these funds through borrowing instruments or issuing additional equity.

As of September 30, 2011, CUI, Inc. maintained a revolving working capital line of credit with Wells Fargo Bank, National Association, granting borrowings of up to $4,000,000 with interest payable monthly at the Daily Three Month LIBOR plus 3.75% (4.119% at September 30, 2011). At September 30, 2011, the Company is in compliance with all covenants related to this loan.

Off-Balance Sheet Arrangements

As of September 30, 2011 we have no off-balance sheet arrangements.

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Results of Operations

The accompanying financial statements reflect the operations of the Company for the periods ending September 30, 2011 and 2010 and fiscal years ended December 31, 2010 and 2009.

Revenue

During the nine months ended September 30, 2011 and 2010, revenue was $30,147,628 and $26,282,808, respectively.  The revenue for the nine months ended September 30, 2011 is comprised of $29,799,472 from CUI products, $298,402 from CUI Japan products and $49,754 for freight.  The revenue for the nine months ended September 30, 2010 is comprised of $26,052,800 from CUI products, $171,290 from CUI Japan products, $57,948 for freight and $770 from RediAlert™ products.

During the year ended 2010, revenue was $37,575,157 and $26,364,632 for the same period during 2009. The revenue for the year ended December 31, 2010 is comprised of $37,309,998 from CUI products, $192,011 from CUI Japan products, $72,378 for freight and $770 from RediAlert products. For the year ended December 31, 2009, revenue was comprised of $26,145,223 from CUI products, $103,733 from freight, $88,784 from CUI Japan products and $26,892 from RediAlert products.

The increase in revenues during the periods discussed are the result of continued product introductions, the enhanced sales group including external sales representatives and the overall improvement in the electronics industry.

During 2010, 53% of revenues were derived from five customers. These five customers represented 43%, 3%, 3%, 2% and 2% of sales, respectively. During 2009, 48% of revenues were derived from six customers. These six customers represented 34%, 4%, 3%, 3%, 2% and 2% of sales, respectively.

Cost of revenue

The cost of revenue for the nine months ended September 30, 2011 and 2010 was $18,565,279 and $15,850,046, respectively. The cost of revenues as a percentage of revenue for the nine months ended September 30, 2011 increased slightly to 61.58% from 60.31% during the prior year comparative period. This percentage will vary based upon the product mix sold during the period and is also dependent upon the competitive markets in which the Company competes as well as foreign exchange rates.

The cost of revenue for the year ended December 31, 2010 and 2009 was $22,727,210 and $16,153,061, respectively. The significant increase during 2010 compared to the prior year is primarily the result of the overall growth in sales. As a percentage of sales, the cost of revenue for the year ended December 31, 2010 remained consistent at 60.5% as compared to 61.3% during the prior year ended 2009. This percentage will vary based upon the product mix sold during the period and is also dependent upon the competitive markets in which the Company competes.

Selling, General and Administrative Expenses

Selling, General and Administrative (SG&A) expenses includes such items as wages, consulting, general office expenses, business promotion expenses and costs of being a public company including legal and accounting fees, insurance and investor relations.

For the nine months ended September 30, 2011, SG&A expense were $10,224,273 as compared to $8,565,375 for the same period in 2010, an increase of $1,658,898. The increase is primarily associated with the increase in overall business activity. As a percentage of total revenue, SG&A expenses have increased 1.32% as compared to the first nine months of 2010.

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SG&A expenses increased to $11,991,976 for the year ended December 31, 2010 from $10,431,636 for the same period during 2009. This increase of $1,560,340 is primarily the result of the overall growth of the business in relation to revenues. While the total dollar amount of SG&A expenses increased, as a percentage of sales the SG&A decreased to 31.9% in 2010 from 39.6% in 2009 as a result of increased operating efficiencies.

The Company anticipates its sales and marketing expenditures and general and administrative expenses will further increase in 2011 as the Company continues to grow its revenues and technology offerings.

Research and Development

The research and development costs are related to the various technologies for which CUI Global has acquired licensing rights or is developing internally.

Research and development costs were $529,863 and $563,196, for the nine months ended September 30, 2011 and 2010, respectively. The expense is associated with the continued research and development of new and existing technologies including the Novum digital power modules, Solus advanced power topology, Vergence GasPT2 and other products.

For the years ended December 31, 2010 and 2009, research and development costs were $740,396 and $56,042, respectively. The increase is primarily the result of an increase in expenditures towards the development of the Vergence GasPT2, Novum Advanced Power, AMT Capacitive Encoders and DSP technologies.

The Company expects that research and development expenses will increase during 2011 as the Company continues to expand its product offering and technologies.

Impairment Loss

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In performing the review for recoverability, the future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized as the excess of the carrying amount over the fair value. Otherwise, an impairment loss is not recognized. Management estimates the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment.

During the nine months ended September 30, 2011 and 2010, the Company recorded no impairment charges.

During the year ended December 31, 2010 the Company recorded impairment charges of $3,105,956 related to technology rights and $418,185 related to patents. During the year ended December 31, 2009 the Company recorded impairment charges of $210,403 related to intangible, patent pending technology, $246,237 related to intangible, customer list, $10,241,529 related to goodwill and $136,811 related to patents.

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Bad Debt

During the nine months ended September 30, 2011 and 2010, the Company had bad debt expense of $77,449 and $27,954, respectively. For the years ended December 31, 2010 and 2009, bad debt expense decreased to $64,684 from $114,197 from continuing operations. Bad debt expenses for each of the periods discussed relates to several individual customers.

Other Income

Other income for the nine months ended September 30, 2011, consisted of $17,614 from the recovery of bad debts, $9,762 of gain on foreign exchange, $8,542 of interest income and $235 of miscellaneous income.  Other income for the nine months ended September 30, 2010, consisted of $24,820 gain on foreign exchange, $20,069 recovery of bad debts, $18,431 of interest income ($6,637 from related party), $18,090 of rental income and $3,629 of miscellaneous income. Other income for the year ended December 31, 2010, consisted of $31,496 for foreign exchange gain, $24,582 for interest income, $20,090 of rental income and $11,010 in other income. Other income for the year ended December 31, 2009, consisted of $103,500 for services billed to a related party, $54,543 for foreign exchange gain, $17,988 for interest income, $14,340 of rental income and $2,794 in other income.

Investment Income (Loss)

The Company recognized income of $21,457 on equity investment in affiliate for the nine months ended September 30, 2011 and $50,796 for the same period ended 2010. The Company recognized investment income on equity investment in an affiliate of $78,074 for the year ended December 31, 2010 as compared with a loss of $41,424 for the same period ended 2009.

Financing Fees

During 2010, the Company paid financing fees totaling $78,658 related to equity financing, the operating line of credit and term notes. During 2009, the Company paid financing fees of $21,000 related to the extension received on a note payable.

Change in value of warrant liability

During the nine months ended September 30, 2011 and 2010 and the years ended December 31, 2010 and 2009, there was no change in the value of warrant liability.

Non-cash interest expense, amortization of beneficial conversion value, amortization of debt offering costs, warrant related debt discounts, intrinsic value of convertible debt and amortization of warrant related debt discount

During the nine months ended September 30, 2011 and 2010, the Company recorded an expense of $316,414 and $3,668,122, respectively, for non-cash interest expenses, including amortization of debt discount and debt offering costs. The decrease in expense in 2011 is related to the reduction in the debt discount related to the 2009 and 2010 reductions of debt and related debt discounts associated with the convertible note and note payable used to fund the acquisition of CUI, Inc.

The Company recorded an expense of $3,859,342 during 2010 and $3,096,641 during 2009, for non-cash interest expenses, including amortization of beneficial conversion value, amortization of debt offering costs, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount. The increase in this expense is primarily associated with the expensing of the remaining balance of the discount on convertible note payable for the $4,900,000 note that was settled in full during 2010.

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Interest Expense

For the nine months ended September 30, 2011 and 2010, the Company incurred interest expense of $686,913 and $914,688. The Company incurred $1,151,617 and $1,520,447 of interest expense during the years ended December 31, 2010 and 2009, respectively. Interest expense is for interest on the secured convertible notes, secured and unsecured promissory notes and bank working capital loans and term loans. The decrease between the periods is primarily the result of the reduction of debt during the first nine months of 2011 as well as the years ended 2010 and 2009 through debt settlements and principal payments.

Profit (loss) from discontinued operations

During the nine months ended September 30, 2011 the loss from discontinued operations was $ 160,153 as compared to a loss of $ 74,659 for the same period of 2010.  For the years ended December 31, 2010 and 2009, the loss from discontinued operations was $871,803 and $21,159, respectively.

During the nine months ended September 30, 2011 CUI Global recognized a gain on divestment of Comex Electronics of $603,034 in discontinued operations.  There was no gain on divestment of Comex Electronics during the nine months ended September 30, 2010 or the years ended December 31, 2010 and 2009.

For the nine months ended September 30, 2011, the Company had a net profit from discontinued operations of $442,881 as compared to a loss of $74,659 during the nine months ended September 30, 2010.  During the years ended December 31, 2010 and 2009, the Company had a net loss from discontinued operations of $871,803 and $21,159, respectively.

Consolidated Net Loss

During the nine months ended September 30, 2011, the Company had a consolidated net loss from continuing operations of $264,920, a net profit from discontinued operations of $442,881 and a consolidated net profit of $177,961, with a net profit attributable to CUI Global of $110,089. The net profit is primarily the result of the increase in total revenues and gross profit, the gain on divestment of Comex Electronics reported in discontinued operations and reductions of interest expense and interest expense – amortization of debt offering costs. For the nine months ended September 30, 2010, the Company had a consolidated net loss from continuing operations of $3,336,322, a net loss from discontinued operations of $74,659 and a consolidated net loss of $3,410,981, with a net loss attributable to CUI Global of $3,372,295. The net loss during the nine months ended September 30, 2010 is primarily the result of interest expense – intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount and interest expense. The improvement for the nine months ended September 30, 2011 as compared to 2010 is the result of the increase in total revenues and gross profit, reduction in interest expense and interest expense –– intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount associated with debt repayments and settlements during 2010 and 2011 and the gain on the divestment of Comex Electronics reported in discontinued operations.

The Company had a consolidated net loss from operations of $6,588,713, a net loss from discontinued operations of $871,803 and a consolidated net loss of $7,460,516, with a net loss attributable to CUI Global of $7,015,896 for the year ended December 31, 2010. During the year ended December 31, 2009, CUI Global had a net loss from operations of 16,022,388, a net loss from discontinued operations of $21,159 and a consolidated net loss of $16,043,547, with a net loss attributable to the Company of $16,032,756. The decrease in the net loss for 2010 as compared to the prior year is primarily the result of the following items: an increase in total revenues of $11,210,525 and related gross profits of $4,636,376, an increase in selling, general and administrative expenses of $1,560,340, an increase in research and development expenses of $684,354, a decrease in impairment charges total from $10,834,980 in 2009 to $3,524,141 in 2010, an increase in interest expense – intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount of $762,701, a decrease in interest expense of $368,830 and an increase in the net loss from discontinued operations of $850,644.

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Preferred Stock Dividends

During the nine months ended September 30, 2011 and 2010 and the years ended December 31, 2010 and 2009, the Company recorded Series A, B and C Convertible Preferred Stock dividends of $0 and $0, respectively.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS

Note: The number of securities and conversion price shown in the following transaction in this section are shown without giving effect for the reverse split.

Except as set forth herein, none of the Company’s directors or officers nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to its outstanding shares, nor any relative or spouse of any of the foregoing persons, since the beginning of fiscal year 2011, has any material interest, direct or indirect, in any transaction or in any presently proposed transaction where the amount involved exceeds $120,000 which has or will materially affect the Company.

Financing of the CUI Asset Acquisition and Related Matters

Effective May 16, 2008 the Company formed a wholly owned subsidiary into which CUI, Inc., an Oregon corporation, merged all of its assets. The funding for this acquisition was provided by a bank note, a seller’s note and a convertible seller’s note. Matthew McKenzie, COO and Daniel Ford, CFO each were partial owners in CUI, Inc. prior to the acquisition and they each, along with James McKenzie are shareholders in International Electronic Devices, Inc. (IED). The consideration paid by the Company is summarized as follows:

•      $6,000,000 cash loan from Commerce Bank of Oregon, term of 3 years, interest only, prime rate less 0.50%, secured by Letters of Credit. This note was paid in 2010.

•      $14,000,000 promissory note to International Electronic Devices, Inc. (IED), the former CUI shareholders, payable monthly over three years at $30,000 per month including 1.7% annual simple interest with a balloon payment at the thirty sixth monthly payment, no prepayment penalty, annual success fee of 2.3% payable within three years, right of first refusal to the note payees relating to any private capital raising transactions of CUI Global during the term of the note. Effective September 1, 2010, the Company and the holder of the $14,000,000 promissory note agreed to reduce the note principal by $1,588,063 and accrued interest by $724,729 and to restructure the interest rate and payment terms. The forgiveness of debt and accrued interest of $2,312,792 as recognized as a contribution of additional paid in capital. With this amendment, the Company agreed to pay $1,200,000 of the principal balance during the fourth quarter of 2010 and an additional $487,208 of the principal balance during the first quarter of 2011. The new terms set the interest rate at 6% per annum with monthly interest payments of $51,545 payment and a May 15, 2018 balloon payment.

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•      $17,500,000 convertible promissory note to IED plus 1.7% annual simple interest and 2.3% annual success fee, permitting payees to convert any unpaid principal, interest and success fee to CUI Global common stock at a per share price of $0.25 and at the end of the three year term giving to CUI Global the singular, discretionary right to convert any unpaid principal, interest and success fee to CUI Global common stock at a per share price of $0.25. This note also provided a right of first refusal to the note payees relating to any private capital raising transactions of CUI Global during the term of the note. In May 2009, CUI Global and the debt holder of the $17,500,000 convertible promissory note, IED, Inc., agreed to amend the convertible promissory note related to the acquisition of CUI, Inc. by reducing the conversion rate from $0.25 to $0.07 per share to reflect the stock price for the ten day trailing average preceding April 24, 2009, the date of the agreement. The agreement specifically retained the total maximum convertible shares at 70,000,000 as stated in the original Note. This amendment effectively reduced the Note principal from $17,500,000 to $4,900,000. The Company recognized additional paid in capital contribution related to this 2009 extinguishment of debt of $11,808,513. On April 1, 2010, the Company settled the $4,900,000 convertible promissory note and $850,500 in accrued interest on this note for a one-time payment of $50,000 and the conversion of $70,000 of the principal into 1,000,000 shares of the company’s common stock at the stated conversion rate of $0.07 per share. The Company recognized additional paid in capital contribution from the 2010 extinguishment of debt of $5,630,500.

•      Appointment by note payees of three members to Board of Directors for so long as there remains an unpaid balance was terminated upon release of the convertible seller’s note by payees and described more thoroughly herein.

IED and Other Affiliates Related Matters

During 2010 and 2009, $1,616,180 and $450,000, respectively, in principal and interest payments were made in relation to the promissory notes issued to IED. Also during 2010, $70,000 of principal was converted to 1,000,000 shares of CUI Global common stock at $0.07 per share in accordance with the convertible note terms and $200,000 of principal was converted to 1,000,000 shares of CUI Global common stock at $0.20 per share in accordance with a settlement agreement.

In May 2010 two corporate officers, one of whom is also a director, Daniel N. Ford and Matthew M. McKenzie, as shareholders in IED, an entity that owns Company promissory notes, received 30,303 shares of common stock in a negotiated satisfaction of a promissory note and in December 2010 these two individuals also received 30,612 shares of common stock at $0.20 per share as their portion of the conversion of an additional $200,000 of Company debt owed to IED.

As a part of the CUI asset acquisition, the CUI Global, Inc. corporate offices were relocated to the CUI location at 20050 SW 112th Avenue, Tualatin, Oregon 97062. CUI and CUI Global occupy the 61,380 square feet of offices and warehouse premises under a ten year non-cancelable lease agreement beginning September 1, 2006 with Barakel, LLC at a base monthly rent subject to periodic base payment increases plus real property taxes, utilities, insurance and common area maintenance charges. During the period January 1 through December 31, 2010, the monthly base rent was $40,000. Barakel, LLC is controlled by James McKenzie, majority owner of CUI, Inc. prior to acquisition, majority owner of IED, Inc. and Matt McKenzie, COO and Director of the Company.

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Matters Relating to the $6,000,000 Bank Note

The $6,000,000 bank note as noted above was secured by personal guarantees in the form of Letters of Credit in favor of the Commerce Bank of Oregon. In consideration for posting the Letters of Credit, the Company issued to each individual who supplied a Letter of Credit, warrants to purchase, within 3 years at a per share price of $0.01, one CUI Global common share for each dollar of the Letter of Credit. The warrants became fully vested at the second anniversary date. A former officer of the Company, Clifford Melby, received a 300,000 share warrant which was exercised August 17, 2010; a former director, John Rouse, received a 300,000 share warrant which was exercised December 16, 2010; a director, Colton Melby (Prestamo en Pantalla, LLC, an entity in which Colton Melby controls the investment decisions), received a 400,000 share warrant which was exercised August 18, 2010; a director, Thomas A. Price (Price Family Irrevocable Trust), received a 700,000 share warrant which was exercised April 19, 2011; an investor, Kjell H. Qvale Survivors Trust, received a 4,000,000 share warrant which was exercised May 17, 2011; and a 300,000 share warrant was issued to an individual investor, Stockbridge Enterprises, LP which was exercised May 2008.

In August 2010, the Company received $2,000,000 in equity investment for which the Company issued 18,939,394 shares of common stock at $0.1056 per share. The $2,000,000 received was used to pay down the $6,000,000 bank loan with Commerce Bank, bringing the net loan balance to $4,000,000. The 18,939,394 shares of common stock were issued as follows: 8,522,727 to Stockbridge Enterprises, LP, 3,787,879 to Prestamo en Pantalla, LLC, an entity in which Colton Melby controls the investment decisions, 3,787,879 to Price Family Irrevocable Trust and 2,840,909 to Clifford Melby

Secured Promissory Notes

At December 31, 2007, twenty-four month secured promissory notes totaling $1,100,000 were outstanding. $1,000,000 of these promissory notes were from an entity controlled by a related party, Clifford Melby. During calendar year 2009 the related party portion in the amount of $125,000 was extinguished. The Company paid the related party $100,000 and recognized additional paid in capital contribution on the extinguishment of $25,542 related to the remaining principal and accrued interest forgiven. During calendar year 2009 the Company paid $250,000 in principal. During 2010 the Company paid $43,674 in principal and converted $100,000 to 666,666 shares of common stock at $0.15 per share. At December 31, 2010 there is $481,326 remaining outstanding. Interest accrues at 12% per annum, payable monthly. The Company obtained an extension of the term date to January 1, 2012 for this note payable.

Unsecured Promissory Note

In May 2010 an investor, Kjell H. Qvale Survivors Trust, received 11,220,947 shares of common stock at a per share price of $0.1056 through conversion of a $1,000,000 promissory note plus accrued interest of $184,932.

Common Stock Sold to Affiliates

During 2009, 416,667 shares of common stock were sold pursuant to a stock purchase agreement with proceeds of $4,167 to Prestamo en Pantalla, LLC, an entity in which Colton Melby controls the investment decisions. Mr. Melby is Chairman of the Board of Directors.

In October 2010, 1,000,000 shares of common stock were issued to a director, Thomas A. Price (Price Family Irrevocable Trust) at $0.20 per share in consideration for a cash payment of $200,000.

In December 2010, 425,000 shares of common stock were issued to a limited liability company, Central Finance, LLC, at $0.20 per share in consideration for a cash payment of $85,000. A former officer of the Company, Clifford Melby, is a part owner in the limited liability company.

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Short Term Convertible Loan

In July 2011, a CUI Global officer, Daniel N. Ford, provided a short term convertible loan of $35,000 to the Company which accrues interest at 6% per annum, convertible at $0.17 per common share.

DESCRIPTION OF SECURITIES, MARKET PRICE, DIVIDENDS

AND RELATED STOCKHOLDER MATTERS

Description of Securities

The Company’s Common Stock is traded on the OTC:BB under the trading symbol "CUGI". The Company currently has authorized 325,000,000 common shares with $0.001 par value and 10,000,000 preferred shares with $0.001 par value. Of the 10,000,000 authorized preferred shares, 5,000,000 shares have been designated as Series A Convertible Preferred, 30,000 shares have been designated as Series B Convertible Preferred and 10,000 shares have been designated as Series C Convertible Preferred. As of September 30, 2011, the Company’s outstanding shares consisted of 219,282,472 (pre-reverse split) issued and outstanding shares of common stock, 50,543 shares of Series A Convertible Preferred Stock and no shares of Series B and Series C Convertible Preferred Stock. Of the issued and outstanding common shares, 126,088,518 (pre-reverse split) shares are freely tradable without restriction or limitation under the Securities Act. As of September 30, 2011, the Company had in excess of 3,000 shareholders of record.

The holders of Common Stock and Series A and Series C Convertible Preferred are entitled to one vote per share and holders of Series B Convertible Preferred shares are entitled to one thousand votes per share for all purposes and do not have cumulative voting rights. There is a restriction on the payment of any common stock dividends because any cumulative preferred stock dividends are required to be paid prior to the payment of any common stock dividends. Also, the retained earnings of the Company would be restricted upon an involuntary liquidation by the cumulative unpaid preferred dividends to the preferred stockholders and for the $1.00 per share Series A and $240 per share Series B liquidation preferences. Holders of the Company’s Common Stock do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock, no conversion rights, redemption or sinking-fund provisions.

Set forth below is a summary of the pre-reverse split outstanding securities, transactions and agreements, which relate to 10,853,821 shares of common stock the Company is required to reserve for potential future issuances.

1.    277,986 (pre-reverse split) common shares reserved for conversion of Series A Convertible Preferred

As of September 30, 2011, the Company had 50,543 shares of Series A Convertible Preferred stock outstanding and no shares of Series B. The Series A preferred shares convert to common shares at a ratio of four common shares plus one common bonus share for each share of Series A Preferred. As of September 30, 2011, there is $5,054 in accrued Series A Preferred dividends that convert into 25,271 shares of the Company's common stock at a per share price of $0.20 for certain shareholders who elected to convert accrued dividends to common shares.

2.    302,135 (pre-reverse split) common shares reserved for warrant exercise

Warrants exercisable to 302,135 common shares were issued to an investor as bonus shares in consideration for two investments made in 2006. These warrants may be exercised at any time before August 14, 2012 at a price of $0.01 per share. Resulting from the reverse split, the number of shares outstanding under these plans are reduced and the exercise price per share is increased by the reverse split ratio number.

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3.    8,576,155 (pre-reverse split) common shares reserved for outstanding options issued under our Equity Compensation Plans

As of September 30, 2011 there were reserved for issuance an aggregate of 8,401,155 shares of common stock for options outstanding under the Company’s 2008 Equity Incentive Plan and the Company’s 2009 Equity Incentive Plan (Executive) and an option of a former employee to purchase 175,000 common shares. All of the outstanding options include provisions for adjustment in the number of outstanding options and the related exercise price resulting from the reverse stock split. Resulting from the reverse split, the number of shares outstanding under these plans are reduced and the exercise price per share is increased by the reverse split ratio number.

4.    1,677,545 common shares authorized for issuance under our Equity Compensation Plans

As of September 30, 2011, the Company has 1,677,545 common shares authorized and available for issuance under the Company option plans which shares shall remain unaffected by the reverse split.

The approximate 93,193,954 (pre-reverse split) shares of Common Stock held by existing shareholders as of September 30, 2011 that are "restricted" within the meaning of Rule 144 adopted under the Securities Act (the "Restricted Shares"), may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 promulgated under the Securities Act. The Restricted Shares were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold in accordance with the provisions of Rule 144 of the Securities Act, unless otherwise registered under the Securities Act.

Other than as described herein, as of the date of this prospectus, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of common stock.

Market Value

The Company’s common stock is traded on the OTC:BB under the trading symbol "CUGI". The following table sets forth, the high and low bid prices of its Common Stock for the four quarters of 2010 and 2011 and the first three quarters of 2011 as reported by the National Quotation Bureau. The bid prices quoted below on the OTC:BB, prior to our common stock reverse split, reflect inter-dealer prices without retail mark-up, markdown or commission and may not represent actual transactions.

Year	Quarter	High Bid	Low Bid
2010	First Quarter	$0.14	$0.07
	Second Quarter	$0.15	$0.06
	Third Quarter	$0.25	$0.12
	Fourth Quarter	$0.36	$0.13
2011	First Quarter	$0.29	$0.18
	Second Quarter	$0.24	$0.13
	Third Quarter	$0.20	$0.09
	Fourth Quarter	$0.22	$0.10

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Dividend Policy

The Company has never paid cash dividends on its common stock and the Company does not expect to pay dividends in the foreseeable future. Our ability to pay dividends on our common stock is restricted by the terms of our agreements with the holders of our Series A and Series B Convertible Preferred Stock. As of September 30, 2011, the Company has 50,543 Series A Convertible Preferred shares outstanding and no Series B Convertible Preferred shares outstanding. In the past, the Company has fulfilled its dividend obligations on the Series A and Series B Convertible Preferred Stock through a combination of the issuance of additional shares of its Series A Convertible Preferred and/or common stock and cash payments. On September 30, 2011 dividends payable for the Series A Convertible Preferred Stock was $5,054. Holders of the Company’s Series B Convertible Preferred Stock are entitled to annual dividends of $1.00 per share. As of this filing, all Series B Convertible Preferred Stock had been converted to common shares.

We currently expect to retain future earnings to finance the growth and development of our business. The timing, amount and form of future dividends, if any, will depend, among other things, on our future results of operations and cash flows; our general financial condition and future prospects; our capital requirements and surplus; contractual restrictions; the amount of distributions, if any, received by us from our subsidiaries; and other factors deemed relevant by our board of directors. Any future dividends on our common shares would be declared by and subject to the discretion of our board of directors.

Equity Compensation Plans Approved by Shareholders

On May 15, 2008 the Company’s Board of Directors adopted the 2008 Equity Incentive Plan and authorized 1,500,000 shares of common stock to fund the Plan. At the 2008 Annual Meeting of Shareholders the Equity Incentive Plan was approved by the Company shareholders. At the 2009 Annual Meeting of Shareholders the shareholders approved an amendment to the 2008 Equity Incentive Plan to increase the number of common shares issuable under the plan from 1,500,000 to 3,000,000. All of these shares have been registered under Form S-8. The authorized and available common shares of this option plan that were not issued or issuable at the effective date of the reverse split are unaffected by the reverse split.

The 2008 Equity Incentive Plan is intended to: (a) provide incentive to employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors and independent contractors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding employees, directors, independent contractors and advisors.

The 2008 Equity Incentive Plan provides for the issuance of incentive stock options (ISOs) and Non Statutory Options (NSOs) to employees, directors and independent contractors of the Company. The Board shall determine the exercise price per share in the case of an ISO at the time an option is granted and such price shall be not less than the fair market value or 110% of fair market value in the case of a ten percent or greater stockholder. In the case of an NSO, the exercise price shall not be less than the fair market value of one share of stock on the date the option is granted. Unless otherwise determined by the Board, ISOs and NSOs granted under the both plans have a maximum duration of 10 years.

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Equity Compensation Plans Not Approved by Shareholders

In January 2009 the Company Board of Directors received and approved a written report and recommendations of the Compensation Committee which included a detailed executive equity compensation report and market analysis and the recommendations of Compensia, Inc., a management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. The Compensation Committee used the report and analysis as a basis for its formal written recommendation to the board. Pursuant to a board resolution the 2009 Equity Incentive Plan (Executive), a Non-Qualified Stock Option Plan, was created and funded with 4,200,000 shares of $0.001 par value common stock. The Compensation Committee was appointed as the Plan Administrator to manage the plan.

October 11, 2010, the Board of Directors authorized an additional 3,060,382 (pre-reverse split) options under the 2009 Equity Incentive Plan (Executive) which were granted: 99,000 (pre-reverse split) to each director of the Company with an exercise price of $0.30 (pre-reverse split) per share and vesting one year after the October 11, 2010 date of grant. Two employees who also serve as directors received 1,568,312 (pre-reverse split) bonus options as employees and 898,070 (pre-reverse split) stock options were granted to corporate officers and employees. The employee bonus options have an exercise price of $0.30 (pre-reverse split) per share and vest over four years, 25% at year one and thereafter in equal monthly installments.

The 2009 Equity Incentive Plan (Executive) provides for the issuance of stock options to attract, retain and motivate executive and management employees and directors and to encourage these individuals to acquire an equity interest in the Company, to make monetary payments to certain management employees and directors based upon the value of the Company’s stock and to provide these individuals with an incentive to maximize the success of the Company and further the interest of the shareholders. The 2009 Plan provides for the issuance of Incentive Non Statutory Options. The Administrator of the plan is authorized to determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2009 Plan have a maximum duration of 10 years.

The Company has outstanding at September 30, 2011, the following (pre-reverse split) options issued under equity compensation plans not approved by security holders:

•     During 2006, the Company issued options to a former employee a five year option for the purchase of 350,000 common shares at an exercise price of $0.01 per share as a bonus. On June 26, 2011, 175,000 expired and the remaining fully vested 175,000 will expire December 26, 2011.

•     During 2009, the Company issued under the 2009 Equity Incentive Plan (Executive) to officers and directors options to purchase restricted common stock at $0.25 per share as follows: 2,550,273 fully vested shares; 864,000 shares that vest over four years, 25% at year one and thereafter in equal monthly installments; and 594,000 shares that fully vested one year after the date of grant.

•     During 2010 the Company issued under the 2009 Equity Incentive Plan (Executive) to officers and directors options to purchase restricted common stock at $0.30 per share as follows: 594,000 options that vest one year after the October 11, 2010 grant date and 2,466,382 options that vest over four years, 25% at one year after the grant date, thereafter in equal monthly installments.

•     During 2011, the Board of Directors approved stock bonuses to be issued to company officers totaling $320,000. The bonuses, as described in their respective employment contracts, are performance based.

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The description of the Company’s capital stock does not purport to be complete and is subject to and qualified by its Articles of Incorporation and Bylaws, amendments thereto, including the Certificates of Designation for its Series A, Series B and Series C Convertible Preferred Stock and by the provisions of applicable Colorado law. The Company’s transfer agent is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

Common Stock Reverse Split

August 23, 2011 the Stockholders approved a proposal to effect a reverse stock split of the issued and outstanding shares of the Company’s $0.001 par value common stock at any time prior to June 30, 2012 at a ratio of up to one for fifty (1 for 50), as determined by the board of directors in its sole discretion. The number of authorized common stock will remain unaffected and the par value will remain at $0.001 per share.

At a Board of Directors meeting held October 13, 2011, the directors authorized the President and CEO, William J. Clough, and the CFO, Daniel N. Ford, to set the common stock reverse split ratio which they set at one share for thirty shares (1:30) which became effective at 12:01 a.m. on February 14, 2012.

The reverse split does not affect any stockholder’s proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any stockholder, other than an adjustment, which may occur due to fractional shares. There were approximately 3,000 beneficial owners of our common stock as of June 30, 2011. The reverse split did not cause a significant change in the number of beneficial owners of our common stock. Likewise, the reverse split did not affect the total stockholders’ equity in the Company or any components of stockholders’ equity as reflected on the financial statements of the Company except to change the number of issued and outstanding shares of capital stock.

UNDERWRITING

We and the underwriter have entered into an Underwriting Agreement, which sets forth the obligations, terms and conditions relating to the sale of our shares and Merriman’s obligation to purchase our shares. We must raise at least $10,000,000 in order to close this offering to secure our Nasdaq Capital Market listing. We will sell 2,222,222 shares to the Underwriter, on a firm commitment basis for $10,000,000, who shall be entitled to a 7.5% underwriting discount. Merriman Capital will have “underwriter” status as that term is defined under the Securities Act of 1933, as amended (Securities Act) for all shares offered under this prospectus.

Merriman Capital, Inc. and any broker-dealers who act in connection with the sale of our shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because Merriman Capital, Inc. is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder for all shares offered and sold under this prospectus.

The underwriter has advised us that it does not intend to confirm sales of the common stock to any account over which it exercises discretionary authority in an aggregate amount in excess of 5% of the total securities offered by this prospectus.

The underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.2025 per share. The underwriter may allow, and the dealers may re-allow, a discount not in excess of $0.0675 per share to other dealers. After the public offering, the public offering price, concession and discount may be changed.

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The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of our common stock. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that our common stock can be resold at or above the initial public offering price.

Underwriting Discounts and Commissions

The underwriting discounts and commissions per share are equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The underwriting discounts and commissions are 7.5% of the public offering price. We have agreed to pay the underwriter the following discounts and commissions, assuming either no exercise by the underwriter of the underwriter’s over-allotment option:

	Total Fees
	Per Share	Assuming All Offered Shares are Sold
Public offering price	$4.500	$10,000,000
Underwriting discounts and commissions (1)	$0.338	$750,000
Non-accountable expense allowance (2)	$0.090	$200,000
Proceeds to us, before expenses	$4.073	$9,050,000

(1)  The underwriting discount is $0.338 per share (7.5% of the price of the shares sold in the offering).

(2)  The expenses are payable by us to the underwriter are $200,000 or 2% of the gross proceeds of the shares purchased excluding the over-allotment shares.

Short Sales, Stabilizing Transactions, Penalty Bids, Over-Allotment

In connection with the offering, Merriman Capital, Inc. may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriter in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriter’s over-allotment option. In determining the source of shares to close-out the covered syndicate short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close-out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriter may also make “naked” short sales of shares in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

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The underwriter also may impose a penalty bid. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when Merriman Capital, Inc. repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases. Any of these activities may have the effect of preventing or retarding a decline in the market price of our common stock. They may also cause the price of our common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on The Nasdaq Capital Market or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, they may discontinue them at any time.

We engaged the services of a European business consultant, Dorian Prosdocimi, to assist us with the promotion of our stock in Europe. For his part, Mr. Prosdocimi is a principal of a British Financial Services Authority (“FSA”) authorized and regulated entity in the UK and is a retained consultant, providing various services for the company. Mr. Prosdocimi receives compensation in the form of unregistered common stock, over the course of a twelve (12) month term, in an amount of 200,000 pre-reverse split common shares per month.

Merriman Granted a Right of First Refusal to Provide Investment Banking Services

The underwriting agreement grants Merriman a Right of First Refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company starting upon the closing of the underwritten offering herein and for a period of twelve (12) months following the effective date of the transaction contemplated by this prospectus. In the event Merriman is terminated or if the transaction contemplated by this prospectus is not consummated, Merriman will not be entitled to the right of first refusal. As compensation for any of the investment banking services, Merriman will be paid customary fees to be mutually agreed upon at the appropriate time. Notwithstanding the foregoing, Merriman shall lose the Right of First Refusal if the capital raising transaction is terminated or if Merriman ceases to be engaged by us for the transactions herein. Other than the foregoing, Merriman Capital, Inc. does not have any material relationship with us or any of our officers, directors or controlling persons, except with respect to Merriman Capital, Inc.’s contractual relationship with us entered into in connection with this offering.

79

Lock-Up Agreements and Indemnification

Each of our officers and directors have entered into certain lock-up agreements, pursuant to which they have agreed with the underwriter not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of our common stock, for a period of at least 180 days after the date of the final prospectus relating to this public offering, without the prior joint written consent of Merriman Capital, Inc. on behalf of the underwriters. This consent may be given at any time without public notice. In addition, if we issue an earnings release or material news or a material event relating to us occurs during the last 17 days of 180-day lock-up period, or if prior to the expiration of the 180-day lock-up period we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by underwriter’s lock-up agreements will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merriman Capital, Inc. waives, in writing, such extension. The lock-up agreements do not apply to the exercise of options or warrants or the conversion of a security outstanding on the date of this prospectus and which is described in this prospectus, nor do they apply to transfers or dispositions of shares made (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth in the lock-up agreements, (ii) to any trust for the direct or indirect benefit of a signatory to a lock-up agreement or the immediate family of such signatory, provided that the trustee of the trust agrees to be bound by the restrictions set forth in the lock-up agreements, (iii) by will or intestate succession provided the transferee agrees to be bound by the restrictions set forth in the lock-up agreements, or (iv) to the underwriter pursuant to the Underwriting, provided that Merriman Capital, Inc. receives prior written notice of any transfer pursuant to (i) through (iii) above. There are no agreements between the underwriter and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 180-day period; however, the underwriter may waive this requirement at its election. In addition, we have agreed with the underwriter not to make certain issuances or sales of our securities for a period of at least 180 days after the date of the final prospectus relating to this public offering, without the prior joint written consent of Merriman Capital, Inc. on behalf of the underwriters.

The Underwriting Agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prospectus in Electronic Format

A prospectus in electronic format may be made available on Internet sites or through other online services maintained by one or more of the underwriter and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

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USE OF PROCEEDS

Assuming that all shares are sold, we estimate that we will receive up to $8,850,000 in net proceeds from our sale of 2,222,222 common shares sold by us in this offering. Our net proceeds from this offering represent the amount we expect to receive after paying the underwriter commissions ($750,000), underwriting expenses ($200,000) and expenses of the offering payable by us ($200,000). For purposes of estimating our net proceeds, we have assumed that the offering price of our common shares will be $4.50 per common share.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust or similar account. All proceeds from this offering will be available immediately to us for use, regardless of whether we are able to place the entire offering.

We cannot specify with certainty the particular uses for the net proceeds to be received by us from this offering.  Accordingly, our management team will have broad dissertation in using the net proceeds to be received by us from this offering. We currently plan to use the net proceeds of this offering to fund working capital, capital expenditures and other general corporate purposes, including the repayment of the principal loan balance as it comes due under the $4.0 million term note with the Business Credit division of Wells Fargo Capital Finance, Wells Fargo Bank, N.A. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

As part of our business strategy, we pursue acquisitions of other businesses and technologies. We may use a portion of the proceeds to fund expansion of our current business through acquisitions or investments in other strategic businesses, products or technologies. We have no commitments or agreements with respect to any expansion or future acquisition opportunity at this time, although we assess opportunities on an ongoing basis and from time to time have discussions with other companies about potential transactions. We will have broad discretion in the way we use the net proceeds; however, we cannot predict with certainty all of the particular uses for the proceeds from this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our product development and commercialization efforts, whether or not we enter into strategic collaborations or partnerships and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The costs and timing of product development and marketing approval, particularly relating to electronic components, are highly uncertain, are subject to substantial risks and can often change. Accordingly, we may change the allocation of use of these proceeds as a result of such contingencies and other development activities, the establishment of collaborations, our manufacturing and distribution requirements and competitive developments.

Additionally, we anticipate that a portion of the proceeds from this offering will be used to create a public market for our common stock, allow us easier and quicker access to the public markets should we need more capital in the future, increase the profile and prestige of our company with existing and possible future registered users, vendors and strategic partners and make our stock more valuable and attractive to our employees and potential employees for compensation purposes.

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Based on our current operating plan, we anticipate that the net proceeds of this offering, together with our existing cash, cash equivalents and borrowing capacity under our revolving working capital line of credit with Wells Fargo Bank, National Association will be sufficient to enable us to maintain our currently planned operations.

Pending the use as described above, we plan to invest the net proceeds in a variety of capital preservation investments, including short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or guaranteed obligations of the United States government.

DILUTION

If you invest in our common stock, your ownership interest will be immediately diluted to the extent of the difference between the initial offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Use of Proceeds that Dilution results from the fact the per share offering price of the common stock is substantially in excess of the book value per share attributable to the existing stockholders for the presently outstanding stock.

Our net tangible book value at September 30, 2011 was $(9,771,730) and our net tangible book value per share was $(1.34) post reverse split, before giving effect to this offering. Pro forma net tangible book value per share post reverse split before the offering has been determined by dividing net tangible book value (total book value of tangible assets less total liabilities) by the number of shares of common stock outstanding at September 30, 2011. Dilution in net tangible book value per share represents the difference between the amount per share that you pay in this offering and the net tangible book value per share immediately after this offering.

After giving effect to the receipt of the estimated net proceeds from the sale by us of shares, assuming an offering price of $4.50 per share and the application of the estimated net proceeds therefrom as described under "Use of Proceeds," our net tangible book value post reverse split at September 30, 2011 would have been $(921,731), or $(0.10) per share of common stock post reverse split. This represents an immediate increase in net tangible book value per share post reverse split of $1.24 to existing stockholders and an immediate decrease in net tangible book value per share post reverse split of $4.60 to you. The following table illustrates the dilution post reverse split.

Assumed offering price per share	$4.50
Net tangible book value per share at September 30, 2011	$(1.34)
Increase per share attributable to this offering	$1.24
Net tangible book value per share after this offering	$(0.10)
Dilution per share to new investors	$4.60

LEGAL PROCEEDINGS

The Company and its subsidiaries are not a party in any legal proceedings. No director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

82

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal Counsel

The legality of the issuance of the shares offered in this prospectus will be passed on for us by Johnson, Pope, Boker, Ruppel & Burns, LLP.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Certifying Accountant

The financial statements of the Company, for the years December 31, 2010 and 2009, appearing in this registration statement have been audited by Webb & Company, P. A., Independent Registered Public Accounting Firm. Webb & Company, P. A. billed the Company an aggregate of $99,585 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2010 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2010. Webb & Company, P. A. billed the Company an aggregate of $77,799 in fees and expenses for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2009 and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2009. Webb & Company, P.A. did not bill any audit related fees, tax fees, or other fees during the years ended December 31, 2010 and 2009.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has had no disagreements with Webb & Company, P. A. as the Company’s Independent Registered Public Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

MATERIAL CHANGES

There were no material changes in the registrant’s affairs which have occurred since the end of the latest fiscal year for which certified financial statements were included with the annual report to security holders and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado General Corporation Act, as revised, provides that If so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director directly or indirectly derived an improper personal benefit.

83

Our Articles of Incorporation and By-Laws provide that a person who is performing his or her duties shall not have any liability by reason of being or having been a director of the corporation and that the Company shall indemnify and advance expenses to a director or officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with the indemnification sections of Colorado statutes.

The above discussion of our Articles of Incorporation and the General Corporation Law of Colorado is only a summary and is qualified in its entirety by the full text of each of the foregoing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, with respect to the offer, issuance and sale of the shares of our common stock being registered herein. This Prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered:

(i)    a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus;

(ii)   we will provide this information upon written or oral request;

(iii)  we will provide this information at no cost to the requester.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement, but not delivered with the prospectus;

(i) we will provide these reports or documents upon written or oral request;

(ii) we will provide these reports or documents at no cost to the requester;

(iii) contact us at: CUI Global, Inc., 20050 SW 112th Avenue, Tualatin, Oregon 97062; phone us at (503) 612-2300; and

(iv) email us at Investors@CUIGlobal.com or view copies online at www.CUIGlobal.com.

84

You may read and copy all or any portion of the registration statement or any other information, which we filed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The address for the SEC's public reference room in Washington, D.C. is U.S. Securities and Exchange Commission, 100 "F" Street, N.E., Washington, DC 20549. You may request copies of these documents, upon payment of a duplicating filing fee, by writing to the SEC. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov and our Company website at www.CUIGlobal.com.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CUI Global, Inc.

Consolidated Financial Statements

December 31, 2010 and 2009

Unaudited Consolidated Financial Statements

September 30, 2011 and December 31, 2010

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:

CUI Global, Inc. (formerly known as Waytronx, Inc.)

We have audited the accompanying consolidated balance sheets of CUI Global, Inc. (formerly known as Waytronx, Inc.) and subsidiaries (the “Company”) as of December 31, 2010 and 2009 (Restated) and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the two years ended December 31, 2010 and 2009 (Restated). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of CUI Global, Inc. (formerly known as Waytronx, Inc.) and subsidiaries as of December 31, 2010 and 2009 (Restated) and the results of its operations and its cash flows for the two years ended December 31, 2010 and 2009 (Restated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss of $7,015,896, a working capital deficiency from continuing operations of $1,477,553 and an accumulated deficit of $73,596,738 at December 31, 2010. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

March 30, 2011

F-2

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Consolidated Balance Sheets

For the Years Ended December 31, 2010 and 2009

	December 31, 2010	Restated December 31, 2009

Assets:
Current Assets:
Cash and cash equivalents	$373,823	$391,486
Trade accounts receivable, net of allowance of $125,000 and $135,000, respectively	3,822,735	3,181,863
Other accounts receivable	15,926	7,852
Other accounts receivable, related party	202,418	188,790
Inventories, net of allowance of $164,005 and $100,000, respectively	3,735,641	2,706,950
Prepaid expenses and other	339,103	366,271
Assets held for sale	3,187,283	3,501,385
Total current assets	11,676,929	10,344,597

Property and equipment, net	1,010,362	1,091,935

Other assets:
Investment - equity method	157,149	79,075
Investments - long term	-	-
Technology rights, net	778,903	4,077,646
Patent costs, net	-	428,370
Other intangible assets, net	-	11,502
Deposits and other	63,215	35,000
Notes receivable, net	15,831	79,451
Debt offering costs, net	450,859	937,130
Goodwill, trademark and tradename CUI	4,892,856	4,892,856
Goodwill, trademark and tradename V-Infinity	1,373,828	1,373,828
Goodwil, patent pending technology	551,559	551,559
Goodwill, customer list	1,857,000	1,857,000
Goodwill, CUI Japan	139,201	139,201
Goodwill, net	12,907,157	12,907,157
Total other assets	23,187,558	27,369,775
Total assets	$35,874,849	$38,806,307

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$1,757,682	$1,538,666
Preferred stock dividends payable	5,054	5,054
Demand notes payable	1,549,779	2,092,229
Accrued expenses	1,588,684	2,383,470
Accrued compensation	399,013	235,137
Unearned revenue	70,030	84,438
Notes payable, current portion due	4,109,749	678,128
Notes payable, related party, current portion due	487,208	170,852
Convertible notes payable, current portion due	-	300,000
Liabilities held for sale	3,274,314	3,009,393
Total current liabilities	13,241,513	10,497,367
Long term notes payable, net of current portion due of $109,749 and $53,128, respectively	371,577	6,042,611
Long term notes payable, related party, net of current portion due of $487,208 and $170,852 and discounts of $0 and $369,516, respectively	10,308,983	13,171,624
Long term convertible notes payable	-	-
Long term convertible notes payable, related party, net of discounts of $0 and $2,773,555, respectively	-	3,126,445
Total liabilities	23,922,073	32,838,047

Commitments and contingencies		-

Stockholders' equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized	-	-
Convertible Series A preferred stock, 5,000,000 shares authorized, 50,543 shares issued and outstanding liquidation preference of $50,543 at December 31, 2010 and December 31, 2009, respectively	51	51
Convertible Series B preferred stock, 30,000 shares authorized, and no shares outstanding at December 31, 2010 and December 31, 2009, respectively	-	-
Convertible Series C preferred stock, 10,000 shares authorized, and no shares outstanding at December 31, 2010 and December 31, 2009, respectively	-	-
Common stock, par value $0.001; 325,000,000 and 325,000,000 shares authorized and 214,045,673 and 169,837,626 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	214,046	169,838
Common stock issuable; 50,000 and 0 shares authorized and issuable at December 31, 2010 and December 31, 2009, respectively	50	-
Additional paid-in capital	85,732,521	72,375,797
Accumulated deficit	(73,596,738)	(66,580,842)
Accumulated other comprehensive income (loss)	(50,810)	(28,193)
Total stockholders' equity	12,299,120	5,936,651
Noncontrolling interest	(346,344)	31,609
Total liabilities and stockholders' equity	$35,874,849	$38,806,307

See accompanying notes to financial statements

F-3

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended December 31, 2010 and 2009

	2010	(Restated) 2009
Revenues:
Product sales	$37,502,779	$26,260,899
Revenue from freigth	72,378	103,733
Total revenue	37,575,157	26,364,632
Cost of revenues	22,727,210	16,153,061
Gross profit	14,847,947	10,211,571
Operating expenses:
Selling, general and administrative	11,991,976	10,431,636
Research and development	740,396	56,042
Bad debt	64,684	114,197
Impairment of intangible, patent pending technology	-	210,403
Impairment of intangible, customer list	-	246,237
Impairment of goodwill	-	10,241,529
Impairment of technology rights	3,105,956	-
Impairment of patents	418,185	136,811
Total operating expenses	16,321,197	21,436,855
(Loss) from operations	(1,473,250)	(11,225,284)
Other income (expense)
Other income	87,178	193,165
Other expense	(158,618)	(331,757)
Investment income (loss)	78,074	(41,424)
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount	(3,859,342)	(3,096,641)
Interest expense	(1,151,617)	(1,520,447)
Total other income (expense), net	(5,004,325)	(4,797,104)
(Loss) before taxes	(6,477,575)	(16,022,388)
Provision for taxes	(111,138)	-
Consolidated Net (loss) from continuing operations	(6,588,713)	(16,022,388)
(Loss) from discontinued operations
Profit (loss) from discontinued operations	(871,803)	(21,159)
Net (loss) from discontinued operations	(871,803)	(21,159)
Consolidated Net (loss)	(7,460,516)	(16,043,547)
Less: Net (loss) from discontinued operations - noncontrolling interest	(444,620)	(10,791)
Net (loss) allocable to common stockholders	$(7,015,896)	$(16,032,756)
Other comprehensive profit (loss)
Foreign currency translation adjustment	(22,617)	(28,193)
Comprehensive (loss)	$(7,038,513)	$(16,060,949)
Basic and diluted (loss) per common share from continuing operations	$(0.03)	$(0.10)
Basic and diluted (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$(0.00)	$(0.00)
Basic and diluted (loss) per common share	$(0.04)	$(0.10)
Basic and diluted weighted average common and common equivalent shares outstanding	188,567,994	168,531,862

See accompanying notes to financial statements

F-4

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2010 and 2009

	Series A Preferred Stock and						Common Stock and
	Preferred Stock Issuable		Series B Preferred Stock		Series C Preferred Stock		Common Stock Issuable
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2008	50,543	$51	-	$-	-	$-	166,208,406	$166,208
Reclassification to equity of accrued compensation payable in stock	-	-	-	-	-	-	-	-
Warrants and options granted for services and compensation	-	-	-	-	-	-	-	-
Additional paid in capital assoicated with debt extinguishments	-	-	-	-	-	-	-	-
Reclassification of warrant liability, net	-	-	-	-	-	-	-	-
Common stock issued for options and warrants exercised in exchange for cash and accrued compensation	-	-	-	-	-	-	1,129,220	1,130
Common stock issued for services and compensation	-	-	-	-	-	-	2,500,000	2,500
Common stock issued in conjunction with the conversion of debt	-	-	-	-	-	-	-	-
Issuance of common stock	-	-	-	-	-	-	-	-
Beneficial conversion value and value of warrants issued with financing guarantees
Beneficial conversion value and value of warrants issued with convertible debt	-	-	-	-	-	-	-	-
Series A Preferred Stock dividends, $0.10 per share	-	-	-	-	-	-	-	-
Series A Preferred Stock dividends conversion to common stock	-	-	-	-	-	-	-	-
Noncontrolling interest subsequent to acquisition of Comex Electronics Ltd.	-	-	-	-	-	-	-	-
Series B Preferred Stock dividends reversal	-	-	-	-	-	-	-	-
Series A Preferred Stock issued for services of employee	-	-	-	-	-	-	-	-
Series B Preferred Stock issued for services of employee	-	-	-	-	-	-	-	-
Series A Preferred Stock converted to common stock	-	-	-	-	-	-	-	-
Series B Preferred Stock converted to common stock	-	-	-	-	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	-	-	-
Net loss for the year ended December 31, 2009	-	-	-	-	-	-	-	-
Unrealized losses on marketable securities	-	-	-	-	-	-	-	-
Accumulated foreign currencty translation adjustment	-	-	-	-	-	-	-	-
Balance, December 31, 2009	50,543	$51	-	$-	-	$-	169,837,626	$169,838
Reclassification to equity of accrued compensation payable in stock	-	-	-	-	-	-	-	-
Warrants and options granted for services and compensation	-	-	-	-	-	-	-	-
Additional paid in capital assoicated with debt extinguishments	-	-	-	-	-	-	-	-
Common stock issued for options and warrants exercised in exchange for cash and accrued compensation	-	-	-	-	-	-	1,107,902	1,108
Common stock issued for services and compensation	-	-	-	-	-	-	310,000	310
Common stock issued in conjunction with the conversion of debt	-	-	-	-	-	-	16,800,751	16,801
Issuance of common stock	-	-	-	-	-	-	26,039,394	26,039
Beneficial conversion value and value of warrants issued with convertible debt	-	-	-	-	-	-	-	-
Series A Preferred Stock dividends, $0.10 per share	-	-	-	-	-	-	-	-
Series A Preferred Stock dividends conversion to common stock	-	-	-	-	-	-	-	-
Noncontrolling interest investment in Comex Electronics Ltd.	-	-	-	-	-	-	-	-
Series A Preferred Stock issued for services of employee	-	-	-	-	-	-	-	-
Series B Preferred Stock issued for services of employee	-	-	-	-	-	-	-	-
Series A Preferred Stock converted to common stock	-	-	-	-	-	-	-	-
Series B Preferred Stock converted to common stock	-	-	-	-	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	-	-	-
Net loss for the year ended December 31, 2010	-	-	-	-	-	-	-	-
Less Non-controlling interest	-	-	-	-	-	-	-	-
Unrealized losses on marketable securities	-	-	-	-	-	-	-	-
Accumulated foreign currency translation adjustment	-	-	-	-	-	-	-	-
Balance, December 31, 2010	50,543	$51	-	$-	-	$-	214,095,673	$214,096

(continued)

F-5

						Total
	Additional	Subscription	Accumulated	Noncontrolling	Accumulated Other	Stockholders'
	Paid-in capital	Receivable	Deficit	Interest	Comprehensive Loss	Equity (Deficit)
Balance, December 31, 2008	$59,849,326	$-	$(50,548,086)	$-	$-	$9,467,499
Reclassification to equity of accrued compensation payable in stock	-	-	-	-	-	-
Warrants and options granted for services and compensation	138,067	-	-	-	-	138,067
Additional paid in capital assoicated with debt extinguishments	11,834,055	-	-	-	-	11,834,055
Reclassification of warrant liability, net	-	-	-	-	-	-
Common stock issued for options and warrants exercised in exchange for cash and accrued compensation	21,849	-	-	-	-	22,979
Common stock issued for services and compensation	532,500	-	-	-	-	535,000
Common stock issued in conjunction with the conversion of debt	-	-	-	-	-	-
Issuance of common stock	-	-	-	-	-	-
Beneficial conversion value and value of warrants issued with financing guarantees	-	-	-	-	-	-
Beneficial conversion value and value of warrants issued with convertible debt	-	-	-	-	-	-
Series A Preferred Stock dividends, $0.10 per share	-	-	-	-	-	-
Series A Preferred Stock dividends conversion to common stock	-	-	-	-	-	-
Noncontrolling interest subsequent to acquisition of Comex Electronics Ltd.	-	-	-	31,609	-	31,609
Series B Preferred Stock dividends reversal	-	-	-	-	-	-
Series A Preferred Stock issued for services of employee	-	-	-	-	-	-
Series B Preferred Stock issued for services of employee	-	-	-	-	-	-
Series A Preferred Stock converted to common stock	-	-	-	-	-	-
Series B Preferred Stock converted to common stock	-	-	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	-
Net loss for the year ended December 31, 2009	-	-	(16,032,756)	-	-	(16,032,756)
Unrealized losses on marketable securities	-	-	-	-	-	-
Accumulated foreign currencty translation adjustment	-	-	-	-	(28,193)	(28,193)
Balance, December 31, 2009	$72,375,797	$-	$(66,580,842)	$31,609	$(28,193)	$5,968,260
Reclassification to equity of accrued compensation payable in stock	-	-	-	-	-	-
Warrants and options granted for services and compensation	74,912	-	-	-	-	74,912
Additional paid in capital assoicated with debt extinguishments	7,943,292	-	-	-	-	7,943,292
Common stock issued for options and warrants exercised in exchange for cash and accrued compensation	29,110	-	-	-	-	30,218
Common stock issued for services and compensation	69,690	-	-	-	-	70,000
Common stock issued in conjunction with the conversion of debt	1,845,759	-	-	-	-	1,862,560
Issuance of common stock	3,393,961	-	-	-	-	3,420,000
Beneficial conversion value and value of warrants issued with convertible debt	-	-	-	-	-	-
Series A Preferred Stock dividends, $0.10 per share	-	-	-	-	-	-
Series A Preferred Stock dividends conversion to common stock	-	-	-	-	-	-
Noncontrolling interest investment in Comex Electronics Ltd.	-	-	-	66,667	-	66,667
Series A Preferred Stock issued for services of employee	-	-	-	-	-	-
Series B Preferred Stock issued for services of employee	-	-	-	-	-	-
Series A Preferred Stock converted to common stock	-	-	-	-	-	-
Series B Preferred Stock converted to common stock	-	-	-	-	-	-
Amortization of deferred compensation	-	-	-	-	-	-
Net loss for the year ended December 31, 2010	-	-	(7,015,896)	-	-	(7,015,896)
Less Non-controlling interest	-	-	-	(444,620)	-	(444,620)
Unrealized losses on marketable securities	-	-	-	-	-	-
Accumulated foreign currency translation adjustment	-	-	-	-	(22,617)	(22,617)
Balance, December 31, 2010	$85,732,521	$-	$(73,596,738)	$(346,344)	$(50,810)	$11,952,776

See accompanying notes to financial statements

F-6

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2010 and 2009

	2010	(Restated) 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss)	$(7,015,896)	$(16,032,756)
Adjustments to reconcile net profit (loss) to net cash provided by (used in) operating activities:
Stock, warrants, options and notes issued for compensation and services	144,912	686,237
Non-cash interest expense, including amortization of beneficial conversion value, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount and amortization of debt offering costs	3,859,342	3,096,641
Non-cash (profit) loss on equity method investment	(78,074)	41,424
Bad debt expense	64,684	114,198
Amortization of technology rights	262,788	238,998
Amortization of patent costs	17,415	18,443
Amortization of website development	10,733	14,311
Impairment of goodwill, patent pending technology	-	210,403
Impairment of goodwill, customer list	-	246,237
Impairment of goodwill	-	10,241,529
Impairment of technology rights	3,105,956	-
Impairment of patents	418,185	136,811
Inventory reserve	64,005	-
Loss on disposal of assets	6,336	-
Net profit (loss) - noncontrolling interest	(444,620)	(10,791)
Depreciation	432,974	396,302
Amortization	769	578
(Increase) decrease in assets:
Trade accounts receivable	(705,556)	(474,877)
Other accounts receivable	(8,074)	103,100
Other accounts receivable, related party	(13,628)	6,194
Notes receivable	-	(275,000)
Inventory	(1,092,696)	1,375,660
Prepaid expenses and other current assets	23,924	(119,489)
Investments - long term	-	-
Deposits and other assets	(28,215)	5,411
Increase (decrease) in liabilities:
Accounts payable	219,016	427,834
Accrued expenses	1,023,001	463,869
Accrued compensation	163,876	(535,488)
Unearned revenue	(14,408)	84,438
NET CASH PROVIDED BY (USED IN) CONTINUING OPERATING ACTIVITIES	416,749	460,217
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATING ACTIVITIES	78,295	(95,530)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash (paid) at acquisition, net of cash received	-	(29,440)
Investment in technology rights and development	(70,000)	(182,441)
Investment in patents	(7,230)	(25,355)
Investment in other intangible assets	-	-
Proceeds from Notes receivable	60,376	317,313
Payments from Notes receivable	-	-
Purchase of property and equipment	(352,345)	(240,455)
NET CASH (USED IN) CONTINUING INVESTING ACTIVITIES	(369,199)	(160,378)
NET CASH (USED IN) DISCONTINUED INVESTING ACTIVITIES	(36,096)	(69,592)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments to) demand notes payable, net of debt offering costs	(772,450)	672,245
Proceeds from (payments to) notes and loans payable	(2,289,413)	(632,757)
Payments on notes and loans payable, related party	(1,077,738)	(246,596)
Proceeds from conversion of debt to non-controlling interest	66,667	-
Proceeds from sales of common stock, and exercise of warrants and options, net of debt offering costs offering costs	3,450,218	9,808
NET CASH PROVIDED BY (USED IN) CONTINUING FINANCING ACTIVITIES	(622,716)	(197,300)
NET CASH PROVIDED BY (USED IN) DISCONTINUED FINANCING ACTIVITIES	537,921	(116,938)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(22,617)	(28,193)
Cash and cash equivalents at beginning of year	391,486	599,200
Cash and cash equivalents at end of period	373,823	391,486
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(17,663)	$(207,714)

(continued)

F-7

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Consolidated Statements of Cash Flows (continued)

For the Years Ended December 31, 2010 and 2009

	2010	2009
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid	$-	$-

Interest paid for continuing operations	$966,097	$869,597

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Discount on debt for intrinsic value of convertible notes payable	$3,143,071	$2,415,093

Amortization of debt offering costs	$716,271	$681,548

Conversion of debt to common stock	$1,620,000	$-

Conversion of accrued liabilities to common stock	$242,559	$-

Common stock issued for consulting services and compensation and accrued liabilities payable in common stock	$70,000	$548,170

See accompanying notes to financial statements

F-8

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Notes to Consolidated Financial Statements

December 31, 2010 and 2009

1.          NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CUI Global is a platform company dedicated to maximizing shareholder value through the acquisition, development and commercialization of new, innovative technologies. Through its subsidiaries, CUI Global has built a diversified portfolio of industry leading technologies that touch many markets.

Effective May 16, 2008, CUI Global, Inc. formed a wholly owned subsidiary, Waytronx Holdings, Inc., to acquire the assets of CUI, Inc., a Tualatin, Oregon based provider of electronic components including power supplies, transformers, converters, connectors and industrial controls for Original Equipment Manufacturers (OEMs). The wholly owned subsidiary was renamed CUI, Inc. following the close of the acquisition. Through the acquisition of CUI, Inc., the Company obtained 352,589 common shares (representing a 11.544% and 10.47% interest at December 31, 2010 and 2009, respectively) in Test Products International, Inc., a provider of handheld test and measurement equipment. Since its inception in 1989, CUI has been delivering quality products, extensive application solutions and superior personal service. CUI's solid customer commitment and honest corporate message are a hallmark in the industry.

Through CUI’s capabilities and extensive contacts throughout Asia, this acquisition allows CUI Global to continue to identify, acquire and commercialize new proprietary technologies. CUI Global will use CUI’s market partners and global distribution capabilities to bring other products to market, including the Digital Power Modules, GASPT2 and other proprietary devices, described below. CUI’s testing and R&D capabilities allow CUI Global to commercialize and prototype its products more efficiently and economically.

CUI defines its product into three categories: components including connectors, speakers and buzzers; control solutions including encoders and sensors; and power solutions known as V-Infinity. These offerings provide a technology architecture that addresses power and related accessories to industries ranging from consumer electronics to defense and alternative energy.

Effective July 1, 2009, CUI Global acquired all of Comex Instruments, Ltd., which we subsequently rebranded CUI Japan and 49% of Comex Electronics, Ltd. Both companies are Japanese based DSP providers of digital to analog and analog to digital test and measurement systems and electronic components for original equipment manufacturer research and development. Effective July 1, 2011, CUI Global entered into an agreement to convey its 49% ownership interest in Comex Electronics to the owners of the remaining 51% who are the original founders and were the original owners of Comex Instruments, for $617,975 in the form of a five year note receivable bearing interest at 4% per annum, payable monthly beginning January 2012.

The accompanying financial statements have been prepared on the assumption that CUI Global will continue as a going concern. As reflected in these financial statements, we had a consolidated net loss of $7,015,896 and an accumulated deficit of $73,596,738 for the year ended December 31, 2010. The ability to continue as a going concern is dependent upon the ability to bring additional technologies and products to market, generate increased sales, obtain positive cash flow from operations and raise additional capital. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

F-9

If necessary, we will continue to raise additional capital to provide sufficient cash to meet the funding required to develop and commercialize our technology product lines. As we continue to expand and develop technology and product lines, additional funding may be required. There have been negative cash flows from operations and incurred net losses in the past and there can be no assurance as to the availability or terms upon which additional financing and capital might be available if needed.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2010 and 2009 include estimates used to review the Company’s long-lived assets for impairment, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets.

Principles of Consolidation

The consolidated financial statements for 2010 include the accounts of CUI Global, Inc. and its wholly owned subsidiaries CUI, Inc. and CUI Japan and 49% owned Comex Electronics for the full year. The consolidated financial statements for 2009 include the accounts of CUI Global, Inc. and its wholly owned subsidiary CUI, Inc. for the full year and the partial year results of its wholly owned subsidiary CUI Japan and 49% owned Comex Electronics since acquisition on July 1, 2009. Significant intercompany accounts and transactions have been eliminated in consolidation.

Restatement of Prior Periods Financial Statements

The Company previously recorded extinguishments of debt as settlement gains subsequent to performing a thorough analysis of the relevant guidance and concluding the transactions with an “unrelated party” and conducted at “arm’s length”. Upon review by the SEC, it was determined that the Company should reclassify these extinguishments of debt as additional paid in capital and not as settlement gains as a result of the determination that a related party was involved. The impact of these restatements are as follows:

F-10

Second quarter ended June 30, 2009 impact:
Balance Sheet:	Reported	Restated
	June 30,	June 30,
	2009	2009
Additional Paid in Capital	$60,073,728	$71,907,783
Accumulated deficit	$(52,116,988)	$(63,951,043)

Income Statement:	Reported		Restated
	For the three months	For the six months	For the three months	For the six months
	ended June 30, 2009	ended June 30, 2009	ended June 30, 2009	ended June 30, 2009
Gain on debt extinguishments	$11,834,055	$11,834,055	$-	$-
Consolidated net profit (loss)	$(282,187)	$(1,568,902)	$(12,116,242)	$(13,402,957)
Net profit (loss) - attributable to CUI Global, Inc.	$(282,187)	$(1,568,902)	$(12,116,242)	$(13,402,957)
Comprehensive profit (loss)	$(1,338,728)	$(2,907,630)	$(1,338,728)	$(14,741,685)
Basic and diluted profit (loss per common share)	$-	$(0.01)	$(0.07)	$(0.08)
Diluted profit (loss) per common share)	$-	$(0.01)	$(0.07)	$(0.08)

Third quarter ended September 30, 2009 impact:
Balance Sheet:	Reported	Restated
	September 30,	September 30,
	2009	2009
Additional Paid in Capital	$60,284,146	$72,118,201
Accumulated deficit	$(53,428,252)	$(65,262,307)

Income Statement:	Reported		Restated
	For the three months	For the nine months	For the three months	For the nine months
	ended September 30,	ended September 30,	ended September 30,	ended September 30,
	2009	2009	2009	2009
Gain on debt extinguishments	$-	$11,834,055	$-	$-
Consolidated net profit (loss)	$(1,311,264)	$(2,880,166)	$(1,311,264)	$(14,714,221)
Net profit (loss) - attributable to CUI Global, Inc.	$(1,314,727)	$(2,883,629)	$(1,314,727)	$(14,717,684)
Comprehensive profit (loss)	$(1,338,728)	$(2,907,630)	$(1,338,728)	$(14,741,685)
Basic and diluted profit (loss per common share)	$(0.01)	$(0.02)	$(0.01)	$(0.09)
Diluted profit (loss) per common share)	$(0.01)	$(0.02)	$(0.01)	$(0.09)

For the year ended December 31, 2009 impact:
Balance Sheet:	Reported	Restated
	December 31,	December 31,
	2009	2009
Additional Paid in Capital	$60,541,742	$72,375,797
Accumulated deficit	$(54,746,787)	$(66,580,842)

Income Statement:	Reported	Restated
	For the year ended December 31, 2009
Gain on debt extinguishments	$11,834,055	$-
Consolidated net profit (loss)	$(4,209,492)	$(16,043,547)
Net profit (loss) - attributable to CUI Global, Inc.	$(4,198,701)	$(16,032,756)
Comprehensive profit (loss)	$(4,226,894)	$(16,060,949)
Basic and diluted profit (loss per common share)	$(0.02)	$(0.10)
Diluted profit (loss) per common share)	$(0.02)	$(0.10)

F-11

First quarter ended March 31, 2010 impact:
Balance Sheet:	Reported	Restated
	March 31,	March 31,
	2010	2010
Additional Paid in Capital	$60,543,383	$72,377,438
Accumulated deficit	$(55,919,517)	$(67,753,572)

Second quarter ended June 30, 2010 impact:
Balance Sheet:	Reported	Restated
	June 30, 2010	June 30, 2010
Additional Paid in Capital	$62,115,261	$79,579,816
Accumulated deficit	$(52,431,337)	$(69,895,892)

Income Statement:	Reported		Restated
	For the three months	For the six months	For the three months	For the six months
	ended June 30, 2010	ended June 30, 2010	ended June 30, 2010	ended June 30, 2010
Gain on debt extinguishments	$5,630,500	$5,630,500	$-	$-
Consolidated net profit (loss)	$3,443,107	$2,274,105	$(2,187,393)	$(3,356,395)
Net profit (loss) - attributable to CUI Global, Inc.	$3,488,180	$2,315,450	$(2,142,320)	$(3,315,050)
Comprehensive profit (loss)	$3,468,088	$2,297,112	$(2,162,412)	$(3,333,388)
Basic and diluted profit (loss per common share)	$0.02	$0.01	$(0.01)	$(0.02)
Diluted profit (loss) per common share)	$0.02	$0.01	$(0.01)	$(0.02)

Third quarter ended September 30, 2010 impact:
Balance Sheet:	Reported	Restated
	September 30,	September 30,
	2010	2010
Additional Paid in Capital	$64,156,718	$83,934,065
Accumulated deficit	$(50,175,790)	$(69,953,137)

Income Statement:	Reported		Restated
	For the three months	For the nine months	For the three months	For the nine months
	ended September 30, 2010	ended September 30, 2010	ended September 30, 2010	ended September 30, 2010
Gain on debt extinguishments	$2,312,792	$7,943,292	$-	$-
Consolidated net profit (loss)	$2,258,206	$4,532,311	$(54,586)	$(3,410,981)
Net profit (loss) - attributable to CUI Global, Inc.	$2,255,547	$4,570,997	$(57,245)	$(3,372,295)
Comprehensive profit (loss)	$2,250,036	$4,547,148	$(62,756)	$(3,396,144)
Basic and diluted profit (loss per common share)	$0.01	$0.02	$-	$(0.02)
Diluted profit (loss) per common share)	$0.01	$0.02	$-	$(0.02)

Fair Value of Financial Instruments

FASB Accounting Standards Codification No. 825 (“FASB ASC 825”), “Financial Instruments”, requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

Management believes the carrying amounts of the short-term financial instruments, including cash and cash equivalents, accounts receivable, restricted cash, prepaid expense and other assets, accounts payable, accrued liabilities, notes payable, deferred compensation and other liabilities reflected in the accompanying balance sheet approximate fair value at December 31, 2010 due to the relatively short-term nature of these instruments.

F-12

Cash and Cash Equivalents

Cash includes deposits at financial institutions with maturities of three months or less. The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At December 31, 2010 and 2009, the Company had no cash balances at financial institutions which were in excess of the FDIC insured limits. However, at December 31, 2010, the Company held $142,952 in European foreign bank accounts and $20,383 in Japanese foreign bank accounts and $238,452 from discontinued operations in Japanese foreign bank accounts. However, at December 31, 2009, the Company held $26,166 in European foreign bank accounts and $7,574 in Japanese foreign bank accounts and $104,649 from discontinued operations in Japanese foreign bank accounts.

Accounts Receivable and Allowance for Uncollectible Accounts

Accounts receivable consist of the receivables associated with the revenue derived from product sales. An allowance for uncollectible accounts is recorded to allow for any amounts that may not be recoverable, based on an analysis of prior collection experience, customer credit worthiness and current economic trends. Based on management’s review of accounts receivable, an allowance for doubtful accounts of $125,000 and $135,000 at December 31, 2010 and 2009, respectively, is considered adequate. Receivables are determined to be past due based on the payment terms of original invoices. The Company grants credit to its customers, with standard terms of Net 30 days. The Company routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited. Additionally, the Company maintains a foreign credit receivables insurance policy that covers many of its receivable balances in effort to further reduce credit risk exposure.

Inventory

Inventories consist of finished and un-finished products and are stated at the lower of cost or market; using the first-in, first-out (FIFO) method as a cost flow convention. At December 31, 2010 and 2009 inventory is valued, net of allowances, at $3,735,641 and $2,706,950, respectively. The allowances for inventory were $164,005 and $100,000 at December 31, 2010 and 2009, respectively. Inventory for discontinued operations, net of allowances was $1,240,946 and $955,044 at December 31, 2010 and 2009, respectively. The allowances for inventory for discontinued operations at December 31, 2010 and 2009 were $190,995 and $0, respectively.

Furniture, Equipment and Software

Furniture, equipment and software are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account and any gain or loss is included in the statement of operations.

The cost of furniture, equipment and software is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

F-13

Estimated
Useful Life
Furniture and equipment	3 to 7 years
Software	3 to 5 years

Long-Lived Assets

Long-lived assets and certain identifiable assets related to those assets are periodically reviewed for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized. During 2010, the Company recorded impairment expense of $3,105,956 related to technology rights and $418,185 related to patents. During 2009, $210,403 related to goodwill, patent pending technology, $246,237 related to goodwill, customer list, the Company recorded impairment expense of $10,241,529 related to goodwill and $136,811 related to capitalized patents.

Identifiable Intangible Assets

Intangible assets are stated at cost net of accumulated amortization and impairment. Intangible assets other than goodwill, technology rights and patents are amortized over an estimated useful life of 15 years. Technology rights are amortized over a twenty year life and are reviewed for impairment annually. Patent costs are amortized over the life of the patent. Any patents not approved will be expensed at that time.

Intangible assets consist of the following as of December 31, 2010 and 2009:

F-14

	2010	2009
Technology Rights	$803,664	$5,126,406
Accumulated amortization	(24,761)	(1,048,760)
Net	$778,903	$4,077,646

Patent costs	$-	$464,350
Accumulated amortization	-	(35,980)
Net	$-	$428,370

Debt offering costs	$2,274,646	$2,044,646
Accumulated amortization	(1,823,787)	(1,107,516)
Net	$450,859	$937,130

Goodwill, trademark and tradename CUI	$4,892,856	$4,892,856
Accumulated amortization	-	-
Net	$4,892,856	$4,892,856

Goodwill, trademark and tradename V-Infinity	$1,373,828	$1,373,828
Accumulated amortization	-	-
Net	$1,373,828	$1,373,828

Goodwill, patent pending technology	$551,559	$551,559
Accumulated amortization	-	-
Net	$551,559	$551,559

Goodwill, customer list	$1,857,000	$1,857,000
Accumulated amortization	-	-
Net	$1,857,000	$1,857,000

Goodwill, CUI Japan	$139,201	$139,201
Accumulated amortization	-	-
Net	$139,201	$139,201

Goodwill	$12,909,273	$12,909,273
Accumulated amortization	(2,116)	(2,116)
Net	$12,907,157	$12,907,157

Other intangible assets	$-	$72,932
Accumulated amortization	-	(61,430)
Net	$-	$11,502

As of December 31, 2010, $5,213,854 of costs related to technology rights acquired since 2003 have been capitalized. Technology rights are amortized over a twenty year life. During 2010, the Company recognized an impairment related to technology rights of $3,105,956 and $17,448 is related to discontinued operations. The capitalized balance remaining at December 31, 2010 is $803,664.

As of December 31, 2010, $471,580 of costs related to filing patent applications have been capitalized. When patents are approved, the costs are amortized over the life of the patent. Any patents not approved will be expensed at that time. During 2010 and 2009, the Company recognized impairment expense on patents of $418,185 and $136,811, respectively. The capitalized balance remaining at December 31, 2010 is $0.

F-15

As of December 31, 2010, $2,274,646 of debt offering costs related to payments and warrants issued in efforts to secure debt financing for the Company have been capitalized. The debt offering costs are amortized over the life of the applicable loans.

As of December 31, 2010, $4,892,856 of costs related to Goodwill, trademark and trade name CUI have been capitalized. Goodwill, trademark and trade name CUI is reviewed regularly for impairment by management.

As of December 31, 2010, $1,373,828 of costs related to Goodwill, trademark and trade name V-Infinity have been capitalized. Goodwill, trademark and trade name V-Infinity is reviewed regularly for impairment by management.

As of December 31, 2010, $761,962 of costs related to Goodwill, patent pending technology have been capitalized. Goodwill, patent pending technology is reviewed regularly for impairment by management. During 2009, the Company recognized impairment on Goodwill, patent pending technology of $210,403. The impairment loss is an estimate. The capitalized balance remaining at December 31, 2010 is $551,559.

As of December 31, 2010, $2,103,237 of costs related to Goodwill, customer list have been capitalized. Goodwill, customer list is reviewed regularly for impairment by management. During 2009, the Company recognized impairment on Goodwill, customer list of $246,237. The impairment loss is an estimate. The capitalized balance remaining at December 31, 2010 is $1,857,000.

As of December 31, 2010, $139,201 of costs related to Goodwill, CUI Japan have been capitalized. Goodwill, CUI Japan is reviewed regularly for impairment by management.

As of December 31, 2010, $23,150,802 of costs related to Goodwill have been capitalized. Goodwill is reviewed regularly for impairment by management. During 2009, the Company recognized impairment on Goodwill of $10,241,529. The impairment loss is an estimate. The capitalized balance remaining at December 31, 2010 is $12,909,273.

As of December 31, 2010, $0 of costs related to other intangible assets have been capitalized and are being amortized over their useful lives.

Investment – Equity Method

Through the acquisition of CUI, Inc. the Company obtained 352,589 common shares (representing a 11.544% and 10.47% interest at December 31, 2010 and 2009, respectively) in Test Products International, Inc., hereafter referred to as TPI. TPI is a provider of handheld test and measurement equipment. The Company also has a demand receivable from TPI of $190,240 as of December 31, 2010. CUI Global enjoys a close association with this affiliate through common Board of Director membership and participation, that allows for a significant amount of influence over affiliate business decisions. Accordingly, for financial statement purposes, the Company accounts for its investment in this affiliated entity under the equity method. A summary of the unaudited financial statements of the affiliate for the years ended December 31, 2010 and 2009 are as follows:

F-16

	2010	2009
Current assets	$5,635,096	$5,660,329
Non-current assets	836,832	934,900
Total Assets	$6,471,928	$6,595,229

Current liabilities	$3,305,810	$4,130,172
Non-current liabilities	1,464,832	1,661,271
Stockholders' equity	1,701,286	803,786
Total Liabilities and Stockholders' Equity	$6,471,928	$6,595,229

Revenues	$11,899,948	$8,340,256
Operating income	70,611	(379,286)
Net income	676,305	(395,644)
Company share of Net Profit at 11.544% for 2010 and 10.47% for 2009	78,074	(41,424)
Equity investment in affiliate	$157,149	$79,075

Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In performing the review for recoverability, the future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized as the excess of the carrying amount over the fair value. Otherwise, an impairment loss is not recognized. Management estimates the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment.

Patent Costs

The Company estimates the patents it has filed have a future beneficial value; therefore it capitalizes the costs associated with filing for its patents. At the time the patent is approved, the patent costs associated with the patent are amortized over the useful life of the patent. If the patent is not approved, at that time the costs will be expensed. A change in the estimate of the patent having a future beneficial value will impact the other assets and expense accounts. During the years ended 2010 and 2009, the Company recorded impairment charges of $418,185 and $136,811 related to capitalized patents.

Derivative Liabilities

The Company accounts for its embedded conversion features and freestanding warrants pursuant to FASB Accounting Standards Codification No. 815 (“FASB ASC 815”), “Derivatives and Hedging ”, which requires a periodic valuation of the fair value of derivative instruments and a corresponding recognition of liabilities associated with such derivatives. The recognition of derivative liabilities related to the issuance of shares of common stock is applied first to the proceeds of such issuance, at the date of issuance and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. The recognition of derivative liabilities related to the issuance of convertible debt is applied first to the proceeds of such issuance as a debt discount, at the date of issuance and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. Any subsequent increase or decrease in the fair value of the derivative liabilities is recognized as other expense or other income, respectively. The reclassification of a contract is reassessed at each balance sheet date. If a contract is reclassified from permanent equity to an asset or a liability, the change in the fair value of the contract during the period the contract was classified as equity is accounted for as an adjustment to equity. If a contract is reclassified from an asset or liability to equity, gains or losses recorded to account for the contract at fair value during the period that contract was classified as an asset or a liability are not reversed but instead are accounted for as an adjustment to equity.

F-17

Stock-Based Compensation

The Company accounts for stock based compensation using FASB Accounting Standards Codification No. 718 (“FASB ASC 718”), “Compensation – Stock Compensation”. FASB Codification No. 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. Employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. The underlying assumptions used in the Black Scholes Pricing Model by the Company are taken from publicly available sources including, volatility is calculated using historic stock price information from online finance websites such as Google Finance and Yahoo Finance, the stock price on the date of grant is obtained from online finance websites such as those previously noted, appropriate discount rates are obtained from the United States Federal Reserve economic research and data website and other inputs are determined based on previous experience and related estimates.

See Note 14, for additional disclosure and discussion of the employee stock plan and activity.

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by FASB ASC 505, which is measured as of the date required by FASB ASC 505, “Equity – Based Payments to Non-Employees”. In accordance with FASB ASC 505, the stock options or common stock warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option pricing model on the basis of the market price of the underlying common stock at the end of the period and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Revenue Recognition

The recognition of revenues requires judgment, including whether a sale includes multiple elements and if so, whether vendor-specific objective evidence (VSOE) of fair value exists for those elements. Customers receive certain elements of CUI Global products over a period of time. These elements include licensing rights to manufacture and sell our proprietary patent protected products. The ability to identify VSOE for those elements and the fair value of the respective elements could materially impact the amount of earned and unearned revenue. CUI Global does not have any history as to the costs expected to be incurred in granting licensing rights relating to its products. Therefore, revenues may be recorded that are not in proportion to the costs expected to be incurred in performing these services.

F-18

Revenues from warranty and maintenance activities are recognized ratably over the term of the warranty and maintenance period and the unrecognized portion is recorded as deferred revenue.

Revenues in connection with electronic devices, component and test and measurement equipment are recognized at the time the product is shipped to the customer, collectability is reasonably assumed, the price is fixed and determinable and persuasive evidence of arrangement exists.

Shipping and Handling Costs

Amounts billed to customers in sales transactions related to shipping and handling represent revenues earned for the goods provided and are included in sales and were $72,378 and $103,733 for the years ended December 31, 2010 and 2009, respectively. The Company expenses inbound shipping and handling costs as cost of revenues.

Warranty Reserves

A warranty reserve liability is recorded based on estimates of future costs on sales recognized. There was no warranty reserve recorded at December 31, 2010 or 2009.

Advertising

The costs incurred for producing and communicating advertising are charged to operations as incurred. Advertising expense for the years ended December 31, 2010 and 2009 was $570,526 and $538,937, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method of FASB Accounting Standards Codification No. 740 (“FASB ASC 740”), “Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

Valuation allowances have been established against deferred tax assets due to uncertainties in the Company’s ability to generate sufficient taxable income in future periods to make realization of such assets more likely than not. An income tax benefit has not been recognized for its operating losses generated during 2010 and 2009 based on uncertainties concerning the ability to generate taxable income in future periods. There was no income tax receivable at December 31, 2010 and 2009. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

F-19

Net Loss Per Share

In accordance with FASB Accounting Standards Codification No. 260 (“FASB ASC 260”), “Earnings Per Share”, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares outstanding as of December 31, 2010 and 2009, which consist of options, warrants, convertible notes and convertible preferred stock, have been excluded from the diluted net loss per common share calculations because they are anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share for 2010 and 2009. The following table summarizes the potential common stock shares at December 31, 2010 and 2009, which may dilute future earnings per share.

	2010	2009
Convertible preferred stock	252,715	252,715
Warrants and options, vested	17,807,801	18,307,893
Convertible debt	-	76,200,000
	18,060,516	94,760,608

Foreign Currency Translation

The financial statements of the Company's foreign offices have been translated into U.S. dollars in accordance with FASB ASC 830, “Foreign Currency Matters” (FASB ASC 830). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the year. The translation gains and losses resulting from the changes in exchange rates during 2010 and 2009 have been reported in accumulated other comprehensive income, except for gains and losses resulting from the translation of intercompany receivables and payables, which are included in earnings for the period.

Segment Reporting

Upon the acquisition of CUI, Inc. and CUI Japan, CUI Global now has operating segments to report. The Company has identified five operating segments based on the products offered. The five segments are External Power, Internal Power, Industrial Controls, Discontinued Operations (Comex Electronics) and Other. The External Power segment is focused primarily on sales of external power supplies and related components. The Internal Power segment is focused primarily on sales of internal power supplies and related components. The Industrial Controls segment is focused primarily on sales of encoding devices and related components. The Discontinued Operations segment represents Comex Electronics activities. The Other category represents activity of segments that do not meet the threshold for segment reporting and are combined.

The following information is presented for the year ended December 31, 2010 for operating segment activity:

F-20

	External
	Power and	Internal	Industrial	Discontinued
	Components	Power	Controls	Operations	Other	Totals
Revenues from external customers	$22,581,776	$9,447,644	$4,279,243	$-	$1,266,494	$37,575,157
Intersegment revenues	$-	$-	$-	$-	$-	$-
Derivative income	$-	$-	$-	$-	$-	$-
Interest revenues	$-	$-	$-	$48	$24,582	$24,630
Equity in profit (loss) of unconsolidated affiliate	$-	$-	$-	$-	$78,074	$78,074
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortizatin of debt discount	$-	$-	$-	$-	$3,859,342	$3,859,342
Interest expense	$-	$-	$-	$-	$1,151,617	$1,151,617
Depreciation and amortization	$-	$-	$-	$-	$724,679	$724,679
Segment profit (loss)	$7,622,049	$1,908,103	$627,560	$(871,803)	$(16,746,425)	$(7,460,516)
Other significant non-cash items:
Stock, options, warrants and notes issued for compensation and services	$-	$-	$-	$-	$144,912	$144,912
Impairment of Patents	$-	$-	$-	$-	$418,185	$418,185
Impairment of Technology Rights	$-	$-	$-	$-	$3,105,956	$3,105,956
Segment assets	$-	$-	$-	$3,187,283	$32,687,566	$35,874,849
Foreign currency translation adjustments	$-	$-	$-	$-	$(22,617)	$(22,617)
Expenditures for segment assets	$-	$-	$-	$36,096	$429,575	$465,671

The following information is presented for the year ended December 31, 2009 for operating segment activity (the Comex (Japan) activity began on the date of acquisition July 1, 2009):

F-21

	External
	Power and	Internal	Industrial	Discontinued
	Components	Power	Controls	Operations	Other	Totals
Revenues from external customers	$15,466,992	$6,695,220	$2,976,799	$-	$1,225,621	$26,364,632
Intersegment revenues	$-	$-	$-	$-	$-	$-
Derivative income	$-	$-	$-	$-	$-	$-
Interest revenues	$-	$-	$-	$-	$18,012	$18,012
Equity in profit (loss) of unconsolidated affiliate	$-	$-	$-	$-	$(41,424)	$(41,424)
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortizatin of debt discount	$-	$-	$-	$-	$3,096,641	$3,096,641
Interest expense	$-	$-	$-	$-	$1,520,447	$1,520,447
Depreciation and amortization	$-	$-	$-	$-	$668,632	$668,632
Segment profit (loss)	$3,883,478	$1,023,816	$178,870	$(21,159)	$(21,108,552)	$(16,043,547)
Other significant non-cash items:
Stock, options, warrants and notes issued for compensation and services	$-	$-	$-	$-	$686,237	$686,237
Impairment of goodwill	$-	$-	$-	$-	$10,241,529	$10,241,529
Impairment of goodwill, patent pending technology	$-	$-	$-	$-	$210,403	$210,403
Impairment of goodwill, customer list	$-	$-	$-	$-	$246,237	$246,237
Impairment of patents	$-	$-	$-	$-	$136,811	$136,811
Segment assets	$-	$-	$-	$3,501,385	$35,304,922	$38,806,307
Foreign currency translation adjustments	$-	$-	$-	$-	$(28,193)	$(28,193)
Acquisiton of Comex Electronics and CUI Japan	$-	$-	$-	$-	$103,589	$103,589
Expenditures for segment assets	$-	$-	$-	$25,403	$448,765	$474,168

Only the Discontinued Operations and Other operating segments hold assets individually. The External Power, Internal Power and Industrial Controls operating segments do not hold assets individually as segment assets as they utilize the Company assets held in the Other segment.

Reclassification

Certain amounts from prior period have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

In October 2009, the FASB issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010 and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011. In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers.  Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements). The guidance became effective for the Company with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which will become effective for the Company with the reporting period beginning July 1, 2011. Other than requiring additional disclosures, adoption of this new guidance did not have a material impact on the Company’s financial statements.

F-22

In February 2010, the FASB issued ASU No. 2010-9, which amends the Subsequent Events Topic of the Accounting Standards Codification to eliminate the requirement for public companies to disclose the date through which subsequent events have been evaluated. The Company will continue to evaluate subsequent events through the date of the issuance of the financial statements; however, consistent with the guidance, this date will no longer be disclosed. ASU 2010-09 does not have any impact on the Company’s results of operations, financial condition or liquidity.

In April 2010, the FASB issued ASU No. 2010-13—Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades as codified in ASC 718—Compensation—Stock Compensation (“ASC 718”). This update addresses the classification of a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. ASC 718 is amended to clarify that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. This ASU is effective for fiscal years beginning on or after December 15, 2010 and the Company is currently assessing the potential impact, if any, the adoption of this update may have on its Consolidated Financial Statements.

3.	ACQUISITION

July 1, 2009, CUI Global acquired CUI Japan (formerly Comex Instruments Ltd.) and 49% of Comex Electronics Ltd. The Purchase Price reflects the acquisition of 100% of CUI Japan (formerly Comex Instruments Ltd.) and 49% of Comex Electronics Ltd. The total purchase price is approximately $260,000. Terms of the acquisition called for three equal annual payments over three years to acquire the remaining 51% of Comex Electronics. The terms of acquisition have been amended to allow CUI Global to acquire the remaining 51% at any time during the five years following the initial acquisition. In accordance with the Company’s charter, CUI Global maintains two of the three Comex Electronics board positions and therefore has effective control.

The following details the initial acquisition of CUI Japan and 49% of Comex Electronics Ltd.:

F-23

Purchase price	$103,589
Cash	116,152
Accounts receivable, trade	1,154,278
Other receivables	203,604
Inventory	1,043,688
Other current assets	17,450
Property & equipment, net	302,518
Deposits and other assets	78,102
Technology rights	34,278
Investments - long term	102,541
Goodwill, Comex Electronics and CUI Japan	473,692
Liabilities assumed	(3,380,314)
Noncontrolling interest	(42,400)
$103,589

The table below summarizes the unaudited pro forma information of the results of operations as though the acquisition had been completed as of January 1, 2009:

2009
Gross revenue	$26,543,124
Total expenses	42,593,071
Consolidated Net (loss) from continuing operations	$(16,049,947)
Net (loss) from discontinued operations	$(563,978)
Consolidated Net (loss)	$(16,613,925)
Less: Net profit (loss) - noncontrolling interest	$(287,629)
Net profit (loss) - attributable to CUI Global, Inc. before taxes before taxes	$(16,326,296)
Earnings per share	$(0.10)

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment is summarized as follows at December 31, 2010 and 2009:

	2010	2009
Equipment	1,902,052	1,612,208
Computers and software	749,584	738,540
	2,651,636	2,350,748
Less accumulated depreciation	(1,641,274)	(1,258,813)
	$1,010,362	$1,091,935

Depreciation expense for the years ended December 31, 2010 and 2009 was $432,974 and $396,302, respectively.

5.	TECHNOLOGY RIGHTS AND LICENSE AND ROYALTY AGREEMENTS

Upon the acquisition of CUI Inc., the Company obtained $51,222 in technology rights related to a proprietary internal power supply produce line.

The Company capitalized $182,441 of technology rights related to encoding and power technologies acquired during the year ended 2009.

During 2010, the Company capitalized $70,000 of technology rights related to power technologies. Also during 2010, the Company recorded an impairment charge of $3,105,956 related to WayCool technology rights.

F-24

The technology rights are amortized over the twenty-year estimated life of the technology, unless a shorter life is deemed appropriate by management based on the life expectancy of the related technology. The technology rights balance at December 31, 2010 and 2009 were as follows:

	2010	2009
Technology Rights	$803,664	$5,126,406
Accumulated amortization	(24,761)	(1,048,760)
Net	$778,903	$4,077,646

Amortization of technology rights during 2010 and 2009 was $262,788 and $238,998, respectively. The estimated annual amortization expense related to existing technology rights as of December 31, 2010 is expected to be $265,020 in 2011, $265,020 in 2012, $49,484 in 2013 and $26,508 in 2014. Management has evaluated the technology rights for impairment and believes no additional impairment expense related to technology rights exists at December 31, 2010.

6.	NOTES PAYABLE, CONVERTIBLE NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, RELATED PARTIES

	December 31,
	2010	2009
Original Principal	$6,200,000	$18,850,000
Notes Converted	(1,320,000)	-
Notes Repaid	(100,000)	(50,000)
Notes Amended	(4,780,000)	(12,600,000)
Ending Balance	$-	$6,200,000

	December 31,
	2010	2009
Warrant Value	$2,773,555	$5,711,395
Amortization	(504,283)	(2,146,353)
Warrant Value Amended	(2,269,272)	(791,487)
Ending Warrant Value Discount	$-	$2,773,555

Unamortized discount	$-	$2,773,555

Convertible notes payable, net	$-	$3,426,445

F-25

During the last three quarters of 2006 through 2008, the Company privately placed approximately $3,450,000 of 12% promissory notes. $1,650,000 ($650,000 of this amount has been repaid and $1,000,000 was converted to common stock leaving $0 principal balance remaining at December 31, 2010) of these notes are convertible to common stock at a per share price equal to eighty percent (80%) of the average closing bid price of one share of Company common stock for 10 days preceding the Conversion Date. There was, however, a $0.20 per share minimum limit on the conversion price, which limited the number of shares that the company would be obligated to issue. However, in April 2010 in conjunction with other debt reduction initiatives, the Company agreed with the convertible note holder to convert the remaining $1,000,000 of principal and related accrued interest at $0.1056 per share of common stock based on 80% of the average closing price of one share of Company common stock for the 10 days preceding the conversion date. Additionally, each investor in the convertible promissory notes were issued a warrant to purchase at any time within three (3) years following the date of investment, at a per share price of one cent ($0.01), that number of shares of CUI Global, Inc. common stock as is equal in value to one tenth the principal investment. Such value to be determined by the average per share closing bid price of CUI Global, Inc. common stock for the 10 days preceding the date of investment. Of the remaining $1,800,000 notes, $700,000 ($450,000 of this amount has been repaid and $250,000 was converted to common stock leaving $0 principal balance remaining at December 31, 2010) of these notes were convertible to common stock at a per share price of $0.25. Also in April 2010, in conjunction with the conversion of the $1,000,000 convertible note previously discussed, $250,000 of this principal balance and related accrued interest was converted to common stock under the same terms of $0.1056 per share of common stock based on 80% of the average closing price of one share of Company common stock for the 10 days preceding the conversion date. The remaining $1,100,000 ($493,674 of this amount has been repaid, $100,000 was converted to common stock and $25,000 was recorded as additional paid in capital was recorded related to the debt settlement of $25,000 of the promissory note leaving $481,326 of principal balance remaining at December 31, 2010) were not convertible. In September 2010, in conjunction with an extension of the terms of the remaining balance on this note, the promissory note was amended such that $100,000 of principal could be converted at a strike price of $0.15 per share of common stock. In October 2010, the note holder exercised the conversion of the $100,000 of principal. As of December 31, 2010, 16,025,511 common shares were issued pursuant to the conversion of these promissory notes and exercise of the warrants; 1,458,543 common shares are held in reserve underlying the common stock purchase warrants and common shares underlying the warrants.

Additionally, the Company also utilized three separate notes to fund the acquisition of CUI, Inc. A $6,000,000 (paid $6,000,000 as of December 31, 2010, $0 principal remaining) cash loan from Commerce Bank of Oregon, with a term of 3 years, paying interest only at the prime rate less 0.50%, with a minimum interest rate of 4.50%, (4.50% at December 31, 2009) and secured by personal Letters of Credit from related parties. In August 2010, the Company received $2,000,000 in equity investment for which the Company issued 18,939,394 shares of common stock. The $2,000,000 received was used to pay down the $6,000,000 bank loan with Commerce Bank bringing the net loan balance to $4,000,000. Also in August 2010, the Company replaced the $4,000,000 cash loan from Commerce Bank of Oregon with a $4,000,000 term note through the Business Credit division of Wells Fargo Capital Finance, Wells Fargo Bank, National Association, with a July 31, 2011 maturity date, paying interest only at an interest rate equal to the daily three month LIBOR plus 4.00% (4.30% at December 31, 2010) and secured by personal letters of credit from a related party. The balance remaining at December 31, 2010 on the term note with Wells Fargo was $4,000,000. The Company is full compliance with all covenants on this term note.

The second note utilized to fund the acquisition of CUI, Inc. was a $14,000,000 promissory note to International Electronic Devices, Inc. (formerly CUI, Inc.), payable monthly over three years at $30,000 per month including 1.7% annual simple interest with a balloon payment at the thirty sixth monthly payment (May 15, 2011), with no prepayment penalty, an annual success fee of 2.3% and the right of first refusal to the note payee, International Electronic Devices, Inc., relating to any private capital raising transactions of CUI Global during the term of the note. In September 2010, the Company negotiated an amendment to this note which provided forgiveness of the principal balance of $1,588,063 and forgiveness of accrued interest of $724,729, as well as an extension of the maturity date to May 15, 2018. The total forgiveness of debt and accrued interest of $2,312,792 was recorded as additional paid in capital. In exchange for this amendment, the Company agreed to make principal payments totaling $1,500,000 as follows: $1,200,000 before December 31, 2010 and an additional $300,000 in January 2011. Additionally, the Company agreed to assign a note receivable owed to CUI Inc. from TPI in the amount of $187,208 to IED during the first quarter of 2011. At December 31, 2010, the current portion of this note is $487,208, the long term balance is $10,308,983 and there is a discount on debt related to this note of $0.

F-26

The third note utilized to fund the acquisition of CUI, Inc. was a $17,500,000 convertible promissory note with 1.7% annual simple interest and a 2.3% annual success fee, permitting payee to convert any unpaid principal, interest and success fee to CUI Global common stock at a per share price of $0.25 and at the end of the three year term (May 15, 2011) giving to CUI Global the singular, discretionary right to convert any unpaid principal, interest and success fee to CUI Global common stock at a per share price of $0.25. This note also provides a right of first refusal to the note payee, International Electronic Devices, Inc., relating to any private capital raising transactions of CUI Global during the term of the note. In May 2009, CUI Global and the holder of the $17,500,000 convertible promissory note, IED, Inc., agreed to amend the convertible promissory note by reducing the conversion rate from $0.25 to $0.07 per share to reflect the stock price for the ten day trailing average preceding April 24, 2009, the date of the agreement. The agreement specifically retained the total maximum convertible shares at 70,000,000 as stated in the original Note. This amendment effectively reduced the Note principal from $17,500,000 to $4,900,000. As a result, the Company recognized additional paid in capital related to the 2009 extinguishment of this debt of $11,808,513 and a reduction in the related discount of debt of $791,487. In April 2010, CUI Global and the debt holder agreed to settle the note and related accrued interest totaling $850,500 for a one-time $50,000 payment and 1,000,000 shares of common stock valued at $0.07 per share in accordance with the note. CUI Global recorded additional paid in capital of $5,630,500 related to this 2010 extinguishment of debt and expensed the remaining balance of the discount on debt relating to this note of $2,269,272. At December 31, 2010, the balance on this note is $0.

Through the acquisition of CUI, Inc., the Company had a capital lease note payable related to office equipment and furniture and was secured by the same office equipment and furniture. The capital lease was paid in full in 2010. The balance at December 31, 2010 related to this capital lease is $0.

Through the acquisition of CUI Japan and Comex Electronics, the Company has several notes payable. Comex Electronics (discontinued operations) has a $404,151 with Seibu Shinyo Kinko Bank bearing interest at 2.40% and due March 18, 2019; $404,151 with 82 Bank bearing interest at 3.075% and due March 18, 2019; $263,622 with 82 Bank bearing interest at 2.90% and due August 19, 2014; $71,642 note with The Bank of Tokyo-Mitsubishi bearing interest at 1.975% and due June 28, 2011; $77,715 with The Bank of Tokyo-Mitsubishi bearing interest at 2.00% and due June 28, 2012; $59,434 with The Bank of Tokyo-Mitsubishi bearing interest at 2.70% and due May 30, 2013; $236,709 with Seibu Shinyo Kinko Bank bearing interest at 2.00% and due August 10, 2020; and $482,038 long term note payable with a vendor. The current portion of these notes payable is $323,926 with a net long term portion of $1,675,536 and are included in the Liabilities held for sale balance on the balance sheet.

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Comex Electronics (discontinued operations) has short term notes payable with 82 Bank of $244,888 bearing interest at 2.975% and due February 28, 2011, $195,910 bearing interest at 2.975% and due March 31, 2011; $183,666 with Seibu Shinyo Kinko Bank bearing interest at 3.85% and due April 20, 2011; $129,346 with a shareholder in the noncontrolled interest bearing 0% interest; and various discounted promissory notes of $123,574 due in 2011. The Comex Electronics (discontinued operations) short term notes payable are included in Liabilities held for sale balance on the balance sheet.

The following table details the maturity of the notes payable and working capital line of credit for continuing operations of CUI Global, Inc. as of December 31, 2010:

	2011	2012	2013	2014	2015	Later Years	Total
Notes Payable Maturities:	$6,146,736	$371,577	$-	$-	$-	$10,308,983	$16,827,296

7.	WORKING CAPITAL LINE OF CREDIT

At December 31, 2010, CUI, Inc. had a $4,000,000 revolving working capital line of credit with the Business Credit division of Wells Fargo Capital Finance, part of Wells Fargo Bank, national Association (NYSE: WFC), interest payable monthly at the daily three month LIBOR plus 3.75% (4.05% at December 31, 2010). The Wells Fargo LOC expires July 31, 2013. As of the date of this filing, the Company is compliant with all covenants on the line of credit with Wells Fargo Capital Finance. At December 31, 2010, the balance outstanding on the line of credit was $1,549,779. At December 31, 2009, CUI, Inc. had a $3,000,000 working capital line of credit with Key Bank, interest payable monthly at the bank’s prime rate plus 1.50 percentage points. At December 31, 2009, the balance outstanding on the line of credit was $1,959,655.

8.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company may be involved in certain legal actions arising from the ordinary course of business. While it is not feasible to predict or determine the outcome of these matters, we do not anticipate that any of these matters, or these matters in the aggregate, will have a material adverse effect on the financial position or results of operations.

Royalty and License Fee Agreements

There are no commitments owed under royalty and license fee agreements. All royalty and license fees are paid in the month following the related sales transaction.

Employment Agreements

As of the year ended December 31, 2010, the following employment agreements were in place:

Chief Executive Officer, General Counsel, Director: This employment agreement expires May 15, 2014. The CEO’s annual salary is $325,000. The CEO is eligible for annual bonuses and stock option grants.

President, Chief Operating Officer, Director: This employment agreement expires May 15, 2014. The President’s annual salary is $205,000. The President is eligible for annual bonuses and stock option grants.

 Chief Financial Officer: This employment agreement expires May 15, 2014. The CFO’s annual salary is $195,000. The CFO is eligible for annual bonuses and stock option grants.

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Chief Technical Officer: This employment agreement expires May 15, 2011. The CTO’s annual salary is $120,000. The CTO is eligible for annual bonuses and stock option grants.

Senior Vice President: This employment agreement expires May 15, 2011. The SVP’s annual salary is $120,000. The SVP is eligible for annual bonuses and stock option grants.

Leases

As an integrated part of the CUI asset acquisition, the CUI Global, Inc. corporate offices were relocated to the CUI location at 20050 SW 112th Avenue, Tualatin, Oregon 97062. CUI and CUI Global occupy the 61,380 square feet of offices and warehouse premises under a ten year non-cancelable lease agreement beginning September 1, 2006 with Barakel, LLC (a related party) at a base monthly rent subject to periodic base payment increases plus real property taxes, utilities, insurance and common area maintenance charges. During the period January 1 through December 31, 2010, the monthly base rent was $40,000. During the period January 1 through August 31, 2009, the monthly base rent was $39,900. For the period September 1 through December 31, 2009, the monthly base rent was $40,000. Barakel, LLC is controlled by James McKenzie, majority owner of CUI, Inc. prior to acquisition and Matt McKenzie, COO.

The Company also leased office space in Malmo, Sweden pursuant to a renewable lease which terminated January 31, 2011. In addition to the base rent (subject to periodic base lease payment increases), the Company is responsible for property taxes, maintenance and related VAT taxes. During the year ended December 31, 2010 and 2009, the monthly base rent was approximately $3,413 and $1,825, respectively.

Additionally, subsequent to the acquisition of CUI Japan and Comex Electronics, the Company now has leased spaces in Tokyo, Japan and owns a small manufacturing facility on leased land in Nagano, Japan which is held in Assets held for sale on the balance sheet. The CUI Japan leased space in Tokyo, Japan expires August 31, 2011. The monthly base rent for this space during the year ending December 31, 2010 and 2009 was $3,590 and $3,436, respectively. The other leases in Japan are related to the discontinued operations of Comex Electronic. Comex Electronics had leased space in Tokyo, Japan with expirations in stages from May 7, 2011 to September 9, 2011. During the year ending December 31, 2010 and 2009, the monthly base rent for these leases was $6,840 and $6,546, respectively. In conjunction with this lease, the discontinued operations of Comex Electronics also had leased parking spaces. This lease expired December 31, 2010 and the base monthly rent during the year ended December 31, 2010 and 2009 was $507 and $486, respectively. The lease for parking spaces is now under a month to month agreement with the discontinued operations of Comex Electronics. During the year ending December 31, 2010 and 2009, the annual base rent for the discontinued operations of Comex Electronics for the land lease in Nagano, Japan was $2,897 and $2,772, respectively.

Rental expense was $623,486 and $579,623 in 2010 and 2009, respectively and is included in selling, general and administrative on the statement of operations.

The discontinued operations of Comex Electronics also lease various equipment with various lease expirations between January 2011 and July 2015. Monthly lease payments are approximately $2,275 for leased equipment.

F-29

	2011	2012	2013	2014	2015	Later Years
Operating Leases:	$526,858	$512,648	$484,000	$486,000	$487,000	$326,000

Consulting Agreements

During 2009, 2,500,000 shares of common stock were issued for marketing, consulting, strategic planning and other management services performed by consultants. $535,000 of consulting expense was recorded in relation to the stock issuance transactions based on the fair market value of the stock on the date of grant. In addition, the consultants were paid fees of $162,500.

In September 2009, the Company engaged a consultant to provide access to a dynamic database that would aggregate, compile and rationalize all disparate and available broker-dealer and shareholder data pertaining to the Company’s common stock for a period of one year. For these services, the consultant was paid a fee of $30,000 for the full term of the agreement. In 2010, the consultant was extended for an additional year and paid a fee of $27,500 for the full term of the agreement.

In September 2009, the Company engaged a consultant to provide inventory valuation services to the Company. For these services, the consultant was paid a fee of $7,500.

In October 2009, the Company engaged a consultant to assist in investor relations communications for the Company. For these services, the consultant was paid a fee of $5,000 per month. This consultant continued to work through 2010 and received fees of $62,731 for their services and related expenses.

In January 2010, the Company entered into a consulting for services performed in relation to securing debt financing with Wells Fargo. For these services, the Company paid $135,000 upon the successful funding of the line of credit and term note with Wells Fargo, discussed more thoroughly herein.

In January 2010, the Company entered into a consulting agreement with Terry Williams, former GL Industrial Services Project Director, to serve as the Company’s Project Director and Lead Engineer for the GASPT2 technology. The consultant will be compensated a base monthly fee and will receive commissions on sales of the GASPT2 products.

In September 2010, the Company entered into an agreement for strategic investor communications services to be provided through March 2011. For these services, the consultant was paid a fee of $25,000.

In September 2010, the Company entered into an agreement with a consultant firm to provide for strategic investor marketing services for a period of one year. For these services, the consultant is to be paid $3,000 per month as well as $84,000 in common stock compensation. $42,000 of the common stock compensation was earned in 2010 for which the consultant received 210,000 shares of common stock at $0.20 per share. The remaining $42,000 is to be priced at the ten day trailing average closing price at the time of the issuance when earned in 2011. The remaining $42,000 common shares were earned March 2011, for which the consultant received 178,723 common shares at $0.235 per share.

In September 2010, the Company engaged a consulting firm to provide g services regarding the Customs-Trade Partnership Against Terrorism (“C-TPAT”) program and supply chain security. For these services, the consultant was paid $11,934.

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In October 2010, the Company entered into a consulting agreement for digital video services for the production of a video to be placed on the Company website. For these services, the consultant was paid a fee of $2,350.

9.	STOCKHOLDERS’ EQUITY

Convertible Preferred Series A

5,000,000 shares of preferred stock were designated as new Series A Convertible Preferred Stock (“Series A”). The Series A is convertible to common shares on a four-for-one basis, is due dividends at $0.10 per share as authorized by the Board, has a liquidation value of $1.00 per share and has equivalent voting rights as common shares on a share for share basis. Once the Series A shares have been issued, they cannot be reissued.

During 2007, the Company converted 15,000 shares of the Company’s Series A convertible preferred stock into 75,000 shares of the Company’s common stock at the request of certain Series A convertible preferred stock holders.

During 2008, there were no shares of Series A convertible preferred stock issued. Also during 2008, 100,000 shares of common stock were issued relating to the conversion of 25,000 shares of Series A convertible preferred stock.

During 2010 and 2009, there were no shares of Series A convertible preferred stock issued.

Convertible Preferred Stock Series B

On February 3, 2004, the board of directors designated 30,000 shares of preferred stock as Series B Convertible Preferred Stock (“Series B”). The Series B is convertible to common shares on a one thousand-for-one ratio, is due dividends at $1 per share payable quarterly as authorized by the Board and the dividends are cumulative. Series B has a liquidation value of $240 per share and has voting rights of one thousand votes per Series B share. Once the Series B shares have been issued, they cannot be reissued.

During 2010 and 2009, there were no shares of Series B convertible preferred stock issued and no shares were outstanding.

Convertible Preferred Stock Series C

The Company authorized for issuance 10,000 shares of preferred stock, designated as Series C Preferred Stock (“Series C”), as the result of a negotiated investment plan with a specific investment group. Ownership of the stock is limited to this investment group. The owners and holders of the Series C Preferred Stock have the rights to appoint three board seats and have the right to exchange any Common Shares they own into shares of Series C at any time, up to the number of Series C shares authorized, at a one-for-one ratio. During 2010 and 2009, there were no shares of Series C convertible preferred stock issued and no shares were outstanding.

Common Stock Dividend Restrictions

There is a restriction on the common stock dividends as any cumulative preferred stock dividends are required to be paid prior to any common stock dividends being paid. Also, retained earnings would be restricted upon an involuntary liquidation by the cumulative unpaid preferred dividends to the preferred stockholders and for the $1 per share Series A and $240 per share Series B liquidation preferences.

F-31

Common Stock Issuances

During 2009, 1,129,220 shares of common stock were issued resulting from the exercise of warrants and options with proceeds of $22,979.

During 2009, 2,500,000 shares of common stock were issued for services performed by consultants. $535,000 of consulting expense was recorded in relation to these transactions based on the fair market value of the stock on the date of grant.

During 2010, 14,134,085 shares of common stock were issued to two investors who converted their promissory notes totaling $1,250,000 and related accrued interest of $242,560 to common equity at $0.1056 per share. A shareholder with more than 10% beneficial ownership in the Company and a shareholder with more than 5% beneficial ownership in the Company participated in this transaction.

During 2010, 1,000,000 shares of common stock were issued as part of the settlement of the $4,900,000 convertible promissory note and $850,500 in accrued interest on this note related to the acquisition of CUI, Inc. The shares were valued at $70,000 in accordance with the convertible promissory note stated conversion rate of $0.07 per share. A related party and two corporate officers, one of whom is also a director are principals in the corporate note holder and each received shares from this transaction.

During 2010, 18,939,394 shares of common stock were issued to four standby letter of credit guarantors who converted $2,000,000 of their letters of credit to common equity at $0.1056 per share. Two directors, one former corporate officer and a shareholder with more than 5% beneficial ownership in the Company participated in this transaction.

During 2010, 1,000,000 shares of common stock were issued to three investors who exercised warrants at $0.01 per share. The company received proceeds of $10,000. One director, one former director and one former corporate officer participated in this transaction. These warrants were granted to the Standby Letter of Credit guarantors as a bonus inducement to participate in the Letter of Credit guarantee that was used to secure the term loan necessary for the acquisition of CUI, Inc.

During 2010, 53,592 shares of common stock were issued to an investor in consideration for a warrant exercise at $0.20 per share. The company received proceeds of $10,718.

During 2010, 666,666 shares of common stock were issued to a limited liability company investor that converted $100,000 of its promissory note to common equity at $0.15 per share in accordance with the convertible note terms. A former officer of CUI Global is a principal in the limited liability company.

During 2010, 210,000 shares of common stock were issued for services performed by a consultant. $42,000 of consulting expense was recorded in relation to this transaction based on the fair market value of the stock on the date of grant.

During 2010, 54,310 shares of common stock were issued in relation to the exercise of 2008 Equity Incentive Plan options at $0.19 per share with proceeds of $9,500. The company received no cash payment for 4,310 of these shares because the options were exercised through a cashless exercise election.

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During 2010, 100,000 shares of common stock were issued to an employee as a bonus. These shares were valued at $28,000 as of the date of issuance.

During 2010, 7,100,000 shares of common stock were sold at $0.20 per share pursuant to stock purchase agreements with proceeds of $1,420,000. 50,000 of these shares were issuable at 12/31/2010. One director and a former corporate officer participated in this transaction.

During 2010, 1,000,000 shares of common stock were issued as settlement of $200,000 of principal on a promissory note related to the acquisition of CUI, Inc. The conversion rate was $0.20 per share. A related party and two corporate officers, one of whom is also a director are principals in the corporate note holder and each received shares from this transaction.

Non-Employee Stock Warrants

During 2010 and 2009, no warrants were issued by the Company.

A summary of the warrants issued to non-employees for services as of December 31, 2010 and 2009 and changes during the years is presented below:

	2010		2009
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Warrants	Price	Warrants	Price
Balance at beginning of period	13,602,620	$0.11	20,823,373	$0.13
Granted	-	$-	-	$-
Exercised	(1,053,592)	$0.02	(980,769)	$0.01
Forfeited (expired)	(50,000)	$0.25	(6,239,984)	$0.20
Balance at end of period	12,499,028	$0.12	13,602,620	$0.11
Warrants exercisable at end of period	12,499,028	$0.12	12,102,620	$0.12
Weighted average fair value of warrants granted during the period		$-		$-

During 2010, warrants to purchase 50,000 shares of common stock expired during the year and are recorded as forfeited in the table above. During 2009, warrants to purchase 6,239,984 shares of common stock expired during the year and are recorded as forfeited in the table above.

The following table summarizes information about non-employee stock warrants outstanding and exercisable that were issued for services at December 31, 2010 and 2009:

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Warrants Outstanding				Warrants Exercisable
	Number	Weighted		Number
	Outstanding at	Average	Weighted	Exercisable at	Weighted
Range of	December 31,	Remaining	Average	December 31,	Average
Exercise Price	2010	Contractual Life	Exercise Price	2010	Exercise Price
$0.01	5,302,135	0.29 Years	$0.01	5,302,135	$0.01
$0.20	7,196,893	0.19 Years	$0.20	7,196,893	$0.20
	12,499,028	0.48 Years	$0.12	12,499,028	$0.12

Warrants Outstanding				Warrants Exercisable
	Number	Weighted		Number
	Outstanding at	Average	Weighted	Exercisable at	Weighted
Range of	December 31,	Remaining	Average	December 31,	Average
Exercise Price	2009	Contractual Life	Exercise Price	2009	Exercise Price
$0.01	6,302,135	0.66 Years	$0.01	4,802,135	$0.01
$0.20	7,250,485	0.67 Years	$0.20	7,250,485	$0.20
$0.25	50,000	0.00 Years	$0.25	50,000	$0.25
	13,602,620	1.33 Years	$0.11	12,102,620	$0.12

1,500,000 warrants outstanding with an exercise price of $0.01 had not vested as of December 31, 2009 and therefore were not included as exercisable at December 31, 2009.

Employee Stock Options and Warrants

On May 15, 2008 the Company’s Board of Directors adopted the Waytronx, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”) and authorized 1,500,000 shares of Common Stock to fund the Plan. At the 2008 Annual Meeting of Shareholders held on September 15, 2008, the Equity Incentive Plan was approved by the Company shareholders. At the 2009 Annual Meeting of Shareholders held on September 29, 2009, the shareholders approved an amendment to the 2008 Equity Incentive Plan to increase the number of common shares issuable under the plan from 1,500,000 to 3,000,000. All of these shares have been registered under Form S-8.

The 2008 Equity Incentive Plans is intended to: (a) provide incentive to employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors and independent contractors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding employees, directors, independent contractors and advisors.

The 2008 Equity Incentive Plans provide for the issuance of incentive stock options (ISOs) and Non Statutory Options (NSOs) to employees, directors and independent contractors of the Company. The Board shall determine the exercise price per share in the case of an ISO at the time an option is granted and such price shall be not less than the fair market value or 110% of fair market value in the case of a ten percent or greater stockholder. In the case of an NSO, the exercise price shall not be less than the fair market value of one share of stock on the date the option is granted. Unless otherwise determined by the Board, ISOs and NSOs granted under the both plans have a maximum duration of 10 years.

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On January 5, 2009 the Company Board of Directors received and approved a written report and recommendations of the Compensation Committee which included a detailed executive equity compensation report and market analysis and the recommendations of Compensia, Inc., a management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. The Compensation Committee used the report and analysis as a basis for its formal written recommendation to the board. Pursuant to a January 8, 2009 board resolution the 2009 Equity Incentive Plan (Executive), a Non-Qualified Stock Option Plan, was created and funded with 4,200,000 shares of $0.001 par value common stock. The Compensation Committee was appointed as the Plan Administrator to manage the plan. October 11, 2010, CUI Global authorized an additional 3,060,382 options under the 2009 Equity Incentive Plan (Executive).

The 2009 Equity Incentive Plan (Executive) provides for the issuance of Incentive Non Statutory Options to attract, retain and motivate executive and management employees and directors and to encourage these individuals to acquire an equity interest in the Company, to make monetary payments to certain management employees and directors based upon the value of the Company’s stock and to provide these individuals with an incentive to maximize the success of the Company and further the interest of the shareholders. The Administrator of the plan is authorized to determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2009 Plan have a maximum duration of 10 years.

At December 31, 2010, there are 1,463,894 shares of common stock available under the 2008 Equity Incentive Stock Plan and 191,727 available under the 2009 Equity Incentive Plan (Executive).

During the years ended 2010 and 2009, the Company recorded compensation expense of $74,912 and $35,942, respectively, for stock options that the requisite service was performed during the year. The compensation expense is recorded over the vesting period based upon fair market value of the options using the Black Scholes option model in accordance with FASB ASC 718 as discussed in section Employee Stock Options and Warrants.

A summary of the warrants and options issued to employees and directors as of December 31, 2010 and 2009 and changes during the year are presented below:

	Number of	Weighted	Number of	Weighted
	Warrants and	Average	Warrants and	Average
	Options	Exercise Price	Options	Exercise Price
Balance at beginning of period	7,663,273	$0.17	5,270,000	$0.13
Exercised	(54,310)	$0.19	-	$-
Expired	(2,000,000)	$0.01	(1,900,000)	$0.24
Forfeited	(143,190)	$0.19	(80,000)	$0.19
Granted	3,335,382	$0.29	4,373,273	$0.24
Balance at end of period	8,801,155	$0.25	7,663,273	$0.17
Exercisable	5,308,773	$0.22	6,205,273	$0.15

.As of December 31, 2010 and 2009, there were 3,492,382 and 1,458,000, respectively, non-vested warrants and options issued to employees and directors.

The weighted average fair value of warrants and options granted during the periods are as follows:

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	2010	2009
Exercise price lower than the market price	$-	$-
Exercise price equaled the market price	$0.30	$-
Exercise price exceeded the market price	$0.19	$0.19
Exercise price exceeded the market price	$-	$0.25

The fair value of warrants and options granted during 2010 was estimated on the dates of the grants using the following assumptions: dividend yield of 0%, expected volatilities of 95% - 163%, risk-free interest rates of 0.35% - 0.75% and expected lives of 2 years.

The fair value of warrants and options granted during 2009 was estimated on the dates of the grants using the following assumptions: dividend yield of 0%, expected volatilities of 99% - 135%, risk-free interest rates of 0.73% - 0.93% and expected lives of 2 years.

The following tables summarize information about employee stock warrants and options outstanding at December 31, 2010 and 2009:

				Warrants and Options
Warrants and Options Outstanding December 31, 2010				Exercisable December 31, 2010
	Number	Weighted		Number
	Outstanding at	Average	Weighted	Exercisable at	Weighted
Range of	December 31,	Remaining	Average	December 31,	Average
Exercise Price	2010	Contractual Life	Exercise Price	2010	Exercise Price
$0.01	350,000	0.03 Years	$0.01	350,000	$0.01
$0.19	1,382,500	1.29 Years	$0.19	1,382,500	$0.19
$0.25	4,008,273	3.65 Years	$0.25	3,576,273	$0.25
$0.30	3,060,382	3.40 Years	$0.30	-	$0.30
	8,801,155	8.37 Years	$0.25	5,308,773	$0.22

				Warrants and Options
Warrants and Options Outstanding December 31, 2009				Exercisable December 31, 2009
	Number	Weighted		Number
	Outstanding at	Average	Weighted	Exercisable at	Weighted
Range of	December 31,	Remaining	Average	December 31,	Average
Exercise Price	2009	Contractual Life	Exercise Price	2009	Exercise Price
$0.01	2,350,000	0.05 Years	$0.01	2,350,000	$0.01
$0.19	1,305,000	1.96 Years	$0.19	1,305,000	$0.19
$0.25	4,008,273	6.17 Years	$0.25	2,550,273	$0.25
	7,663,273	8.18 Years	$0.17	6,205,273	$0.15

10.	RELATED PARTY TRANSACTIONS

As an integrated part of the CUI asset acquisition, the CUI Global, Inc. corporate offices were relocated to the CUI location at 20050 SW 112th Avenue, Tualatin, Oregon 97062. CUI and CUI Global occupy the 61,380 square feet of offices and warehouse premises under a ten year non-cancelable lease agreement beginning September 1, 2006 with Barakel, LLC (a related party) at a base monthly rent subject to periodic base payment increases plus real property taxes, utilities, insurance and common area maintenance charges. During the period January 1 through December 31, 2010, the monthly base rent was $40,000. During the period January 1 through August 31, 2009, the monthly base rent was $39,900. For the period September 1 through December 31, 2009, the monthly base rent was $40,000. Barakel, LLC is controlled by James McKenzie, majority owner of CUI, Inc. prior to acquisition and Matt McKenzie, COO.

F-36

In May 2009, CUI Global and the holder of the $17,500,000 convertible promissory note, IED, Inc., of which a related party and two corporate officers, one of whom is also a director, are principals in the corporate note holder, agreed to amend the convertible promissory note by reducing the conversion rate from $0.25 to $0.07 per share to reflect the stock price for the ten day trailing average preceding April 24, 2009, the date of the agreement. The agreement specifically retains the total maximum convertible shares at 70,000,000 as stated in the original note. This amendment effectively reduced the Note principal from $17,500,000 to $4,900,000. As a result, the Company recognized additional paid in capital related to the 2009 extinguishment of this debt of $11,808,513 and a reduction in the related discount of debt of $791,487. In April 2010, CUI Global and the debt holder agreed to settle the note and related accrued interest totaling $850,500 for a one-time $50,000 payment and 1,000,000 shares of common stock valued at $0.07 per share in accordance with the note. A related party and two corporate officers, one of whom is also a director are principals in the corporate note holder and each received shares from this transaction. CUI Global recorded additional paid in capital of $5,630,500 related to this 2010 extinguishment of debt and expensed the remaining balance of the discount on debt relating to this note of $2,269,272. At December 31, 2010, the balance on this note is $0.

During 2009, the Company paid $100,000 to an entity controlled by Colton Melby who is Chairman of the Board of Directors in settlement of a note payable of $125,000 and recognized additional paid in capital from the extinguishment of debt of $25,542 related to the remaining principal and accrued interest.

During 2009, 416,667 shares of common stock were sold pursuant to a stock purchase agreement with proceeds of $4,167 by an entity controlled by Colton Melby who is Chairman of the Board of Directors.

The Company recorded investment income of $78,074 during 2010 and in 2009 the Company recorded an investment loss of $41,424, related to its interest in Test Products International (“TPI”). During 2010 and 2009, the Company received principal and interest payments totaling $0 and $15,000, respectively, on a note receivable from TPI. For further details regarding TPI, please see Note 2 discussion Investment in Affiliate.

In September 2010, the Company negotiated an amendment to the $14,000,000 seller’s promissory note to International Electronic Devices, Inc., of which a related party and two corporate officers, one of whom is also a director, are principals in the corporate note holder. This amendment provided forgiveness of the principal balance of $1,588,063 and forgiveness of accrued interest of $724,729, as well as an extension of the maturity date to May 15, 2018. The total forgiveness of debt and accrued interest of $2,312,792 was recorded as additional paid in capital in 2010. In exchange for this amendment, the Company agreed to make principal payments totaling $1,500,000 as follows: $1,200,000 before December 31, 2010 and an additional $300,000 in January 2011. Additionally, the Company agreed to assign a note receivable owed to CUI Inc. from TPI in the amount of $187,208 to IED during the first quarter of 2011. $200,000 of the $1,200,000 in principal that was due before December 31, 2010 was settled for 1,000,000 shares of common stock at a conversion price of $0.20 per share. A related party and two corporate officers, one of whom is also a director are principals in the corporate note holder and each received shares from this transaction. Additionally, during 2010 and 2009, the Company made regular principal and interest payments on this seller’s promissory note in accordance with the terms of the note. At December 31, 2010, the current portion of this note is $487,208, the long term balance is $10,308,983 and there is a discount on debt related to this note of $0.

F-37

During 2010, 14,134,085 shares of common stock were issued to two investors who converted their promissory notes totaling $1,250,000 and related accrued interest of $242,560 to common equity at $0.1056 per share. A shareholder with more than 10% beneficial ownership in the Company and a shareholder with more than 5% beneficial ownership in the Company participated in this transaction.

In August 2010, 18,939,394 shares of common stock were issued to four standby letter of credit guarantors who converted $2,000,000 of their letters of credit to common equity at $0.1056 per share. Two directors, one former corporate officer and a shareholder with more than 5% beneficial ownership in the Company participated in this transaction.

During 2010, 1,000,000 shares of common stock were issued to three investors who exercised warrants at $0.01 per share. The company received proceeds of $10,000. One director, one former director and one former corporate officer participated in this transaction. These warrants were granted to the Standby Letter of Credit guarantors as a bonus inducement to participate in the Letter of Credit guarantee that was used to secure the term loan necessary for the acquisition of CUI, Inc.

In October 2010, 666,666 shares of common stock were issued to a limited liability company investor that converted $100,000 of its promissory note to common equity at $0.15 per share in accordance with the convertible note terms. A former officer of CUI Global is a principal in the limited liability company.

During 2010, 7,100,000 shares of common stock were sold at $0.20 per share pursuant to stock purchase agreements with proceeds of $1,420,000. 50,000 of these shares were issuable at 12/31/2010. Of the 7,100,000 shares of common stock, 1,000,000 were issued to a director and 425,000 shares were issued to a limited liability company investor of which a former officer of CUI Global is a principal.

11.	INCOME (LOSS) PER COMMON SHARE

In accordance with Statement of Financial Accounting Standards Codification 260, “Earnings per Share”, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares outstanding as of December 31, 2010 and 2009, which consist of options, warrants, convertible notes and convertible preferred stock, have been excluded from the diluted net loss per common share calculations because they are anti-dilutive. Accordingly, diluted net loss per share is the same as basic net loss per share for 2010 and 2009. The following table summarizes the potential common stock shares at December 31, 2010 and 2009, which may dilute future earnings per share.

	2010	2009
Convertible preferred stock	252,715	252,715
Warrants and options, vested	17,807,801	18,307,893
Convertible debt	-	76,200,000
	18,060,516	94,760,608

F-38

The following table sets forth the computation of basic earnings per share for the years ended December 31, 2010 and 2009:

	2010	2009
Consolidated Net (loss) from continuing operations	(6,588,713)	(16,022,388)
Net (loss) from discontinued operations	$(871,803)	$(21,159)
Less: Net (loss) from discontinued operations - noncontrolling interest	$(444,620)	$(10,791)
Net (loss) from disconitinued operations attributable to CUI Global, Inc.	$(427,183)	$(10,368)
Net (loss) for the period attributable to CUI Global, Inc.	$(7,015,896)	$(16,032,756)
Weighted average number of shares outstanding	188,567,994	168,531,862
Weighted average number of common and common equivalent shares	188,567,994	168,531,862

Basic (loss) per common share from continuing operations	$(0.03)	$(0.10)
Basic (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$(0.00)	$(0.00)
Basic (loss) per common share	$(0.04)	$(0.10)

The following table sets for the computation of diluted earnings per share for the years ended December 31, 2010 and 2009:

	2010	2009
Consolidated Net (loss) from continuing operations	(6,588,713)	(16,022,388)
Net (loss) from discontinued operations	$(871,803)	$(21,159)
Less: Net (loss) from discontinued operations - noncontrolling interest	$(444,620)	$(10,791)
Net (loss) from disconitinued operations attributable to CUI Global, Inc.	$(427,183)	$(10,368)
Net (loss) for the period attributable to CUI Global, Inc.	$(7,015,896)	$(16,032,756)
Add: Adjustment for interest on 12% convertible note	-	-
Adjusted net (loss)	$(7,015,896)	$(16,032,756)

Weighted average number of shares outstanding	188,567,994	168,531,862
Add: Warrants and options as of beginning of period		-
Warrants and options as of date of vesting	-	-
Convertible preferred shares oustanding	-	-
12% convertible notes as of end of period	-	-
Weighted average number of common and common equivalent shares	188,567,994	168,531,862

Diluted (loss) per common share from continuing operations	$(0.03)	$(0.10)
Diluted (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$(0.00)	$(0.00)
Diluted (loss) per common share	$(0.04)	$(0.10)

F-39

12.	INCOME TAXES

The Company recognized losses for both financial and tax reporting purposes during each of the periods in the accompanying statements of operations. Accordingly, no provision for income taxes and/or deferred income taxes payable has been provided for in the accompanying financial statements.

An income tax benefit has not been recognized for operating losses generated in prior periods based on uncertainties concerning the ability to generate taxable income in future periods. At December 31, 2010, the Company had available net operating loss carry-forwards of approximately $39,838,000. These operating loss carry-forwards expire in various years through the year ending December 31, 2030; however, because the Company has incurred significant operating losses, utilization of the tax loss carry-forwards are not assured. The increase in the valuation allowance for the year ended December 31, 2010 was approximately $1,405,000. As a result, the non-current deferred income tax asset arising from these net operating loss carry-forwards and from other temporary differences are not recorded in the accompanying balance sheets because a valuation allowance was established to fully reserve such assets due to the uncertainty of the Company’s realization of this benefit.

After consideration of all the evidence management has determined that a full valuation allowance is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

The Company’s tax expense differs from the “expected” tax expense for the periods ended December 31, 2010 and 2009, computed by applying the Federal Corporate tax rate of 34% to loss before taxes, as follows:

	2010	(Restated) 2009
Computed "expected" tax benefit	$(2,385,405)	$(1,431,000)
State tax benefit, net of federal effect	(193,671)	(184,000)
Change in valuation allowance	1,174,741	4,932,000
Equity instruments for services	1,516,276	(3,317,000)
	$111,941	$-

For the periods ended December 31, 2010 and 2009, the tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities were as follows:

	2010	2009
Deferred tax liability
Intangible assets	$4,992,000	$4,102,000

Deferred tax assets:
Net operating loss carryforwards	$(15,510,000)	$(13,180,000)
Warrants issued to employees	(664,000)	(609,000)
Other	-	(90,000)
Valuation allowance	11,182,000	9,777,000

Net deferred tax assets	$-	$-

F-40

13.	CONCENTRATIONS

During 2010, 53% of revenues were derived from five customers: 43%, 3%, 3%, 2% and 2%. During 2009, 48% of revenues were derived from six customers at 34%, 4%, 3%, 3%, 2% and 2%.

The Company’s major product lines in 2010 and 2009 were external power, internal power, electro-mechanical and test & measurement systems.

At December 31, 2010, of the gross trade accounts receivable from continuing operations totaling $3,947,735, 47% was due from seven customers: 28%, 4%, 4%, 3%, 3%, 3% and 2%. At December 31, 2009, of the gross trade accounts receivable from continuing operations totaling $3,316,863, 40% was due from four customers: 21%, 8%, 8% and 3%.

14.	STOCK-BASED EMPLOYEE COMPENSATION

On May 16, 2008, the Board of Directors approved the CUI Global, Inc. 2008 Equity Incentive Plan (“2008 Plan”) for 1,500,000 shares of the Company’s common stock. The 2008 Plan provides for the issuance of stock options to attract, retain and motivate employees, to encourage employees, directors and independent contractors to acquire an equity interest in the Company, to make monetary payments to certain employees based upon the value of the Company’s stock and provide employees, directors and independent contractors with an incentive to maximize the success of the Company and further the interest of the shareholders. The 2008 Plan provides for the issuance of Incentive Stock Options and Non Statutory Options. The Administrator of the plan shall determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2008 Plan have a maximum duration of 10 years.

At the 2009 Annual Meeting of Shareholders held on September 29, 2009, the shareholders approved an amendment to the 2008 Equity Incentive Plan to increase the number of common shares issuable under the plan from 1,500,000 to 3,000,000. All of these shares have been registered under Form S-8.

On January 5, 2009 the Company Board of Directors received and approved a written report and recommendations of the Compensation Committee which included a detailed executive equity compensation report and market analysis and the recommendations of Compensia, Inc., a management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. The Compensation Committee used the report and analysis as a basis for its formal written recommendation to the board. Pursuant to a January 8, 2009 board resolution the 2009 Equity Incentive Plan (Executive), a Non-Qualified Stock Option Plan, was created and funded with 4,200,000 shares of $0.001 par value common stock. The Compensation Committee was appointed as the Plan Administrator to manage the plan. October 11, 2010, CUI Global authorized an additional 3,060,382 options under the 2009 Equity Incentive Plan (Executive).

F-41

The 2009 Equity Incentive Plan (Executive) provides for the issuance of Incentive Non Statutory Options to attract, retain and motivate executive and management employees and directors and to encourage these individuals to acquire an equity interest in the Company, to make monetary payments to certain management employees and directors based upon the value of the Company’s stock and to provide these individuals with an incentive to maximize the success of the Company and further the interest of the shareholders. The Administrator of the plan is authorized to determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2009 Plan have a maximum duration of 10 years.

The fair value of each stock option is estimated on the date of grant using a Black Scholes Pricing Model. During the year ended December 31, 2010, the Company granted 3,335,382 stock options to employees, officers and directors with the following assumptions; exercise price of $0.19 - $0.30, volatility of 95% - 163%, risk free interest rate of 0.35% - 0.75% and a term of 2 years. During the year ended December 31, 2009, the Company granted 4,373,273 stock options to employees, officers and directors with the following assumptions; exercise price of $0.19 - $0.25, volatility of 99% - 135%, risk free interest rate of 0.73% - 0.93% and a term of 2 years.

The following information is presented for the stock option activity for the year ended December 31, 2010:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Life	Aggregate Intrinsic Value
Outstanding at December 31, 2008	5,270,000	$0.13	6.55	$2,350
Exercised	-	$-
Expired	(1,900,000)	$0.24
Forfeited	(80,000)	$0.19
Granted	4,373,273	$0.24	8.01
Outstanding at December 31, 2009	7,663,273	$0.17	8.18	$1,880
Exercised	(54,310)	$0.19
Expired	(2,000,000)	$0.01
Forfeited	(143,190)	$0.19
Granted	3,335,382	$0.29	9.76
Outstanding at December 31, 2010	8,801,155	$0.25	8.37	$66,544
Outstanding exercisable at December 31, 2010	5,308,773	$0.22	7.59	$66,544

The weighted average fair value of warrants and options granted during the periods are as follows:

	2010	2009
Exercise price lower than the market price	$-	$-
Exercise price equaled the market price	$0.30	$-
Exercise price exceeded the market price	$0.19	$0.19
Exercise price exceeded the market price	$-	$0.25

16.	SUBSEQUENT EVENTS

Management has reviewed for subsequent events and identified the following:

On January 6, 2011, the 50,000 issuable shares listed on the balance sheet as of December 31, 2010 were issued.

F-42

On or about January 10, 2011, in the ordinary course of business, the Company entered into a sales representative agreement with a sales representative firm in Massachusetts to represent CUI products, for which the firm will receive commissions based on sales activity.

On February 7 and 10, 2011, two former employees completed cashless exercises of their options for which 8,076 shares of common stock were issued. The Company did not receive funds from these options exercises as they were cashless.

On February 10, 2011, Comex Electronics secured a short term loan with 82 Bank for approximately $84,000 bearing annual interest at 2.70%.

On March 7, 2011, notice was received from the Patent and Trademark Office of allowance of patent for a solar heat transfer apparatus.

On March 11, 2011, 178,723 shares of common stock were issued, when earned, pursuant to a consultant agreement discussed more thoroughly in Note 8. Commitments and Contingencies, Consultant Agreements. The shares were priced $0.235 per share based on the ten day trailing average closing price at the time of the issuance in accordance with the consulting agreement.

Following the March 11, 2011 earthquake and tsunami in Japan, CUI Global, Inc. has no reports of injured or missing employees and its Japanese facilities remain intact and undamaged. CUI Global is analyzing the broader effects on its industries and its business. While Comex and its Japanese operations are a relatively small component of CUI Global, Inc.’s total revenue, Japan is a large supplier to the global market for semiconductors and other components. The electronics industry, as well as many other industries, source components from Japan. It is most likely that the events in Japan will affect supply of components, but it is too early to say to what extent. Business continuity plans and work to assess the impact, if any, on CUI Global, Inc. and mitigation activities has been ongoing since the event took place. We will continue to closely monitor the situation in Japan to take further action where necessary. It is, however, too early to draw any further conclusions as the situation is still developing.

On or about March 18, 2011, in the ordinary course of business, the Company entered into a contract manufacturing agreement for the manufacture of the GasPT2 devices. The manufacturer is to be compensated for products, assembly charges and all other aspects of the services required in connection with orders placed by CUI.

F-43

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$143,750	$373,823
Trade accounts receivable, net of allowance of $125,000 and $125,000, respectively	4,111,706	3,822,735
Other accounts receivable	42,112	15,926
Other accounts receivable, related party	7,477	202,418
Inventories, net of allowance of $300,000 and $164,005, respectively	4,027,586	3,735,641
Prepaid expenses and other	301,923	339,103
Assets held for sale	-	3,187,283
Total current assets	8,634,554	11,676,929

Property and equipment, net	949,582	1,010,362

Other assets:
Investment - equity method	178,606	157,149
Technology rights, net	580,137	778,903
Patent costs, net	6,480	-
Other intangible assets, net	34,814	-
Deposits and other	4,000	63,215
Notes receivable, net	539,393	15,831
Debt offering costs, net	134,445	450,859
Intangible, trademark and tradename CUI	4,892,856	4,892,856
Intangible, trademark and tradename V-Infinity	1,373,828	1,373,828
Intangible, patent pending technology	551,559	551,559
Intangible, customer list	1,857,000	1,857,000
Intangible, CUI Japan	139,201	139,201
Goodwill, net	12,907,157	12,907,157
Total other assets	23,199,476	23,187,558
Total assets	$32,783,612	$35,874,849

Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$1,973,790	$1,757,682
Preferred stock dividends payable	5,054	5,054
Demand notes payable	2,223,431	1,549,779
Accrued expenses	1,125,751	1,588,684
Accrued compensation	109,946	399,013
Unearned revenue	65,623	70,030
Notes payable, current portion due	4,235,587	4,109,749
Notes payable, related party, current portion due	-	487,208
Convertible notes payable, related party, current portion due	35,000	-
Liabilities held for sale	-	3,274,314
Total current liabilities	9,774,182	13,241,513
Long term notes payable, net of current portion due of $4,235,587 and $4,109,749, respectively	-	371,577
Long term notes payable, related party, net of current portion due of $0 and $487,208, respectively	10,303,683	10,308,983
Total long term liabilities	10,303,683	10,680,560
Total liabilities	20,077,865	23,922,073

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized	-	-
Convertible Series A preferred stock, 5,000,000 shares authorized, 50,543 shares issued and outstanding liquidation preference of $50,543 at September 30, 2011 and December 31, 2010, respectively	51	51
Convertible Series B preferred stock, 30,000 shares authorized, and no shares outstanding at September 30, 2011 and December 31, 2010, respectively	-	-
Convertible Series C preferred stock, 10,000 shares authorized, and no shares outstanding at September 30, 2011 and December 31, 2010, respectively	-	-
Common stock, par value $0.001; 325,000,000 and 325,000,000 shares authorized and 219,282,472 and 214,045,673 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	219,283	214,046
Common stock issuable; 0 and 50,000 shares authorized and issuable at September 30, 2011 and December 31, 2010, respectively	-	50
Additional paid-in capital	85,960,867	85,732,521
Accumulated deficit	(73,486,649)	(73,596,738)
Accumulated other comprehensive income (loss)	12,195	(50,810)
Total stockholders' equity	12,705,747	12,299,120
Noncontrolling interest in discontinued operations	-	(346,344)
Total liabilities and stockholders' equity	$32,783,612	$35,874,849

See accompanying notes to financial statements

F-44

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Condensed Consolidated Statements of Operations

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
		(Restated)		(Restated)
	2011	2010	2011	2010
Revenues:
Product Sales	$10,715,563	$9,740,364	$30,097,874	$26,224,860
Revenue from freight	12,652	21,534	49,754	57,948
Total revenue	10,728,215	9,761,898	30,147,628	26,282,808
Cost of revenues	6,706,311	5,775,854	18,565,279	15,850,046

Gross profit	4,021,904	3,986,044	11,582,349	10,432,762

Operating expenses
Selling, general and administrative	3,382,137	2,946,417	10,224,273	8,565,375
Research and development	199,602	366,790	529,863	563,196
Bad debt	62,000	13,009	77,449	27,954
Total operating expenses	3,643,739	3,326,216	10,831,585	9,156,525

Income from operations	378,165	659,828	750,764	1,276,237

Other income (expense)
Other income	11,387	15,780	36,153	85,039
Other expense	(39,194)	(50,188)	(48,294)	(130,492)
Investment income	16,886	28,924	21,457	50,796
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortization of debt discount	(19,167)	(419,423)	(316,414)	(3,668,122)
Interest expense	(230,059)	(264,046)	(686,913)	(914,688)
Total other income (expense), net	(260,147)	(688,953)	(994,011)	(4,577,467)

Profit (loss) before taxes	118,018	(29,125)	(243,247)	(3,301,230)
Provision for taxes	6,330	30,674	21,673	35,092
Consolidated Net profit (loss) from continuing operations	111,688	(59,799)	(264,920)	(3,336,322)
Profit (loss) from discontinued operations
Profit (loss) from discontinued operations	-	5,213	(160,153)	(74,659)
Gain on divestment of Comex Electronics	312,635	-	603,034	-
Net profit (loss) from discontinued operations	312,635	5,213	442,881	(74,659)
Consolidated Net profit (loss)	424,323	(54,586)	177,961	(3,410,981)
Less: Net profit (loss) from discontinued operations - noncontrolling interest	-	2,659	67,872	(38,686)
Net profit (loss) allocable to common stockholders	$424,323	$(57,245)	$110,089	$(3,372,295)

Other comprehensive profit (loss)
Foreign currency translation adjustment	$26,831	$(5,511)	$63,005	$(23,849)
Comprehensive profit (loss)	$451,154	$(62,756)	$173,094	$(3,396,144)
Basic profit (loss) per common share from continuing operations	$0.00	$(0.00)	$(0.00)	$(0.02)
Diluted profit (loss) per common share from continuing operations	$0.00	$(0.00)	$(0.00)	$(0.02)
Basic profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$0.00	$0.00	$(0.00)
Diluted profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$0.00	$0.00	$(0.00)
Basic profit (loss) per common share	$0.00	$(0.00)	$0.00	$(0.02)
Diluted profit (loss) per common share	$0.00	$(0.00)	$0.00	$(0.02)
Basic weighted average common and common equivalents shares outstanding	219,282,472	196,478,788	216,859,788	183,860,295
Fully diluted weighted average common and common equivalents shares outstanding	219,983,110	196,478,788	217,590,284	183,860,295

See accompanying notes to financial statements

F-45

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the nine months ended September 30,
		(Restated)
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net profit (loss) - attributable to CUI Global, Inc.	$110,089	$(3,372,295)
Adjustments to reconcile net profit (loss) to net cash provided by (used in) operating activities:
Stock, warrants, options and notes issued for compensation and services	183,532	69,734
Non-cash interest expense, including amortization of beneficial conversion value, warrant related debt discounts and intrinsic value of convertible debt and amortization of debt discount and amortization of debt offering costs	316,414	3,668,122
Non-cash (profit) on equity method investment	(21,457)	(50,796)
Bad debt expense	77,449	27,954
Amortization of technology rights	198,766	184,420
Amortization of patent costs	166	13,061
Amortization of website development	2,604	10,733
Inventory reserve	135,995	38,530
Net profit (loss) - noncontrolling interest in discontinued operations	67,872	(38,686)
Depreciation	403,866	341,079
Amortization	-	833
(Increase) decrease in assets:
Trade accounts receivable	(304,420)	(315,233)
Other accounts receivable	(26,186)	(13,762)
Other accounts receivable, related party	2,433	(6,636)
Inventory	(427,940)	(855,008)
Prepaid expenses and other current assets	26,526	115,159
Deposits and other assets	59,215	34,483
Increase (decrease) in liabilities:
Accounts payable	216,108	123,173
Accrued expenses	(462,933)	1,180,098
Accrued compensation	(289,067)	64,208
Unearned revenue	(4,407)	4,097
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	264,625	1,223,268
NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATING ACTIVITIES	22,141	(805,557)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in technology rights and development	-	(70,000)
Investment in patents	(6,646)	(7,230)
Investment in other intangible assets, net	(37,418)	-
Proceeds from Notes receivable	47,333	45,005
Purchase of property and equipment	(343,086)	(329,068)
NET CASH (USED IN) CONTINUING INVESTING ACTIVITIES	(339,817)	(361,293)
NET CASH PROVIDED BY (USED IN) DISCONTINUED INVESTING ACTIVITIES	195,278	(40,639)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments to) demand notes payable, net of debt offering costs	673,652	(290,834)
Proceeds from (payments to) notes and loans payable	(58,531)	(2,092,843)
Payments on notes and loans payable, related party	(487,208)	(177,738)
Proceeds from conversion of debt to non-controlling interest	-	66,667
Proceeds from convertible notes payable, related party	35,000	-
Proceeds from sales of common stock, and exercise of warrants and options, net of offering costs	50,000	2,017,718
NET CASH PROVIDED BY (USED IN) CONTINUING FINANCING ACTIVITIES	212,913	(477,030)
NET CASH PROVIDED BY (USED IN) DISCONTINUED FINANCING ACTIVITIES	(648,218)	552,705
EFFECT OF EXCHANGE RATE CHANGES ON CASH	63,005	(23,849)
Cash and cash equivalents at beginning of year	373,823	391,486
Cash and cash equivalents at end of period	143,750	459,091
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(230,073)	$67,605

(continued)

F-46

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Condensed Consolidated Statements of Cash Flows (continued)

(unaudited)

	For the nine months ended September 30,
	2011	(Restated) 2010
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid	$35,280	$-

Interest paid	$693,884	$775,175

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Note receivable, related party applied to note payable, related party	$192,508	$-

Conversion of debt to common stock	$-	$242,559

Conversion of accrued liabilities to common stock	$-	$1,320,000

Common stock issued for consulting services and compensation and accrued liabilities payable in common stock	$42,000	$42,000

Forgiveness of debt treated as capital contribution	$-	$7,943,292

See accompanying notes to financial statements

F-47

CUI Global, Inc.

(formerly known as Waytronx, Inc.)

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

1. BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information which includes condensed financial statements. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations and should be read in conjunction with the Annual Report, Form 10-K for the year ended December 31, 2010.

It is management's opinion that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

CUI Global, Inc. (formerly known as Waytronx, Inc.) is a platform company dedicated to maximizing shareholder value through the acquisition, development and commercialization of new, innovative technologies. Through its subsidiaries, CUI Global has built a diversified portfolio of industry leading technologies that touch many markets.

Effective May 16, 2008, CUI Global, Inc. formed a wholly owned subsidiary, Waytronx Holdings, Inc., to acquire the assets of CUI, Inc., a Tualatin, Oregon based provider of electronic components including power supplies, transformers, converters, connectors and industrial controls for Original Equipment Manufacturers (OEMs). The wholly owned subsidiary was renamed CUI, Inc. following the close of the acquisition. Through the acquisition of CUI, Inc., the Company obtained 352,589 common shares (representing a 11.54% and 10.47% interest at September 30, 2011 and 2010, respectively) in Test Products International, Inc., a provider of handheld test and measurement equipment. Since its inception in 1989, CUI has been delivering quality products, extensive application solutions and superior personal service. CUI's solid customer commitment and honest corporate message are a hallmark in the industry.

Through CUI’s capabilities and extensive contacts throughout Asia, this acquisition allows CUI Global to continue to identify, acquire and commercialize new proprietary technologies. CUI Global will use CUI’s market partners and global distribution capabilities to bring other products to market, including the Novum Digital Power Modules, Solus Power Topology, Vergence GASPT2 and other proprietary devices, described below. CUI’s testing and R&D capabilities allow CUI Global to commercialize and prototype its products more efficiently and economically.

CUI defines its product into three categories: components including connectors, speakers and buzzers; control solutions including encoders and sensors; and power solutions known as V-Infinity. These offerings provide a technology architecture that addresses power and related accessories to industries ranging from consumer electronics to defense and alternative energy.

Effective July 1, 2009, CUI Global acquired CUI Japan (formerly Comex Instruments, Ltd.) and 49% of Comex Electronics Ltd. Both companies are Japanese based.  CUI Japan provides test and measurement systems and electronic components and Comex Instruments is a DSP provider of digital to analog and analog to digital test and measurement systems for OEM research and development. Effective July 1, 2011, CUI Global entered into an agreement to divest the 49% ownership of Comex Electronics as of July 1, 2011, as such, the operations of Comex Electronics are reported as discontinued operations for the current and comparable periods.  CUI Global will continue to maintain its 100% ownership of CUI Japan.

F-48

The accompanying financial statements have been prepared on the assumption that CUI Global will continue as a going concern. As reflected in these financial statements, CUI Global had an accumulated deficit of $73,486,649 and working capital deficit from continuing operations of $1,139,628 as of September 30, 2011. The ability to continue as a going concern is dependent upon the ability to bring additional technologies and products to market, generate increased sales, obtain positive cash flow from operations and raise additional capital. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will continue to raise additional capital to provide sufficient cash to meet the funding required to develop and commercialize our technology product lines. As we continue to expand and develop technology and product lines, additional funding may be required. There have been negative cash flows from operations and incurred net losses in the past and there can be no assurance as to the availability or terms upon which additional financing and capital might be available if needed.

2. ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2011 and 2010 include estimates used to review the Company’s long-lived assets for impairment, allowance for doubtful accounts, inventory valuation, valuations of non-cash capital stock issuances, valuations of derivatives and the valuation allowance on deferred tax assets.

Principles of Consolidation

The consolidated financial statements include the accounts of CUI Global, Inc., its wholly owned subsidiary CUI, Inc. and CUI Japan and its 49% owned subsidiary Comex Electronics (through July 1 , 2011 date of disposal) hereafter referred to as the “Company”. Significant intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, prepaid expense and other assets, accounts payable, accrued liabilities, notes payable and deferred compensation approximate their fair value due as of September 30, 2011.

Cash

Cash includes deposits at financial institutions with maturities of three months or less. The Company at times has cash in banks in excess of FDIC insurance limits and places its temporary cash investments with high credit quality financial institutions. At September 30, 2011, the Company had no cash balances at financial institutions which were in excess of the FDIC insured limits. The Company maintained cash balances of $142,559 in foreign financial institutions.

F-49

Accounts Receivable

The Company grants credit to its customers, with standard terms of Net 30 days. Other credit terms are available based upon a review of the customer’s financial strength. The Company routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited. In addition, the Company maintains a foreign credit receivables insurance policy that covers many of its receivable balances in effort to further reduce credit risk exposure.

Inventory

Inventory consists of finished and un-finished products. At September 30, 2011, the Company had finished goods of $4,097,561, raw materials of $219,585, work in process of $10,440 and an allowance of $300,000.

Furniture, Equipment and Software

Furniture, equipment and software are recorded at cost and include major expenditures, which increase productivity or substantially increase useful lives.

Maintenance, repairs and minor replacements are charged to expenses when incurred. When furniture and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from this account and any gain or loss is included in the statement of operations.

The cost of furniture, equipment and software is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. The estimated useful lives and accumulated depreciation for furniture, equipment and software are as follows:

Estimated Useful Life
Furniture and equipment	3 to 7 years
Software	3 to 5 years

Identifiable Intangible Assets

Intangible assets are stated at cost net of accumulated amortization and impairment. Intangible assets other than goodwill, technology rights and patents are amortized over an estimated useful life of 15 years. Technology rights are amortized over the shorter of a twenty year life or the term of the rights agreement and are reviewed for impairment annually. Patent costs are amortized over the life of the patent. Any patents not approved will be expensed at that time.

F-50

Intangible assets consist of the following as of September 30, 2011:

Technology Rights	$803,664
Accumulated amortization	(223,527)
Net	$580,137

Patent costs	$6,646
Accumulated amortization	(166)
Net	$6,480

Debt offering costs	$220,000
Accumulated amortization	(85,555)
Net	$134,445

Intangible, trademark and tradename CUI	$4,892,856
Accumulated amortization	-
Net	$4,892,856

Intangible, trademark and tradename V-Infinity	$1,373,828
Accumulated amortization	-
Net	$1,373,828

Intangible, patent pending technology	$551,559
Accumulated amortization	-
Net	$551,559

Intangbiile, customer list	$1,857,000
Accumulated amortization	-
Net	$1,857,000

Intangible, CUI Japan	$139,201
Accumulated amortization	-
Net	$139,201

Goodwill	$12,909,273
Accumulated amortization	(2,116)
Net	$12,907,157

Other intangible assets	$67,481
Accumulated amortization	(32,667)
Net	$34,814

Investment in Affiliate

Through the acquisition of CUI, Inc. the Company obtained 352,589 common shares representing an 11.54% and 10.47% interest at September 30, 2011 and 2010, respectively, in Test Products International, Inc., hereafter referred to as TPI. TPI is a provider of handheld test and measurement equipment. The Company enjoys a close association with this affiliate through common Board of Director membership and participation that allows for a significant amount of influence over affiliate business decisions. Accordingly, for financial statement purposes, the Company accounts for its investment in this affiliated entity under the equity method.

A summary of the unaudited financial statements of the affiliate as of September 30, 2011 is as follows:

F-51

Current assets	$5,720,681
Non-current assets	628,222
Total Assets	$6,348,903

Current liabilities	$3,052,501
Non-current liabilities	1,412,198
Stockholders' equity	1,884,204
Total Liabilities and Stockholders' Equity	$6,348,903

Revenues	$8,790,319
Operating income	417,654
Net profit	185,872
Other comprehensive profit (loss):
Foreign currency translation adjustment	-
Comprehensive net profit	185,872
Company share of Net Profit at 11.54%	21,457
Equity investment in affiliate	$178,606

Asset Impairment

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In performing the review for recoverability, the future cash flows expected to result from the use of the asset and its eventual disposition are estimated. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized as the excess of the carrying amount over the fair value. Otherwise, an impairment loss is not recognized. Management estimates the fair value and the estimated future cash flows expected. Any changes in these estimates could impact whether there was impairment and the amount of the impairment.

Patent Costs

The Company estimates the patents it has filed have a future beneficial value; therefore it capitalizes the costs associated with filing for its patents. At the time the patent is approved, the patent costs associated with the patent are amortized over the useful life of the patent. If the patent is not approved, at that time the costs will be expensed. A change in the estimate of the patent having a future beneficial value will impact the other assets and expense accounts.

Derivative Liabilities

The Company accounts for its embedded conversion features and freestanding warrants pursuant to FASB Accounting Standards Codification No. 815 (“FASB ASC 815”), “Derivatives and Hedging ”, which requires a periodic valuation of the fair value of derivative instruments and a corresponding recognition of liabilities associated with such derivatives. The recognition of derivative liabilities related to the issuance of shares of common stock is applied first to the proceeds of such issuance, at the date of issuance and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. The recognition of derivative liabilities related to the issuance of convertible debt is applied first to the proceeds of such issuance as a debt discount, at the date of issuance and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. Any subsequent increase or decrease in the fair value of the derivative liabilities is recognized as other expense or other income, respectively. The reclassification of a contract is reassessed at each balance sheet date. If a contract is reclassified from permanent equity to an asset or a liability, the change in the fair value of the contract during the period the contract was classified as equity is accounted for as an adjustment to equity. If a contract is reclassified from an asset or liability to equity, gains or losses recorded to account for the contract at fair value during the period that contract was classified as an asset or a liability are not reversed but instead are accounted for as an adjustment to equity.

F-52

 Revenue Recognition

The recognition of revenues requires judgment, including whether a sale includes multiple elements and if so, whether vendor-specific objective evidence (VSOE) of fair value exists for those elements. Customers receive certain elements of CUI Global products over a period of time. These elements include licensing rights to manufacture and sell our proprietary patent protected products. The ability to identify VSOE for those elements and the fair value of the respective elements could materially impact the amount of earned and unearned revenue. CUI Global does not have any history as to the costs expected to be incurred in granting licensing rights relating to its products. Therefore, revenues may be recorded that are not in proportion to the costs expected to be incurred in performing these services.

Revenues in connection with electronic devices and component sales by CUI, Inc. are recognized at the time the product is shipped to the customer.

Revenues in connection with product sales by CUI Japan and the discontinued operations of Comex Electronics are recognized at the time the product is shipped to the customer. VSOE sales also exist for CUI Japan and Comex Electronics related to the development of product for specific customers. The ability to identify VSOE for those elements and the fair value of the respective elements could materially impact the amount of earned and unearned revenue. VSOE sales are invoiced according to the related sales agreements.

Shipping and Handling Costs

Amounts billed to customers in sales transactions related to shipping and handling represent revenues earned for the goods provided and are included in sales. Costs of shipping and handling are included in cost of revenues.

Stock issued for services to other than Employees

Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, as required by FASB ASC 505, which is measured as of the date required by FASB ASC 505, “Equity – Based Payments to Non-Employees”. In accordance with FASB ASC 505, the stock options or common stock warrants are valued using the Black-Scholes option pricing model on the basis of the market price of the underlying common stock on the “valuation date,” which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option pricing model on the basis of the market price of the underlying common stock at the end of the period and any subsequent changes in the market price of the underlying common stock up through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Foreign Currency Translation

The financial statements of the Company's foreign offices have been translated into U.S. dollars in accordance with FASB ASC 830, “Foreign Currency Matters” (FASB ASC 830). All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Income statement amounts have been translated using an appropriately weighted average exchange rate for the year. The translation gains and losses resulting from the changes in exchange rates during 2011 and 2010 have been reported in accumulated other comprehensive income, except for gains and losses resulting from the translation of intercompany receivables and payables, which are included in earnings for the period.

F-53

 Segment Reporting

The Company has identified five operating segments based on the products offered and one discontinued operations segment. The five segments are External Power, Internal Power, Industrial Controls, Discontinued Operations and Other. The External Power segment is focused primarily on sales of external power supplies and related components. The Internal Power segment is focused primarily on sales of internal power supplies and related components. The Industrial Controls segment is focused primarily on sales of encoding devices and related components. The Discontinued Operations segment represents the operations of Comex Electronics which the Company entered into an agreement to divest effective July 1, 2011.  The Other category represents activity of segments that do not meet the threshold for segment reporting and are combined.

The following information is presented for the nine months ended September 30, 2011 for operating segment activity:

	External Power	Internal Power	Industrial Controls	Discontinued Operations	Other	Totals
Revenues from external customers	$16,818,073	$9,915,316	$3,231,792	$-	$182,447	$30,147,628
Intersegment revenues	$-	$-	$-	$-	$-	$-
Derivative income	$-	$-	$-	$-	$-	$-
Interest revenues	$-	$-	$-	$-	$8,542	$8,542
Equity in profit (loss) of unconsolidated affiliate	$-	$-	$-	$-	$21,457	$21,457
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortizatin of debt discount	$-	$-	$-	$-	$316,414	$316,414
Interest expense	$-	$-	$-	$-	$686,913	$686,913
Depreciation and amortization	$-	$-	$-	$-	$605,402	$605,402
Segment profit (loss)	$6,049,994	$2,386,532	$508,637	$442,881	$(9,210,083)	$177,961
Other significant non-cash items:
Stock, options, warrants and notes issued for compensation and services	$-	$-	$-	$-	$183,532	$183,532
Gain on divestment of Comex Electronics	$-	$-	$-	$603,034	$-	$603,034
Segment assets	$-	$-	$-	$-	$32,783,612	$32,783,612
Foreign currency translation adjustments	$-	$-	$-	$-	$63,005	$63,005
Expenditures for segment assets	$-	$-	$-	$-	$387,150	$387,150

F-54

The following information is presented for the nine months ended September 30, 2010 for operating segment activity:

	External Power	Internal Power	Industrial Controls	Discontinued Operations	Other	Totals
Revenues from external customers	$15,619,142	$6,360,109	$3,281,857	$-	$1,021,700	$26,282,808
Intersegment revenues	$-	$-	$-	$-	$-	$-
Derivative income	$-	$-	$-	$-	$-	$-
Interest revenues	$-	$-	$-	$-	$18,431	$18,431
Equity in profit (loss) of unconsolidated affiliate	$-	$-	$-	$-	$50,796	$50,796
Interest expense - intrinsic value of convertible debt, amortization of debt offering costs and amortizatin of debt discount	$-	$-	$-	$-	$3,668,122	$3,668,122
Interest expense	$-	$-	$-	$-	$914,688	$914,688
Depreciation and amortization	$-	$-	$-	$-	$550,126	$550,126
Segment profit (loss)	$5,048,250	$1,298,890	$568,187	$(74,659)	$(10,251,649)	$(3,410,981)
Other significant non-cash items:
Stock, options, warrants and notes issued for compensation and services	$-	$-	$-		$69,734	$69,734
Segment assets	$-	$-	$-	$4,220,018	$35,913,955	$40,133,973
Foreign currency translation adjustments	$-	$-	$-	$-	$(23,849)	$(23,849)
Expenditures for segment assets	$-	$-	$-	$41,767	$406,298	$448,065

Only the Discontinued Operations and Other operating segments hold assets individually. The External Power, Internal Power and Industrial Controls operating segments do not hold assets individually as segment assets as they utilize the Company assets held in the Other segment.

Discontinued Operations Summary Financial Information

The following is a summary statement of discontinued operations for the discontinued operations of Comex Electronics as of September 30, 2011:

Summary Statement of Operations:	Comex Electronics – Discontinued Operations
Total revenues	$1,280,485
Cost of revenues	1,146,443
Gross profit	134,042
Selling, general and administrative and other	294,195
Operating (loss)	(160,153)

Reclassification

Certain amounts from prior period have been reclassified to conform to the current period presentation.

Recent Accounting Pronouncements

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

F-55

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

On September 15, 2011, the FASB issued ASU 2011-08, Intangibles – Goodwill and Other, which simplifies how an entity is required to test goodwill for impairment. This ASU would allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under the ASU, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The ASU includes a number of factors to consider in conducting the qualitative assessment.  The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

F-56

3. INCOME (LOSS) PER COMMON SHARE

Common stock equivalents in the three and nine months ended September 30, 2010 were anti-dilutive, thus the diluted weighted average common shares outstanding for this period are the same as the basic weighted average common shares outstanding.

At September 30, 2011 and 2010, respectively, 5,800,623 and 21,035,683 potential common stock shares are issuable upon the exercise of warrants and options and conversion of debt to common stock. For the three and nine months ended September 30, 2011, 8,401,155 and 7,068,655 shares, respectively, related to warrants and options were excluded from the September 30, 2011 computation of diluted earnings per share as they were anti-dilutive due to their exercise price being in excess of the average close price for the three and nine month period ended or they were not yet vested.

The following table sets forth the computation of basic and diluted earnings per share:

	Three months ended September 30, 2011	Three months ended September 30, 2010	Nine months ended September 30, 2011	Nine months ended September 30, 2010
Consolidated Net profit (loss) from continuing operations	111,688	(59,799)	(264,920)	(3,336,322)
Net profit (loss) from discontinued operations	$312,635	$5,213	$442,881	$(74,659)
Less: Net profit (loss) from discontinued operations - noncontrolling interest	$-	$2,659	$67,872	$(38,686)
Net profit (loss) from disconitinued operations attributable to CUI Global, Inc.	$312,635	$2,554	$375,009	$(35,973)
Net profit (loss) for the period attributable to CUI Global, Inc.	$424,323	$(57,245)	$110,089	$(3,372,295)
Weighted average number of shares outstanding	219,282,472	196,478,788	216,859,788	183,860,295
Weighted average number of common and common equivalent shares	219,282,472	196,478,788	216,859,788	183,860,295

Basic profit (loss) per common share from continuing operations	$0.00	$(0.00)	$(0.00)	$(0.02)
Basic profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$0.00	$0.00	$(0.00)
Basic profit (loss) per common share	$0.00	$(0.00)	$0.00	$(0.02)

	Three months ended September 30, 2011	Three months ended September 30, 2010	Nine months ended September 30, 2011	Nine months ended September 30, 2010
Consolidated Net profit (loss) from continuing operations	111,688	(59,799)	(264,920)	(3,336,322)
Net profit (loss) from discontinued operations	$312,635	$5,213	$442,881	$(74,659)
Less: Net profit (loss) from discontinued operations - noncontrolling interest	$-	$2,659	$67,872	$(38,686)
Net profit (loss) from disconitinued operations attributable to CUI Global, Inc.	$312,635	$2,554	$375,009	$(35,973)
Net profit (loss) for the period attributable to CUI Global, Inc.	$424,323	$(57,245)	$110,089	$(3,372,295)
Add: Adjustment for interest on 12% convertible note	-	-	-	-
Adjusted net income (loss)	$424,323	$(57,245)	$110,089	$(3,372,295)

Weighted average number of shares outstanding	219,282,472	196,478,788	216,859,788	183,860,295
Add: Warrants and options as of beginning of period	447,923	-	477,781	-
Warrants and options as of date of vesting	-	-	-	-
Convertible preferred shares oustanding	252,715	-	252,715	-
12% convertible notes as of end of period	-	-	-	-
Weighted average number of common and common equivalent shares	219,983,110	196,478,788	217,590,284	183,860,295

Diluted profit (loss) per common share from continuing operations	$0.00	$(0.00)	$(0.00)	$(0.02)
Diluted profit (loss) per common share from discontinued operations - attributable to CUI Global, Inc.	$0.00	$0.00	$0.00	$(0.00)
Diluted profit (loss) per common share	$0.00	$(0.00)	$0.00	$(0.02)

F-57

4. INCOME TAXES

An income tax benefit has not been recognized for operating losses generated in prior periods based on uncertainties concerning the ability to generate taxable income in future periods. The tax benefit as of the nine months ended September 30, 2011 and 2010 is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

5.  WORKING CAPITAL LINE OF CREDIT

At September 30, 2011, the Company maintained a $4,000,000 revolving working capital line of credit with the Business Credit division of Wells Fargo Capital Finance, part of Wells Fargo Bank, National Association (NYSE: WFC), interest payable monthly at the Daily Three Month LIBOR plus 3.75% (4.119% at September 30, 2011). The Wells Fargo LOC expires July 31, 2013. As of the date of this filing, the Company is compliant with all covenants on the new line of credit with Wells Fargo Capital Finance. At September 30, 2011, the balance outstanding on the line of credit was $2,223,431.

6.  OPTIONS AND WARRANTS

On May 15, 2008, the Board of Directors approved the Waytronx, Inc. 2008 Equity Incentive Plan (“2008 Plan”) for 1,500,000 shares of the Company’s common stock. The 2008 Plan provides for the issuance of stock options to attract, retain and motivate employees, to encourage employees, directors and independent contractors to acquire an equity interest in the Company, to make monetary payments to certain employees based upon the value of the Company’s stock and provide employees, directors and independent contractors with an incentive to maximize the success of the Company and further the interest of the shareholders. The 2008 Plan provides for the issuance of Incentive Stock Options and Non Statutory Options. The Administrator of the plan shall determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2008 Plan have a maximum duration of 10 years.

At the 2009 Annual Meeting of Shareholders held on September 29, 2009, the shareholders approved an amendment to the 2008 Equity Incentive Plan to increase the number of common shares issuable under the plan from 1,500,000 to 3,000,000. All of these shares have been registered under Form S-8.

The 2008 Equity Incentive Plans is intended to: (a) provide incentive to employees of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by employees, directors and independent contractors by providing them with a means to acquire a proprietary interest in the Company by acquiring shares of Stock or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining and rewarding employees, directors, independent contractors and advisors.

The 2008 Equity Incentive Plans provide for the issuance of incentive stock options (ISOs) and Non Statutory Options (NSOs) to employees, directors and independent contractors of the Company. The Board shall determine the exercise price per share in the case of an ISO at the time an option is granted and such price shall be not less than the fair market value or 110% of fair market value in the case of a ten percent or greater stockholder. In the case of an NSO, the exercise price shall not be less than the fair market value of one share of stock on the date the option is granted. Unless otherwise determined by the Board, ISOs and NSOs granted under the both plans have a maximum duration of 10 years.

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On January 5, 2009 the Company Board of Directors received and approved a written report and recommendations of the Compensation Committee which included a detailed executive equity compensation report and market analysis and the recommendations of Compensia, Inc., a management consulting firm that provides executive compensation advisory services to compensation committees and senior management of knowledge-based companies. The Compensation Committee used the report and analysis as a basis for its formal written recommendation to the Board. Pursuant to a January 8, 2009 board resolution the 2009 Equity Incentive Plan (Executive), a Non-Qualified Stock Option Plan, was created and funded with 4,200,000 shares of $0.001 par value common stock. The Compensation Committee was appointed as the Plan Administrator to manage the plan. On October 11, 2010, CUI Global authorized an additional 3,060,382 options under the 2009 Equity Incentive Plan (Executive).

The 2009 Equity Incentive Plan (Executive) provides for the issuance of Incentive Non Statutory Options to attract, retain and motivate executive and management employees and directors and to encourage these individuals to acquire an equity interest in the Company, to make monetary payments to certain management employees and directors based upon the value of the Company’s stock and to provide these individuals with an incentive to maximize the success of the Company and further the interest of the shareholders. The Administrator of the plan is authorized to determine the exercise price per share at the time the option is granted, but the exercise price shall not be less than the fair market value on the date the option is granted. Stock options granted under the 2009 Plan have a maximum duration of 10 years.

At December 31, 2010, there were 3,492,382 non-vested stock options. The fair value of each stock option is estimated on the date of grant using a Black Scholes Pricing Model. During the nine months ended September 30, 2011, the Company granted no stock options.

The following information is presented for the stock option activity for the nine months ended September 30, 2011:

	Number of Warrants and Options	Weighted Average Exercise Price	Weighted Average Remaining Contract Life
Outstanding at December 31, 2010	8,801,155	$0.25	8.37 Years
Exercised	(30,000)	$0.19
Expired	(195,000)	$0.03
Forfeited	-	$-
Granted	-	$-
Outstanding at September 30, 2011	8,576,155	$0.25	7.79 Years
Outstanding exercisable at September 30, 2011	5,245,773	$0.23	7.84 Years

The weighted average fair value of options granted during the periods are as follows:

	2011		2010
Exercise price lower than the market price	$	N/A	$	N/A
Exercise price equaled the market price	$	N/A	$	N/A
Exercise price exceeded the market price	$	N/A		$0.19
Exercise price exceeded the market price	$	N/A	$	N/A

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The following information is presented for the warrant activity for the nine months ended September 30, 2011:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Life
Outstanding at December 31, 2010	12,499,028	$0.12	0.48 Years
Exercised	(5,000,000)	$0.01
Expired	(7,196,893)	$0.20
Forfeited	-	$-
Granted	-	$-
Outstanding at September 30, 2011	302,135	$0.01	0.87 Years
Outstanding exercisable at September 30, 2011	302,135	$0.01	0.87 Years

7.  NOTES PAYABLE

At December 31, 2010, the Company had a secured promissory note totaling $481,326 due January 1, 2012, interest accrues at 12% per annum, payable monthly, until the maturity of the note at which time the remaining principal is due.  As of September 30, 2011, the balance remaining on this note is $235,587 and is included in Notes payable, current portion due.

In conjunction with the acquisition of CUI, Inc., the Company utilized a $6,000,000 bank loan from Commerce Bank of Oregon secured by personal Letters of Credit from related parties.  In August 2010, this loan was paid down to $4,000,000 and was replaced by a $4,000,000 term note through the Business Credit division of Wells Fargo Capital Finance, Wells Fargo Bank, National Association, with a July 31, 2012 maturity date, paying interest only at an interest rate equal to the daily three month LIBOR plus 4.00% (4.369% at September 30, 2011) and secured by personal Letters of Credit from a related party.  The balance at December 31, 2010 was $4,000,000.  As of September 30, 2011, the balance of this term note is $4,000,000 and is included in Notes payable, current portion due.

 In July 2011, a CUI Global officer provided a short term convertible loan of $35,000 to the Company which accrues interest at 6% per annum, convertible at $0.17 per common share.  At September 30, 2011, the balance of this term note is $35,000 and is included in  Convertible notes payable, related party, current portion due.  There was no beneficial conversion on the convertible note as the conversion price was equal to the fair value on the date of grant.

Additionally, the Company utilized a $14,000,000 promissory note to International Electronic Devices, Inc. (formerly CUI, Inc.) in conjunction with the acquisition of CUI, Inc.  The note was originally due May 15, 2011.  In September 2010, the Company negotiated an amendment to this note which extended the maturity date to May 15, 2018.  Interest accrues at 6% per annum and is payable monthly with the principal due as a balloon payment at the term date.  At December 31, 2010, the balance of this note was $10,796,191.  During the first quarter of 2011, in accordance with the September 2010 amendment, the Company paid to International Electronic Devices, Inc. $300,000 in principal and transferred the value of a note receivable owed to CUI, Inc. from TPI in the amount of $192,508 which was applied to the principal balance.  As of September 30, 2011, the balance on this note is $10,303,683 and is included in Long term notes payable, related party.

At December 31, 2010, the Company had several notes payable through its subsidiary Comex Electronics, which was divested effective July 1, 2011.

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8.  OTHER EQUITY TRANSACTIONS

On February 7 and 10, 2011, two former employees completed cashless exercises of their options for which 8,076 shares of common stock were issued.  The Company did not receive funds from these options exercises as they were cashless.

On March 11, 2011, 178,723 shares of common stock were issued, when earned, pursuant to a consultant agreement for strategic investor marketing services.  The shares were priced at $0.235 per share and a $42,000 consulting expense was recorded in relation to this transaction.

On April 19, 2011, Thomas A. Price, a member of the Board of Directors of CUI Global, Inc., exercised 700,000 warrants which he previously received in exchange for a personal guarantee of a bank note provided on behalf of the Company in May 2008.  The Company received $7,000 from the exercise of these warrants.

On May 4, 2011, Mitchell Saltz, a beneficial owner of more than 5% of the outstanding common stock, exercised 300,000 warrants which he previously received in exchange for a personal guarantee of a bank note provided on behalf of the Company in May 2008.  The Company received $3,000 from the exercise of these warrants.

On May 15, 2011, Kjell H. Qvale, a beneficial owner of more than 10% of the outstanding common stock, exercised 4,000,000 warrants which he previously received in exchange for a personal guarantee of a bank note provided on behalf of the Company in May 2008.  The Company received $40,000 from the exercise of these warrants.

9.  CONCENTRATIONS

 During the three and nine months ended September 30, 2011, 41.03% and 41.20% of revenues respectively, were derived from one customer.

During the three and nine months ended September 30, 2010, respectively, 39.83% and 39.45% of revenues respectively, were derived from one customer.

At September 30, 2011 a single customer balance accounted for 19.03% of the total trade receivables balance.  At September 30, 2010, a single customer balance accounted for 12.02% of the trade receivables balance.

10.  SUBSEQUENT EVENTS

In October 2011, the Board of Directors approved stock bonuses to be issued to company officers in relation to the performance of company objectives totaling $320,000.

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TABLE OF CONTENTS

Prospectus Summary	2
The Offering	9
Risk Factors	13
Description of Business	31
Directors and Executive Officers	40
Security Ownership of Certain Beneficial Owners and Management	43
Executive Compensation	45
Management's Discussion and Analysis of Financial Condition and Results of Operations	57
Transactions with Related Persons, Promoters and Certain Control Persons	70
Description of Securities, Market Price, Dividends and Related Stockholder Matters	73
Underwriting	77
Use of Proceeds	81
Dilution	82
Legal Proceedings	82
Interests of Named Experts and Counsel	83
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	83
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	84
Where You Can Find Additional Information	84
Index to Consolidated Financial Statements	F-1

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2,222,222 Shares of Common Stock

Prospectus

February 16, 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

Dealer Prospectus Delivery Obligation

Until May 16, 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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